                      STATEMENT OF ADDITIONAL INFORMATION


                               April 30, 1998

                                      for

                      CLASS A, CLASS B AND CLASS I SHARES

                                     OF THE

                        MANAGED ASSETS CONSERVATIVE FUND
                          MANAGED ASSETS BALANCED FUND
                           MANAGED ASSETS GROWTH FUND
                               EQUITY INCOME FUND
                                  GROWTH FUND
                            MID-CAP OPPORTUNITY FUND
                           SMALL-CAP OPPORTUNITY FUND
                              INTRINSIC VALUE FUND
                             GROWTH AND VALUE FUND
                               EQUITY INDEX FUND

                          MARKET EXPANSION INDEX FUND
                           INTERNATIONAL EQUITY FUND
                             INTERMEDIATE BOND FUND
                                   BOND FUND
                                SHORT BOND FUND

                            MULTI SECTOR BOND FUND
                            INTERNATIONAL BOND FUND
                              HIGH YIELD BOND FUND
                              MUNICIPAL BOND FUND

                           SHORT MUNICIPAL BOND FUND
                        INTERMEDIATE MUNICIPAL BOND FUND
                          MICHIGAN MUNICIPAL BOND FUND

                                       of

                                 PEGASUS FUNDS

                                 P.O. Box 5142
                        Westborough, Massachusetts 01581
                                 (800) 688-3350


          This Statement of Additional Information ("Additional Statement") is meant to be read in conjunction with Pegasus Funds' Prospectus dated April 30, 1998 pertaining to all or some of the classes of shares of the Funds listed above (each, a "Prospectus" and together, the "Prospectuses") (each, a "Fund" and collectively, the "Funds"), as it may be revised from time to time, and is incorporated by reference in its entirety into such Prospectuses. Because this Additional Statement is not itself a prospectus, no investment in shares of the Fund should be made solely upon the information contained herein. Copies of the Funds' Prospectuses may be obtained from any office of the Distributor by writing or calling the Distributor or the Trust at the address or telephone number listed above. Capitalized terms used but not defined herein have the same meanings as in the Prospectuses.

                               TABLE OF CONTENTS
                               -----------------


                                                                           Page
                                                                           ----
The Trust...............................................................     1

Investment Objectives, Policies and Risk Factors........................     1

Additional Purchase and Redemption Information..........................    25

Description of Shares...................................................    30

Additional Information Concerning Taxes.................................    39

Management..............................................................    43

Independent Auditors....................................................    58

Counsel.................................................................    58

Additional Information on Performance...................................    58

Appendix A..............................................................    A-1

Appendix B..............................................................    B-1


                                   THE TRUST


          The Pegasus Funds (the "Trust"), formerly "The Woodward Funds," was organized as a Massachusetts business trust on April 21, 1987. As of the date of this Additional Statement, the Trust consisted of thirty-one separate funds, of which twenty-two Funds are covered by this Additional Statement.


                INVESTMENT OBJECTIVES, POLICIES AND RISK FACTORS

          The following policies supplement the Funds' respective investment objectives and policies as set forth in the Prospectus.

Additional Information on Fund Instruments
------------------------------------------

Ratings Information
-------------------

          Attached to this Additional Statement is Appendix A which contains descriptions of the rating symbols used by Rating Agencies for securities in which the Funds and the Money Market Fund may invest.

Portfolio Transactions
----------------------

          Subject to the general supervision of the Trust's Board of Trustees, the Investment Adviser is responsible for, making decisions with respect to, and placing orders for all purchases and sales of portfolio securities for each Fund and the Money Market Fund. Federated Investment Counseling ("Federated" or the "Sub-Adviser") is the sub-adviser to the High Yield Bond Fund and, subject to the general supervision of the Investment Adviser, is responsible for, making decisions with respect to, and placing orders for all purchases and sales of portfolio securities for this Fund.

          The annualized portfolio turnover rate for each Fund and the Money Market Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the reporting period by the monthly average value of the portfolio securities owned during the reporting period. The calculation excludes all securities, including options, whose maturities or expiration dates at the time of acquisition are one year or less. Portfolio turnover may vary greatly from year to year as well as within a particular year, and may be affected by cash requirements for redemption of shares and by requirements which enable the Funds and the Money Market Fund to receive favorable tax treatment. Portfolio turnover will not be a limiting factor in making portfolio decisions, and the Funds and the Money Market Fund may engage in short term trading to achieve their respective investment objectives.

          For the fiscal years or periods indicated, the portfolio turnover rates for the Funds were as follows:



                                                            Year or Period Ended

                                             December 31,   December 31,
                                                 1997           1996
                                             ------------   ------------
Managed Assets Conservative Fund               102.37%         63.41%
Managed Assets Balanced Fund                   116.87%         50.50%
Managed Assets Growth Fund                      39.35%          0.00%
Equity Income Fund                              41.31%         61.41%
Growth Fund                                     22.89%         61.95%
Mid-Cap Opportunity Fund                        37.54%         34.87%
Small-Cap Opportunity Fund                      58.29%         93.82%
Intrinsic Value Fund                            35.93%+        34.24%
Growth and Value Fund                           30.98%         43.21%
Equity Index Fund                               12.80%+        12.25%
International Equity Fund                        3.56%++        6.37%
Intermediate Bond Fund                          31.66%         31.62%
Bond Fund                                       17.60%         24.92%
Short Bond Fund                                 68.04%        109.58%
Multi Sector Bond Fund                          38.70%        103.93%
International Bond Fund                          4.51%         97.82%
High Yield Bond Fund                            11.17%            --
Municipal Bond Fund                             32.08%         64.51%
Intermediate Municipal Bond Fund                36.82%         52.95%
Michigan Municipal Bond Fund                    37.84%         24.49%


___________________________________

+ The Portfolio Turnover Percentage was adjusted for Redemptions In-Kind for shareholders that took place during 1997 for the Equity Index, Mid-Cap Opportunity and Intrinsic Value Funds. Each Fund's securities sales were appropriately reduced by the fair market value of the Redemptions In-Kind. The Redemptions In-Kind for the Equity Index, Mid-Cap Opportunity and Intrinsic Value Funds were approximately $260 million, $4 million and $5 million, respectively.

++ The Portfolio Turnover Percentage was adjusted for a conversion of assets from First National Bank of Chicago's International Equity Common Trust Fund, which took place during 1997. The Fund's securities purchases were appropriately reduced by the fair market value of the asset transfer approximating $20 million.

          Purchases of money market instruments are made from dealers, underwriters and issuers. The Funds and the Money Market Fund currently do not expect to incur any brokerage commission expense on such transactions because money market instruments are generally traded on a "net" basis acting as principal for their own accounts without a stated commission. The price of the security, however, usually includes a profit to the dealer. Securities purchased in underwritten offerings include a fixed amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. When securities are purchased directly from or sold directly to an issuer, no commissions or discounts are paid.

     Transactions on U.S. stock exchanges involve the payment of negotiated brokerage commissions. On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers. Transactions in the over-the-counter market are generally on a net basis (i.e., without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument.

     The Funds and the Money Market Fund may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. A Fund and the Money Market Fund will engage in this practice, however, only when the Investment Adviser or Sub-Adviser, in its sole discretion, believes such practice to be otherwise in the fund's interests.


     Total brokerage commissions paid by the Funds for the fiscal years or periods ended December 31, 1997, 1996 and 1995 were as follows:



                                    December 31,   December 31,   December 31,
                                        1997           1996           1995
                                    ------------   ------------   ------------
Managed Assets Conservative Fund      $  7,890       $ 19,830       $ 13,601
Managed Assets Balanced Fund          $ 53,162       $126,292       $ 81,178
Managed Assets Growth Fund            $      0       $      0            N/A
Equity Income Fund                    $266,039       $ 93,874       $379,012
Growth Fund                           $343,838       $113,467       $929,747
Mid-Cap Opportunity Fund              $698,038       $621,056       $866,286
Small-Cap Opportunity Fund            $280,426       $114,320       $178,632
Intrinsic Value Fund                  $378,331       $214,355       $209,816
Growth and Value Fund                 $662,252       $729,368       $504,214
Equity Index Fund                     $131,990       $282,069       $137,443
International Equity Fund             $225,448       $358,776       $ 72,856


     The Bond Funds and Municipal Bond Funds as well as the Money Market Fund incurred no brokerage commissions for the fiscal years or periods ended December 31, 1997, 1996 and 1995.

     The Advisory and Sub-Advisory Agreements provide that, in executing portfolio transactions and selecting brokers or dealers, the Investment Adviser or Sub-Adviser will seek to obtain the best overall terms available for each Fund and the Money Market Fund. In assessing the best overall terms available for any transaction, the Investment Adviser or Sub-Adviser shall consider factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In addition, the Agreement authorizes the Investment Adviser or Sub-Adviser to cause a Fund and the Money Market Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Investment Adviser or Sub-Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Investment Adviser or Sub-Adviser to the Funds and the Money Market Fund. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond and government securities markets and the economy.

     For the fiscal year or period ended December 31, 1997, the Investment Adviser, on behalf of the Funds and the Money Market Fund, directed brokerage transactions to broker-dealers in return for the provision of investment information or services as stated above as follows:

                                                         Aggregate
                         Fund                           Commissions
                         ----                           -----------
         Managed Assets Conservative Fund/(1)/            $     --
         Managed Assets Balanced Fund                     $     --
         Managed Assets Growth Fund                             --
         Equity Income Fund/(1)/                          $262,141
         Growth Fund/(1)/                                 $343,269
         Mid-Cap Opportunity Fund                         $697,675
         Small-Cap Opportunity Fund/(1)/                  $279,959
         Intrinsic Value Fund                             $375,178
         Growth and Value Fund                            $669,014
         Equity Index Fund                                $131,990
         International Equity Fund                        $226,919

         Bond Fund                                              --
         Short Bond Fund                                        --
         Multi Sector Bond Fund                                 --
         International Bond Fund                                --
         Municipal Bond Fund                                    --
         Intermediate Municipal Bond Fund                       --
         Michigan Municipal Bond Fund                           --
         Money Market Fund                                      --



---------------------------

     Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by the Investment Adviser or Sub-Adviser and does not reduce the advisory fees payable by the Funds and the Money Market Fund. The Trustees will periodically review any commissions paid to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised by the Investment Adviser or Sub-Adviser. Conversely, a Fund, or the Money Market Fund, may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

     The Trust will not execute portfolio transactions through, acquire portfolio securities issued by, make savings deposits in or enter into repurchase or reverse repurchase agreements with the Investment Adviser, the Sub-Adviser, the Distributor or an affiliated person of any of them (as such term is defined in the 1940 Act) acting as principal, except to the extent permitted under the 1940 Act by the SEC or its staff. In addition, a Fund or the Money Market Fund, will not purchase securities during the existence of any underwriting or selling group relating thereto of which the Distributor, the Investment Adviser or the Sub-Adviser, or an affiliated person of any of them, is a member, except to the extent permitted under the 1940 Act. Under certain circumstances, the Funds and the Money Market Fund may be at a disadvantage because of these limitations in comparison with other investment companies which have similar investment objectives but are not subject to such limitations.

     Investment decisions for each Fund and the Money Market Fund are made independently from those for the other Funds and for any other investment companies and accounts advised or managed by the Investment Adviser or Sub-Adviser. Such other investment companies and accounts may also invest in the same securities as the Funds and the Money Market Fund. To the extent permitted by law, the Investment Adviser or Sub-Adviser may aggregate the securities to be sold or purchased for the Funds and the Money Market Fund with those to be sold or purchased for other investment companies or accounts in executing transactions. When a purchase or sale of the same security is made at substantially the same time on behalf of one or more of the Funds and another investment company or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Investment Adviser or Sub-Adviser believes to be equitable to each Fund, the Money Market Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received or the size of the position obtained or sold.


Investment Techniques
---------------------

Asset Allocation Funds
----------------------

     In order to achieve its investment objective, each Asset Allocation Fund will typically invest its assets in the Underlying Funds, within a predetermined target asset allocation range, as set forth in the Prospectus under "Description of the Fund - Investment Objectives and Policies - Asset Allocation Funds."


Equity Securities
-----------------

     Equity Securities are generally selected by the Equity Funds in a "bottom-up" manner. "Bottom-up" refers to an analytical approach to securities selection which first focuses on the company and company-related matters as contrasted to a "top-down" analysis which first focuses on the industry or the economy. In the Investment Adviser's opinion, this procedure may generally be expected to result in a portfolio characterized by lower price/earnings ratios, above average growth prospects and average market risk.


Index Funds
-----------


     The Investment Adviser believes that a sampling methodology allows the Index Funds to maintain a close correlation to the performance of their respective index or combined indices while at the same time controlling the portfolio turnover and transaction costs of the Funds.


     Under normal market conditions, each Fund invests substantially all of its total assets in the common stocks that comprise its respective index or conbined indices in accordance with its relative capitalization and sector weightings as described in the Prospectus. It is possible, that if an issuer drops in ranking, or is eliminated entirely from an index, the Investment Adviser may be required to sell some or all of the common stock of such issuer then held by the affected Fund. Sales of portfolio securities may be made at times when, if the Investment Adviser is not required to effect purchases and sales of portfolio securities in accordance with the indices, such securities might not be sold. Such sales may result in lower prices for such securities than may have been realized or in losses that may not have been incurred if the Investment Adviser is not required to effect the purchases and sales. The failure of an issuer to declare or pay dividends, the institution against an issuer of materially adverse legal proceedings, the existence or threat of defaults materially and adversely affecting an issuer's future declaration and payment of dividends, or the existence of other materially adverse credit factors will not necessarily be the basis for the disposition of portfolio securities, unless such event causes the issuer to be eliminated entirely from such index. The Funds may receive from time to time as part of a "spin-off" or corporate restructuring of an issuer included in the indices, securities that are themselves outside of the indices. Such securities will be disposed of by the affected Fund in due course consistent with such Fund's investment objective.


Debt Securities
---------------

     The Investment Adviser selects Debt Securities based on anticipated interest rate changes and the use of active management strategies which may include sector rotation, intra-sector adjustments and yield curve and convexity considerations. Sector rotation involves the Investment Adviser selecting among different economic or industry sectors based upon apparent or relative attractiveness. Thus at times a sector offers yield advantages relative to other sectors. An intra-sector adjustment occurs when the Investment Adviser determines to select a particular issue within a sector. Yield curve considerations involve the Investment Adviser attempting to compare the relationship between time to maturity and yield to maturity in order to identify the relative value in the relationship. Convexity considerations consist of the Investment Adviser seeking securities that rise in price more quickly, or decline in price less quickly, than the typical security of that price risk level and therefore enable the Investment Adviser to obtain an additional return when interest rates change dramatically.

     In acquiring particular Debt Securities, the Investment Adviser may consider, among other things, historical yield relationships between private and governmental debt securities, intermarket yield relationships among various industry sectors, current economic cycles and the attractiveness and creditworthiness of particular issuers. Depending upon the Investment Adviser's analysis of these and other factors, a Fund's or the Money Market Fund's holdings of issues in particular industry sectors may be overweighted or underweighted when compared to the relative industry weightings in recognized indices. The value of the portfolio holdings can be expected to vary inversely with changes in prevailing interest rates.

          In selecting Debt Securities for the High Yield Bond Fund, the professional portfolio management techniques used by the Sub-Adviser includes:

          Credit Research. The High Yield Bond Fund's Sub-Adviser will perform its own credit analysis in addition to using Rating Agencies and other sources, including discussions with the issuer's management, the judgment of other investment analysis, and its own informed judgment. The Sub-Adviser's credit analysis will consider the issuer's financial soundness, its responsiveness to changes in interest rates and business conditions, and its anticipated cash flow, interest or dividend coverage and earnings. In evaluating an issuer, the Sub-Adviser places special emphasis on the estimated current value of the issuer's assets rather than historical costs.

          Diversification. The High Yield Bond Fund invests in securities of many different issuers, industries, and economic sectors.

          Economic Analysis. The Sub-Adviser will analyze current developments and trends in the economy and in the financial markets. When investing in lower-rated securities, timing and selection are critical, and analysis of the business cycle can be important.

Money Market Fund
-----------------

          The net asset value of the Money Market Fund is determined as of 3:00 P.M., Eastern Time, on each of its Business Days. The Money Market Fund intends to value its portfolio securities based upon their amortized cost in accordance with Rule 2a-7 under the 1940 Act. Where it is not appropriate to value a security by the amortized cost method, the security will be valued either by market quotations, or by fair value as determined by the Board of Trustees. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the securities.

          Pursuant to Rule 2a-7, the Money Market Fund is required to maintain a dollar-weighted average portfolio maturity of 90 days or less, to purchase securities having remaining deemed maturities of 397 days or less, and to invest only in securities determined by the Board of Trustees to be of high quality with minimal credit risks. The Board of Trustees has established procedures designed to stabilize, to the extent reasonably possible, the Money Market Fund's price per share as computed for the purpose of sales and redemptions at $1.00. These procedures include review of the investment holdings by the Board of Trustees, at such intervals as it may deem appropriate, to determine whether the Money Market Fund's net asset value calculated by using available market quotations deviates from $1.00 per share based on amortized cost. The extent of any deviation will be examined by the Board of Trustees. If the deviation exceeds 1/2 of 1%, the Board of Trustees will promptly consider what action, if any, will be initiated. In the event the Board of Trustees determines that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, it may take such corrective actions as it deems necessary and appropriate to eliminate or reduce, to the extent reasonably practicable, any such dilution or unfair results. These actions may include selling portfolio securities prior to maturity to realize capital gains or losses or to shorten a Fund's average maturity, withholding or reducing dividends, redeeming shares in kind, splitting, combining or otherwise recapitalizing outstanding shares or establishing a net asset value per share by using available market quotations.

          The Money Market Fund calculates its dividends based on daily net investment income. Expenses of the Money Market Fund are accrued daily. As the Money Market Fund's portfolio securities are normally valued at amortized cost, unrealized gains or losses on such securities based on their market values will not normally be recognized. However, should the net asset value deviate significantly from market value, the Trustees could decide to value the securities at market value and then unrealized gains and losses would be included in net investment income.


          The Money Market Fund will purchase only "eligible securities" that present minimal credit risks as determined by the Investment Adviser pursuant to guidelines established by the Trust's Board of Trustees. Eligible securities generally include under certain circumstances, shares of other money market funds and, generally,: (1) securities that are rated by two (or, in certain cases, whose guarantor is rated) or more Rating Agencies (or the only Rating Agency which has issued a rating) in one of the two highest rating categories for short term debt securities; (2) securities that have no short term rating, (or securities with a guarantee with no such ratings) if the issuer has other outstanding short term obligations that are (or a guarantee that's comparable in priority and security as determined by the Investment Adviser ("Comparable Obligations") and that have been rated in accordance with (1) above; (3) securities (including guarantees) that have no short term rating, but are determined to be of comparable quality to a security satisfying (1) or (2) above, and the issuer does not have Comparable Obligations rated by a Rating Agency; and (4) obligations that carry certain types of guarantees. Obligations that carry certain types of conditional demand features also may be purchased pursuant to similar standards.


Other Investments
-----------------

Stripped U.S. Government Obligations
------------------------------------

          Within the past several years, the Treasury Department has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as "STRIPS" or "Separate Trading of Registered Interest and Principal of Securities." To the extent consistent with their respective investment objectives, the Bond and Municipal Bond Funds and the Money Market Fund may purchase securities registered in the STRIPS program. Under the STRIPS program, these Funds will be able to have their beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

          In addition, the Bond and Municipal Bond Funds may acquire U.S. Government obligations and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. Government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRs") and "Certificate of Accrual on Treasury Securities" ("CATS"). The stripped coupons are sold separately from the underlying principal, which is usually sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest
(cash) payments. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are ostensibly owned by the bearer or holder), in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. Government obligations for federal tax purposes. The Trust is not aware of any binding legislative, judicial or administrative authority on this issue.

          As described in the Prospectus, such Funds may also purchase stripped mortgage-backed securities ("SMBS"). SMBS that are interest only or principal only and not issued by the U.S. Government may be considered illiquid securities if they can not be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of net asset value per share.

Custodial Receipts and Certificates of Participation
----------------------------------------------------

          For certain certificates of participation, the Funds and the Money Market Fund will have the right to demand payment, on not more than 30 days' notice, for all or any part of such Fund's or the Money Market Fund's participation interest, plus accrued interest. As to these instruments, the Funds and the Money Market Fund intend to exercise their rights to demand payment as needed to provide liquidity, to maintain or improve the quality of their investment portfolio or upon a default (if permitted under the terms of the instrument).

Bank Obligations
----------------

          In accordance with their respective investment objectives, each Fund and the Money Market Fund may purchase bank obligations, which include bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions. Although the Funds invest in obligations of foreign banks or foreign branches of U.S. banks only where the Investment Adviser or Sub-Adviser deems the instrument to present minimal credit risks, such investments may nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks due to differences in political, regulatory and economic systems and conditions. All investments in bank obligations are limited to the obligations of financial institutions having more than $1.0 billion in total assets at the time of purchase.

Commercial Paper
----------------

          Except for the High Yield Bond Fund, commercial paper, including variable and floating rate notes and other short term corporate obligations, must be rated in one of the two highest categories by at least two Rating Agencies, or if not rated, for the Money Market Fund must have been independently determined by the Investment Adviser to be of comparable quality, and for the other Funds must have been issued by a corporation having an outstanding bond issue rated A or higher by a Rating Agency. The High Yield Bond Fund may invest in lower-rated commercial paper. Except as provided in the Prospectus for the International Bond and High Yield Bond Funds, bonds and other short term obligations (if not rated as commercial paper) purchased by the Funds must be rated BBB or Baa, or higher, by a Rating Agency, respectively, or if unrated, be of comparable investment quality in the judgment of the Investment Adviser.

Lower-Rated Securities
----------------------

          The Asset Allocation, Equity, International Bond and High Yield Bond Funds may each invest in lower-rated securities. There is no minimal acceptable rating for a security to be purchased or held in the High Yield Bond Fund's portfolio and the Fund may, from time to time, purchase or hold securities rated in the lowest rating category or securities in default. In general, investments in lower-rated fixed-income securities are subject to a significant risk of a change in the credit rating or financial condition of the issuing entity. Investments in lower-rated fixed-income securities of medium or lower quality are also likely to be subject to greater market fluctuation and to greater risk of loss of income and principal due to default than investments of higher-rated fixed-income securities. Such lower-rated securities generally tend to reflect short-term corporate and market developments to a greater extent than higher-rated securities, which react more to fluctuations in the general level of interest rates. Each Equity Fund is permitted to invest up to 5% of its net assets in lower-rated convertible securities.

          In seeking to attain the investment objective of the Funds, the Investment Adviser or Sub-Adviser may consider both the relative risks and potential returns of higher-rated and lower-rated securities. As a result, a Fund may hold higher-rated fixed-income securities when the differential in return between lower-rated and higher-rated securities narrows and the Investment Adviser or Sub-Adviser believes that the risk of loss of income and principal may be substantially reduced with only a relatively small reduction in potential capital appreciation and yield. The relative proportions of the types of securities in a Fund may vary from time to time according to the prevailing and projected market and economic conditions and other factors.

Variable and Floating Rate Instruments
--------------------------------------

          With respect to variable and floating rate obligations that may be acquired by each Fund and the Money Market Fund, the Investment Adviser or Sub-Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such notes and will continuously monitor their financial status to meet payment on demand. The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult to dispose of instruments if the issuer defaulted on its payment obligation or during periods that the Fund or the Money Market Fund is not entitled to exercise its demand rights, and the Fund or the Money Market Fund could, for these or other reasons, suffer a loss with respect to such instruments.

Lending Securities
------------------

          When a Fund or the Money Market Fund lends its securities, it continues to receive interest or dividends on the securities loaned and may simultaneously earn interest on the investment of the cash collateral. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans will be called so that the securities may be voted by a Fund or the Money Market Fund if a material event affecting the investment is to occur.

Repurchase Agreements and Reverse Repurchase Agreements
-------------------------------------------------------

          The repurchase price under the repurchase agreements described in the Prospectus generally equals the price paid by a Fund or the Money Market Fund plus interest negotiated on the basis of current short term rates (which may be more or less than the rate on the securities underlying the repurchase agreement). Securities subject to repurchase agreements are held by the Trust's Custodian, in the Federal Reserve/Treasury book-entry system or by another authorized securities depository. Repurchase agreements are considered to be loans under the 1940 Act.

          Reverse repurchase agreements are considered to be borrowings by a Fund and by the Money Market Fund under the 1940 Act. At the time a Fund or the Money Market Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets such as U.S. Government securities or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund or the Money Market Fund may decline below the price of the securities it is obligated to repurchase.

American Depository Receipts ("ADRs")
-------------------------------------

          The Asset Allocation Funds, Equity Funds and High Yield Bond Fund may invest in ADRs, which are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs may be listed on a national securities exchange or may trade in the over-the-counter market. Although ADR prices are denominated in U.S. dollars, the underlying security may be denominated in a foreign currency. The underlying security may be subject to foreign government taxes which would reduce the yield on such securities.

When-Issued Purchases and Forward Commitments
---------------------------------------------

          A Fund or the Money Market Fund will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, a Fund or the Money Market Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered on the settlement date. In these cases the Fund or the Money Market Fund may realize a capital gain or loss.

          When a Fund or the Money Market Fund engages in when-issued and forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Fund or the Money Market Fund incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

Mortgage Backed Securities
--------------------------

          Mortgage Backed Securities Generally. Mortgage backed securities held by the Asset Allocation, Equity and Bond Funds represent an ownership interest in a pool of residential mortgage loans. These securities are designed to provide monthly payments of interest and principal to the investor. The mortgagor's monthly payments to his lending institution are "passed-through" to an investor such as the Funds. Most issuers or poolers provide guarantees of payments, regardless of whether or not the mortgagor actually makes the payment. The guarantees made by issuers or poolers are supported by various forms of credit, collateral, guarantees or insurance, including individual loan, title, pool and hazard insurance purchased by the issuers or poolers so that they can meet their obligations under the policies. Mortgage backed securities issued by private issuers or poolers, whether or not such securities are subject to guarantees, may entail greater risk than securities directly or indirectly guaranteed by the U.S. Government.

          Interests in pools of mortgage backed securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential mortgage loans, net of any fees paid. Additional payments are caused by repayments resulting from the sale of the underlying residential property, refinancing or foreclosure net of fees or costs which may be incurred. Some mortgage backed securities are described as "modified pass-through". These securities entitle the holders to receive all interest and principal payments owed on the mortgages in the pool, net of certain fees, regardless of whether or not the mortgagors actually make the payments.

          Residential mortgage loans are pooled by the Federal Home Loan Mortgage Corporation ("FHLMC"). FHLMC is a corporate instrumentality of the U.S. Government and was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. Its stock is owned by the twelve Federal Home Loan Banks. FHLMC issues Participation Certificates ("Pcs"), which represent interests in mortgages from FHLMC's national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal.

          The Federal National Mortgage Association ("FNMA") is a U.S. Government sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases residential mortgages from a list of approved seller/servicers which include state and federally-chartered savings and loan credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA.

          The principal guarantor of mortgage-backed securities is the Government National Mortgage Association ("GNMA"). GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S Government, the timely payment of principal and interest on securities issued by approved institutions and backed by pools of FHA-insured or VA-guaranteed mortgages.

          Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government guarantees of payments in the former pools. Timely payment of interest and principal of some of these pools is supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance purchased by the issuer. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies.

          The Trust expects that governmental or private entities may create mortgage loan pools offering pass-through investments in addition to those described above. The mortgages underlying these securities may be alternative mortgage instruments, that is, mortgage instruments whose principal or interest payment may vary or whose terms to maturity may be shorter than previously customary. As new types of mortgage backed securities are developed and offered in the market, the Trust may consider making investments in such new types of securities.

          Underlying Mortgages. Pools consist of whole mortgage loans or participations in loans. The majority of these loans are made to purchasers of one to four family homes. The terms and characteristics of the mortgage instruments are generally uniform within a pool but may vary among pools. For example, in addition to fixed-rate, fixed-term mortgages, the Bond Funds may purchase pools of variable rate mortgages ("VRM"), growing equity mortgages ("GEM"), graduated payment mortgages ("GPM") and other types where the principal and interest payment procedures vary. VRMs are mortgages which reset their interest rate periodically with changes in open market interest rates. To the extent that a Fund is actually invested in VRMs, its interest income will vary with changes in the applicable interest rate on pools of VRMs. GPM and GEM pools maintain constant interest rates, with varying levels of principal repayment over the life of the mortgage.

          All poolers apply standards for qualification to local lending institutions which originate mortgages for the pools. Poolers also establish credit standards and underwriting criteria for individual mortgages included in the pools. In addition, some mortgages included in pools are insured through private mortgage insurance companies.

          Average Life. The average life of pass-through pools varies with the maturities of the underlying mortgage instruments. In addition, a pool's term may be shortened by unscheduled or early payments of principal and interest on the underlying mortgages. The occurrence of mortgage prepayments is affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions.

          Returns on Mortgage Backed Securities. Yields on mortgage backed pass-through securities are typically quoted based on the maturity of the underlying instruments and the associated average life assumption.

          Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the yields of a Fund. The compounding effect from reinvestments of monthly payments received by a Fund will increase its yield to shareholders, compared to bonds that pay interest semi-annually.

Foreign Currency Transactions
-----------------------------

          When the Asset Allocation Funds, the International Equity, International Bond and High Yield Bond Funds enter into a currency transaction, it will deposit, if so required by applicable regulations, with its custodian cash or readily marketable securities in a segregated account of a Fund in an amount at least equal to the value of the Fund's total assets committed to the consummation of the forward contract.

          At or before the maturity of a forward contract, a Fund either may sell a security and make delivery of the currency, or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Fund will obtain, on the same maturity date, the same amount of the currency which it is obligated to deliver. If the Fund retains the security and engages in an offsetting transaction, at the time of execution of the offsetting transaction, the Fund will incur a gain or loss to the extent movement has occurred in forward contract prices. Should forward prices decline during the period between the Fund entering into a forward contract for the sale of a currency and the date it enters into an offsetting contract for the purchase of the currency, it will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

          The cost of currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. The use of forward currency exchange contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. If a devaluation generally is anticipated, a Fund may not be able to contract to sell the currency at a price above the devaluation level it anticipates. The requirements for qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), may cause the Fund to restrict the degree to which it engages in currency transactions. See "Additional Information Concerning Taxes."

Futures Contracts and Related Options
-------------------------------------

          See Appendix B to this Additional Statement for a discussion of futures contracts and related options.

Options Trading
---------------

          As stated in the Prospectus, each Fund may purchase and sell put and call options listed on a national securities exchange and issued by the Options Clearing Corporation. Such transactions may be effected on a principal basis with primary reporting dealers in U.S. Government securities in an amount not exceeding 5% of a Fund's net assets. This is a highly specialized activity which entails greater than ordinary investment risks. Regardless of how much the market price of the underlying security increases or decreases, the option buyer's risk is limited to the amount of the original investment for the purchase of the option. However, options may be more volatile than the underlying securities, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying securities. A listed call option gives the purchaser of the option the right to buy from a clearing corporation, and a writer has the obligation to sell to the clearing corporation, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligations under the option contract. A listed put option gives the purchaser the right to sell to a clearing corporation the underlying security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security. Put and call options purchased by a Fund will be valued at the last sale price or, in the absence of such a price, at the mean between bid and asked prices.

          A Fund's obligation to sell a security subject to a covered call option written by it, or to purchase a security subject to a secured put option written by it, may be terminated prior to the expiration date of the option by the Fund executing a closing purchase transaction, which is effected by purchasing on an exchange an option of the same series (i.e., same underlying security, exercise price and expiration date) as the option previously written. Such a purchase does not result in the ownership of an option. A closing purchase transaction will ordinarily be effected to realize a profit on an outstanding option, to prevent an underlying security from being called, to permit the sale of the underlying security or to permit the writing of a new option containing different terms on such underlying security. The cost of such a liquidation purchase plus transaction costs may be greater than the premium received upon the original option, in which event the Fund will have incurred a loss in the transaction. An option position may be closed out only on an exchange which provides a secondary market for an option of the same series. There is no assurance that a liquid secondary market on an exchange will exist for any particular option. A covered call option writer, unable to effect a closing purchase transaction, will not be able to sell the underlying security until the option expires or the underlying security is delivered upon exercise with the result that the writer in such circumstances will be subject to the risk of market decline in the underlying security during such period. A Fund will write an option on a particular security only if the Investment Adviser or Sub-Adviser believes that a liquid secondary market will exist on an exchange for options of the same series which will permit the Fund to make a closing purchase transaction in order to close out its position.

          When a Fund writes a covered call option, an amount equal to the net premium (the premium less the commission) received by the Fund is included in the liability section of the Fund's statement of assets and liabilities as a deferred credit. The amount of the deferred credit will be subsequently marked-to-market to reflect the current value of the option written.

The current value of the traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option expires on the stipulated expiration date or if the Fund enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. Any gain on a covered call option may be offset by a decline in the market price of the underlying security during the option period. If a covered call option is exercised, the Fund may deliver the underlying security held by it or purchase the underlying security in the open market. In either event, the proceeds of the sale will be increased by the net premium originally received and the Fund will realize a gain or loss. If a secured put option is exercised, the amount paid by the Fund involved for the underlying security will be partially offset by the amount of the premium previously paid to the Fund. Premiums from expired options written by a Fund and net gains from closing purchase transactions are treated as short-term capital gains for federal income tax purposes, and losses on closing purchase transactions are short-term capital losses.

Stock Index Options
-------------------

          The Asset Allocation and Equity Funds may purchase and write put and call options on stock indices listed on U.S. securities exchanges or traded in the over-the-counter market. The International Equity Fund may also purchase and write put and call options on stock indices listed on a foreign securities exchange. A stock index fluctuates with changes in the market values of the stocks included in the index.

          Options on stock indices are similar to options on stock except that
(a) the expiration cycles of stock index options are generally monthly, while those of stock options are currently quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of a stock at a specified price, an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The amount of cash received will be equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars times a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in stock index options prior to expiration by entering into a closing transaction on an exchange or it may let the option expire unexercised.

Convertible Securities
----------------------

          In general, the market value of a convertible security is the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., the value of the underlying shares of common stock if the security is converted). As a fixed-income security, the market value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. However, the price of a convertible security also is influenced by the market value of the security's underlying common stock. Thus, the price of a convertible security generally increases as the market value of the underlying stock increases, and generally decreases as the market value of the underlying stock declines.

Warrants
--------

          Each Asset Allocation and Equity Fund may invest up to 5% of their respective assets at the time of purchase in warrants and similar rights (other than those that have been acquired in units or attached to other securities). Certain fixed rate obligations in which the High Yield Bond Fund invests may involve equity characteristics. The High Yield Bond Fund may, for example, invest in unit offerings that combine fixed rate securities and common stock or common stock equivalents such as warrants, rights, and options. Warrants represent rights to purchase securities at a specified price valid for a specified period of time. The prices of warrants do not necessarily correlate with the prices of underlying securities.

Municipal and Related Obligations
---------------------------------

          To the extent consistent with its investment objective, the Asset Allocation, Bond and Municipal Bond Funds may invest in Municipal Obligations. There are, of course, variations in the quality of Municipal Obligations, both within a particular classification and between classifications, and the yields on Municipal Obligations depend in part on a variety of factors, including general market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of Municipal Obligations by Rating Agencies represent their opinions as to the quality of Municipal Obligations. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and Municipal Obligations with the same maturity, interest rate and rating may have different yields while Municipal Obligations with the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Fund, a Municipal Obligation may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Investment Adviser or Sub-Adviser may consider such an event in determining whether the Fund should continue to hold the obligation.

          The payment of principal and interest on most Municipal Obligations purchased by a Fund will depend upon the ability of the issuers to meet their obligations. For the purpose of diversification under the 1940 Act, the identification of the issuer of Municipal Obligations depends on the terms and conditions of the security. When the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the subdivision and the security is backed only by the assets and revenues of the subdivision, such subdivision would be deemed to be the sole issuer. Similarly, in the case of an industrial development bond, if that bond is backed only by the assets and revenues of the non-governmental user, then such non-governmental user would be deemed to be the sole issuer. If, however, in either case, the creating government or some other entity guarantees a security, such a guaranty would be considered a separate security and will be treated as an issue of such government or other entity.

          An issuer's obligations under its Municipal Obligations are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights or remedies of creditors, such as the Federal Bankruptcy Code, and any laws, that may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest or principal of its Municipal Obligations may be materially adversely affected by litigation or other conditions.

          Certain Municipal Obligations are subject to redemption at a date earlier than their stated maturity pursuant to call options, which may be separated from the related Municipal Obligation and purchased and sold separately.

          Certain of the Municipal Obligations held by the Funds may be insured at the time of issuance as to the timely payment of principal and interest. The insurance policies will usually be obtained by the issuer of the Municipal Obligations at the time of original issuance. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors.

          The Municipal Bond Funds will purchase tender option bonds only when the Investment Adviser is satisfied that the custodial and tender option arrangements, including the fee payment arrangements, will not adversely affect the tax exempt status of the underlying Municipal Obligations and that payment of any tender fees will not have the effect of creating taxable income for the Fund. Based on the tender option bond agreement, that Fund expects to be able to value the tender option bond at par; however, the value of the instrument will be monitored by the Investment Adviser to assure that it is valued at fair value.

          From time to time proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on Municipal Obligations. For example, pursuant to federal tax legislation passed in 1986 interest on certain private activity bonds must be included in an investor's federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. The Trust cannot predict what legislation, if any, may be proposed in Congress in the future as regards the federal income tax status of interest on Municipal Obligations in general, or which proposals, if any, might be enacted. Such proposals, if enacted, might materially adversely affect the availability of Municipal Obligations for investments by the Funds and their liquidity and value. In such event, the Board of Trustees would re-evaluate the Funds' investment objectives and policies and consider changes in their structure or possible dissolution.

Stand-By Commitments
--------------------

          The Asset Allocation, Bond, Municipal Bond and Money Market Funds may acquire "stand-by commitments" with respect to Municipal Obligations they hold. Under a stand-by commitment, a dealer agrees to purchase at such Fund's option specified Municipal Obligations at a specified price. Stand-by commitments may be exercisable at any time before the maturity of the underlying Municipal Obligations and may be sold, transferred or assigned only with the instruments involved.

          Such Funds expect that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, they may pay for a stand-by commitment either separately in cash or by paying a higher price for Municipal Obligations which are acquired subject to the commitment (thus reducing the yield to maturity otherwise available for the same securities). Such Funds may acquire a stand-by commitment unless immediately after the acquisition, with respect to 75% of its assets not more than 5% of its total assets will be invested in instruments subject to a demand feature, including stand-by commitments, with the same institution.

          Such Funds intend to enter into stand-by commitments only with dealers, banks and broker-dealers which, in the Investment Adviser's or Sub-Adviser's opinion, present minimal credit risks. The credit of these dealers, banks and broker-dealers will be secured by the value of the underlying Municipal Obligations that are subject to the commitment. Thus, the risk of loss in connection with a "stand-by commitment" will not be qualitatively different from the risk of loss faced by a person that is holding securities pending settlement after having agreed to sell the securities in the ordinary course of business.

          Stand-by commitments will be acquired solely to facilitate portfolio liquidity and not to exercise their rights thereunder for trading purposes. The acquisition of a stand-by commitment will not affect the valuation or assumed maturity of the underlying Municipal Obligations which will continue to be valued in accordance with the amortized cost method. The actual stand-by commitment will be valued at zero in determining net asset value. Where a stated Fund pays directly or indirectly for a stand-by commitment, its cost will be reflected as an unrealized loss for the period during which the commitment is held by the Fund and will be reflected in realized gain or loss when the commitment is exercised or expires.

Special Investment Considerations Relating To Investing In The Michigan
-----------------------------------------------------------------------
Municipal Bond Fund
-------------------

          The following information is drawn from various Michigan governmental publications and from official statements relating to securities offerings of the State and its political subdivisions. While the Trust has not independently verified such information, it has no reason to believe that it is not correct in all material respects.

          The State of Michigan's economy is principally dependent on manufacturing (particularly automobiles, office equipment and other durable goods), tourism and agriculture, and historically has been highly cyclical.

          Total State wage and salary employment is estimated to have grown by 1.5% in 1997. The rate of unemployment is estimated to have been 4.1% in 1997, below the national average for the fourth consecutive year. Personal income grew at an estimated 4.7% annual rate in 1997, up from the 4.2% growth reported for 1996.

          During the past five years, improvements in the Michigan economy have resulted in increased revenue collections which, together with restraints on the expenditure side of the budget, have resulted in State General Fund budget surpluses, most of which were transferred to the State's Counter-Cyclical Budget and Economic Stabilization Fund. The balance of that Fund as of September 30, 1997 is estimated to have been in excess of $1.1 billion.

          The Michigan Constitution limits the amount of total State revenues that can be raised from taxes and certain other sources. State revenues (excluding federal aid and revenues for payment of principal and interest on general obligation bonds) in any fiscal year are limited to a fixed percentage of State personal income in the prior calendar year or the average of the prior three calendar years, whichever is greater, and this fixed percentage equals the percentage of the 1978-79 fiscal year state government revenues to total calendar 1977 State personal income (which was 9.49%).

          The Michigan Constitution also provides that the proportion of State spending paid to all units of local government to total State spending may not be reduced below the proportion in effect in the 1978-79 fiscal year. The State originally determined that portion to be 41.6%. If such spending does not meet the required level in a given year, an additional appropriation for local governmental units is required by the following fiscal year; which means the year following the determinations of the shortfall, according to an opinion issued by the State's Attorney General. Spending for local units met this requirement for fiscal years 1986-87 through 1991-92. As the result of litigation, the State agreed to reclassify certain expenditures, beginning with fiscal year 1992-93, and has recalculated the required percentage of spending paid to local government units to be 48.97%.

          The State has issued and has outstanding general obligation full faith and credit bonds for Water Resources, Environmental Protection Program, Recreation Program and School Loan purposes. As of September 30, 1997, the State had approximately $677 million of general obligation bonds outstanding.

          The State may issue notes or bonds without voter approval for the purposes of making loans to school districts. The proceeds of such notes or bonds are deposited in the School Bond Loan Fund maintained by the State Treasurer and used to make loans to school districts for payment of debt on qualified general obligations bonds issued by local school districts.

          The State is a party to various legal proceedings seeking damages or injunctive or other relief. In addition to routine litigation, certain of these proceedings could, if unfavorably resolved from the point of view of the State, substantially affect State programs or finances. As of early 1998, these lawsuits involved programs generally in the areas of corrections, tax collection, commerce, and proceedings involving budgetary reductions to school districts and governmental units, and court funding.

          The State Constitution limits the extent to which municipalities or political subdivisions may levy taxes upon real and personal property through a process that regulates assessments.

          On March 15, 1994, Michigan voters approved a property tax and school finance reform measure commonly known as Proposal A. Under Proposal A, as approved, effective May 1, 1994, the State sales and use tax increased from 4% to 6%, the State income tax decreased from 4.6% to 4.4%, the cigarette tax increased from $.25 to $.75 per pack and an additional tax of 16% of the wholesale price began to be imposed on certain other tobacco products. A .75% real estate transfer tax became effective January 1, 1995. Beginning in 1994, a state property tax of 6 mills began to be imposed on all real and personal property currently subject to the general property tax. All local school boards are authorized, with voter approval, to levy up to the lesser of 18 mills or the number of mills levied in 1993 for school operating purposes on nonhomestead property and nonqualified agricultural property. Proposal A contains additional provisions regarding the ability of local school districts to levy taxes, as well as a limit on assessment increases for each parcel of property, beginning in 1995. Such increases for each parcel of property are limited to the lesser of 5% or the rate of inflation. When property is subsequently sold, its assessed value will revert to the current assessment level of 50% of true cash value. Under Proposal A, much of the additional revenue generated by the new taxes will be dedicated to the State School Aid Fund.

          Proposal A and its implementing legislation shifted significant portions of the cost of local school operations from local school districts to the State and raised additional State revenues to fund these additional State expenses. These additional revenues will be included within the State's constitutional revenue limitations and may impact the State's ability to raise additional revenues in the future.

          A state economy during a recessionary cycle would also, as a separate matter, adversely affect the capacity of users of facilities constructed or acquired through the proceeds of private activity bonds or other "revenue" securities to make periodic payments for the use of those facilities.

Derivative Securities
---------------------

          The Investment Adviser or Sub-Adviser will evaluate the risks presented by the derivative instruments purchased by the Funds and the Money Market Fund, and will determine, in connection with its day-to-day management of the Funds and the Money Market Fund, how they will be used in furtherance of the Funds' and the Money Market Fund's investment objectives. It is possible, however, that the Investment Adviser's or Sub-Adviser's evaluations will prove to be inaccurate or incomplete and, even when accurate and complete, it is possible that the Funds and the Money Market Fund will, because of the risks discussed above, incur loss as a result of their investments in derivative instruments.

Additional Investment Limitations
---------------------------------

          In addition to the investment limitations disclosed in the Prospectus, the Funds and the Money Market Fund are subject to the following investment limitations which may not be changed without approval of the holders of the majority of the outstanding shares of the affected Fund or the Money Market Fund (as defined under "Description of Shares" below).

          Each Fund and the Money Market Fund may not:

          1. Purchase or sell real estate, except that each may purchase securities of issuers which deal in real estate and may purchase securities which are secured by interests in real estate.

          2. Invest in commodities, except that as consistent with a Fund's investment objective and policies: (a) each Fund and the Money Market Fund, other than the Intermediate Bond Fund, may purchase and sell options, forward contracts, futures contracts, including without limitation those relating to indices, and options on futures contracts or indices; (b) each Fund and the Money Market Fund may purchase publicly traded securities of companies engaging in whole or in part in such activities; and (c) the Intermediate Bond Fund will not purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that it may, to the extent appropriate to its investment objective, purchase publicly traded securities of companies engaging in whole or in part in such activities and may enter into futures contracts and related options.

          3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as it might be deemed to be an underwriter upon the disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with its investment objective, policies and limitations may be deemed to be underwriting.

          In addition to the above fundamental limitations, the Funds and the Money Market Fund are subject to the following non-fundamental limitations, which may be changed without a shareholder vote:

          Each Fund and the Money Market Fund may not:

          1. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or where otherwise permitted under the 1940 Act.

          2. Write or sell put options, call options, straddles, spreads, or any combination thereof, except as consistent with a Fund's investment objective and policies, for transactions in options on securities or indices of securities, futures contracts and options on futures contracts and in similar investments.

          3. Purchase securities on margin, make short sales of securities or maintain a short position, except that (a) this investment limitation shall not apply to its transactions in futures contracts and related options and in options on securities or indices of securities and similar instruments, and (b) it may obtain short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

          4. Purchase securities of companies for the purpose of exercising control.

          5. Invest more than 15% (10% for the Money Market Fund) of its net assets in illiquid securities.

          No Fund intends to purchase securities while its outstanding borrowings (including reverse repurchase agreements) are in excess of 5% of its assets. Securities held in escrow or separate accounts in connection with its investment practices are not deemed to be pledging for purposes of this limitation.


                ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

          Shares of the Funds are offered and sold on a continuous basis by the Trust's distributor, BISYS Fund Services ("BISYS"), acting as agent.

          As of the date of this Statement of Additional Information, no shares of the Short Muncipal Bond Fund or Market Expansion Index Fund were issued or outstanding. An illustration of the computation of the public offering price per share of the Funds, based on the value of each class of the Fund's total net assets and total number of shares of each class outstanding on December 31, 1997 is as follows:


                                                                Net Asset               Offering
                                                  Outstanding   Value Per    Sales      Price to
Fund                                 Net Assets     Shares        Share      Charge      Public
----                                ------------  -----------   ---------  ----------   --------

Managed Assets Conservative Fund
    Class A Shares                  $ 90,835,386    6,076,825      $14.95  $0.79/(1)/     $15.74
    Class B Shares                  $ 13,377,680      893,858      $14.97     --          $14.97
    Class I Shares                  $ 10,309,436      687,315      $15.00     --          $15.00

Managed Assets Balanced Fund
    Class A Shares                  $141,803,809   11,894,951      $11.92  $0.63/(1)/     $12.55
    Class B Shares                  $ 10,025,684      755,293      $13.27     --          $13.27
    Class I Shares                  $102,042,343    8,569,472      $11.91     --          $11.91

Managed Assets Growth Fund
    Class A Shares                  $  5,724,639      497,204      $11.51  $0.61/(1)/     $12.12
    Class B Shares                  $  5,936,435      522,850      $11.35     --          $11.35
    Class I Shares                  $  1,429,969      123,628      $11.57     --          $11.57

Equity Income Fund
    Class A Shares                  $ 12,583,119      963,796      $13.06  $0.69/(1)/     $13.75
    Class B Shares                  $  3,156,636      241,897      $13.05     --          $13.05
    Class I Shares                  $304,259,934   23,375,587      $13.02     --          $13.02

Growth Fund
    Class A Shares                  $ 62,561,833    4,152,571      $15.07  $0.79/(1)/     $15.86
    Class B Shares                  $  2,160,866      145,391      $14.86     --          $14.86
    Class I Shares                  $578,489,684   38,373,830      $15.08     --          $15.08

Mid-Cap Opportunity Fund
    Class A Shares                  $234,019,581   11,203,992      $20.89  $1.10/(1)/     $21.99
    Class B Shares                  $  3,965,140      374,706      $10.58     --          $10.58

                                                               Net Asset                Offering
                                                  Outstanding  Value Per     Sales      Price to
Fund                                 Net Assets     Shares       Share       Charge      Public
----                                ------------  -----------  ---------   ----------   --------
    Class I Shares                  $803,669,676   38,391,879      $20.93          --     $20.93

Small-Cap Opportunity Fund
    Class A Shares                  $ 21,835,548    1,361,809      $16.03  $0.84/(1)/     $16.87
    Class B Shares                  $  1,799,023      114,264      $15.74          --     $15.74
    Class I Shares                  $217,907,666   13,431,245      $16.22          --     $16.22

Intrinsic Value Fund
    Class A Shares                  $ 82,790,941    5,285,120      $15.66  $0.82/(1)/     $16.48
    Class B Shares                  $  3,301,574      294,018      $11.23          --     $11.23
    Class I Shares                  $539,948,432   34,455,448      $15.67          --     $15.67

Growth and Value Fund
    Class A Shares                  $162,393,347    9,916,334      $16.38  $0.86/(1)/     $17.24
    Class B Shares                  $  5,107,031      501,229      $10.19          --     $10.19
    Class I Shares                  $895,567,436   54,653,280      $16.39          --     $16.39

Equity Index Fund
    Class A Shares                  $193,663,013    9,066,009      $21.36  $0.66/(3)/     $22.02
    Class B Shares                  $  1,514,644      116,395      $13.01          --     $13.01
    Class I Shares                  $639,868,430   29,949,195      $21.37          --     $21.37


International Equity Fund
    Class A Shares                  $ 26,703,310    2,204,629      $12.11  $0.64/(1)/     $12.75
    Class B Shares                  $  1,763,332      155,070      $11.37          --     $11.37
    Class I Shares                  $487,986,225   40,193,776      $12.14          --     $12.14

International Bond Fund
    Class A Shares                  $ 42,343,077    4,043,105      $10.47  $0.32/(3)/     $10.79
    Class B Shares                  $    384,727       37,057      $10.38          --     $10.38
    Class I Shares                  $482,678,999   46,067,858      $10.48          --     $10.48

Bond Fund
    Class A Shares                  $125,515,486   11,849,709      $10.59  $0.50/(2)/     $11.09
    Class B Shares                  $  3,393,507      320,343      $10.59          --     $10.59

                                                                Net Asset               Offering
                                                  Outstanding   Value Per    Sales      Price to
Fund                                Net Assets      Shares        Share      Charge      Public
----                              --------------  -----------  ----------  ----------   --------
    Class I Shares                $1,101,893,572  104,010,884      $10.59          --     $10.59

Short Bond Fund
    Class A Shares                $    4,738,270      466,906      $10.15  $0.10/(4)/     $10.25
    Class B Shares                $      540,515       53,756      $10.05          --     $10.05
    Class I Shares                $  234,971,752   23,159,164      $10.15          --     $10.15

Multi Sector Bond Fund
    Class A Shares                $    7,832,393      979,458      $ 8.00  $0.25/(3)/     $ 8.25
    Class B Shares                $      532,835       66,574      $ 8.00          --     $ 8.00
    Class I Shares                $   94,543,563   11,806,548      $ 8.01          --     $ 8.01

International Bond Fund
    Class A Shares                $    6,419,244      649,764      $ 9.88  $0.47/(2)/     $10.35
    Class B Shares                $      117,382       11,790      $ 9.96          --     $ 9.96
    Class I Shares                $   81,843,055    8,239,376      $ 9.93          --     $ 9.93

High Yield Bond Fund
    Class A Shares                $      569,747       55,794      $10.21  $0.48/(2)/     $10.69
    Class B Shares                $       76,927        7,542      $10.20          --     $10.20
    Class I Shares                $   49,150,340    4,780,481      $10.28          --     $10.28

Municipal Bond Fund
    Class A Shares                $   34,728,537    2,699,210      $12.87  $0.61/(2)/     $13.48
    Class B Shares                $    1,312,385      102,087      $12.86          --     $12.86
    Class I Shares                $  355,814,079   27,674,363      $12.86          --     $12.86

Intermediate Municipal Bond Fund
    Class A Shares                $   18,902,884    1,533,724      $12.32  $0.38/(3)/     $12.70
    Class B Shares                $      708,808       57,554      $12.32          --     $12.32
    Class I Shares                $  377,330,810   30,602,829      $12.33          --     $12.33

Michigan Municipal Bond Fund
    Class A Shares                $   18,687,389    1,709,611      $10.93  $0.52/(2)/     $11.45
    Class B Shares                $      707,359       66,813      $10.59          --     $10.59
    Class I Shares                $   61,768,202    5,651,477      $10.93          --     $10.93



-------------------------

1. The applicable sales charge for this Fund is 5.00% of offering price (5.26% of net asset value per share).

2. The applicable sales charge for this Fund is 4.50% of offering price (4.69% of net asset value per share).

3. The applicable sales charge for this Fund is 3.00% of offering price (3.01% of net asset value per share).

4. The applicable sales charge for this Fund is 1.00% of offering price (1.01% of net asset value per share).


          Reduced sales loads apply to purchases of Class A shares made by any "purchaser," which term includes an individual and/or spouse purchasing securities for his, her or their own account or for the account of any minor children, or a trustee or other fiduciary purchasing securities for a single trust estate or a single fiduciary account (including a pension, profit-sharing or other employee benefit trust created pursuant to a plan qualified under
Section 401 of the Code) although more than one beneficiary is involved; or a group of accounts established by or on behalf of the employees of an employer or affiliated employers pursuant to an employee benefit plan or other program (including accounts established pursuant to Sections 403(b), 408(k), and 457 of the Code).

          Investors who set up a Systematic Withdrawal Plan ("SWP") for Class B shares (see "Shareholder Services -- Option to Make Systematic Withdrawals" in the Prospectus) may withdraw through the SWP up to 10% of the net asset value of the account each year without incurring any CDSC. Shares not subject to a CDSC (such as shares representing reinvestment of distributions or representing any capital appreciation in the value of the account held) will be redeemed first and will count toward the 10% limitation. If there are insufficient shares not subject to a CDSC, shares subject to the lowest CDSC liability will be redeemed next until the 10% limit is reached. The 10% figure is calculated on a pro rata basis at the time of the first payment made pursuant to a SWP and recalculated thereafter on a pro rata basis at the time of each SWP payment. Therefore, shareholders who have chosen an SWP based on a percentage of the net asset value of their account of up to 10% will be able to receive SWP payments without incurring a CDSC. However, shareholders who have chosen a specific dollar amount (for example, $100 per month from a fund that pays income distributions monthly) for their periodic SWP payment should be aware that the amount of that payment not subject to a CDSC may vary over time depending on the net asset value of their account. For example, if the net asset value of the account is $12,000 at the time of payment, the shareholder will receive $100 free of the CDSC (10% of $12,000 divided by 12 monthly payments). However, if at the time of the next payment the net asset value of the account has fallen to $9,000, the shareholder will receive $75 free of any CDSC (10% of $9,000 divided by 12 monthly payments) and $25 subject to the lowest applicable CDSC. This SWP privilege may be revised or terminated at any time.

          Under the 1940 Act, the Trust may suspend the right of redemption or postpone the date of payment for shares during any period when: (a) trading on the New York Stock Exchange is restricted by applicable rules and regulations of the SEC; (b) the Exchange is closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC. (The Trust may also suspend or postpone the recordation of the transfer of shares upon the occurrence of any of the foregoing conditions.)

          In addition to the situations described in the Prospectus under "Redemption of Shares," the Trust may redeem shares involuntarily to reimburse the Funds for any loss sustained by reason of the failure of a shareholder to make full payment for shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder which is applicable to Fund shares as provided in the Prospectus from time to time.

          The Trust normally redeems shares for cash. However, the Board of Trustees can determine that conditions exist making cash payments undesirable. If they should so determine, redemption payments could be made in securities valued at the value used in determining net asset value. There may be brokerage and other costs incurred by the redeeming shareholder in selling such securities. The Trust has elected to be covered by Rule 18f-1 under the 1940 Act, pursuant to which the Trust is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of net asset value during any 90-day period for any one shareholder.

          Total sales charges paid by shareholders of the Funds for the fiscal years or periods ended December 31, 1997, 1996 and 1995 were as follows:

                                      December 31,  December 31,  December 31,
                                       1997/(1)/     1996/(1)/       1995
                                      ------------  ------------  ------------
Managed Assets Conservative Fund        $60,203       $13,529       $ 79,374

Managed Assets Balanced Fund            $42,622       $ 7,750       $ 37,984

Managed Assets Growth Fund              $17,108       $ 1,156          N/A

Equity Income Fund                      $ 6,487       $ 1,355       $ 11,393

Growth Fund                             $ 8,696       $ 6,351       $  5,937

Mid-Cap Opportunity Fund                $18,106       $ 8,203       $122,061

                                     December 31,    December 31,     December 31,
                                       1997(1)         1996(1)            1995

Small-Cap Opportunity Fund             $ 8,477         $ 2,068          $  1,857
Intrinsic Value Fund                   $12,815         $ 3,337          $ 17,964
Growth and Value Fund                  $19,798         $ 9,325          $ 92,788
Equity Index Fund                      $ 6,868         $ 1,042             N/A
International Equity Fund              $ 5,000         $ 5,354          $ 13,659
Intermediate Bond Fund                 $ 1,280         $ 2,389          $  7,877
Bond Fund                              $16,351         $ 5,548          $ 30,433
Short Bond Fund                        $   344         $ 1,247          $  2,848
Multi Sector Bond Fund                 $   148         $ 2,411          $  7,948
International Bond Fund                $ 1,084         $ 1,053          $  1,551
Municipal Bond Fund                    $ 6,711         $ 3,698          $  8,055
Intermediate Municipal Bond Fund       $ 1,864         $ 1,561          $ 15,797
Michigan Municipal Bond Fund           $ 5,191         $ 3,358          $105,322


(1) Includes the Contingent Deferred Sales Charge imposed on Class B Shares and certain redemptions of Class A Shares.

*Not available


          Payment for shares of a Fund may, in the discretion of FCNIMCO, be made in the form of securities that are permissible investments for the Fund as described in the Prospectus. For further information about this form of payment, contact FCNIMCO. In connection with an in-kind securities payment, a Fund will require, among other things, that the securities be valued on the day of purchase in accordance with the pricing methods used by the Fund and that the Fund receive satisfactory assurances that it will have good and marketable title to the securities received by it; that the securities be in proper form for transfer to the Fund; and that adequate information be provided concerning the basis and other tax matters relating to the securities.

          The transaction fee described in the Prospectus with respect to the Market Expansion Index Fund does not apply to in-kind purchases of shares that are structured to minimize the related brokerage, market impact costs and other transaction costs as described in the Prospectus.


                             DESCRIPTION OF SHARES

          The Trust is an unincorporated business trust organized under Massachusetts law on April 21, 1987. The Trust's Declaration of Trust authorizes the Board of Trustees to divide shares into two or more series, each series relating to a separate portfolio of investments, and divide the shares of any series into two or more classes. The number of shares of each series and/or of a class within each series shall be unlimited. The Trust does not intend to issue share certificates.

          In the event of a liquidation or dissolution of the Trust or an individual fund, shareholders of a particular fund would be entitled to receive the assets available for distribution belonging to such fund. If there are any assets, income, earnings, proceeds, or payments, which are not readily identifiable as belonging to any particular Fund, the Trustees shall allocate them among any one or more of the Funds as they, in their sole discretion, deem fair and equitable.

          Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each fund affected by the matter. A fund is affected by a matter unless it is clear that the interests of each fund in the matter are substantially identical or that the matter does not affect any interest of the fund. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a fund only if approved by a majority of the outstanding shares of such fund. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Trustees may be effectively acted upon by shareholders of the Trust voting together in the aggregate without regard to particular funds.

          When used in the Prospectus or in this Additional Statement, a "majority" of shareholders means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in a fundamental investment policy, the vote of the lesser of (1) 67% of the shares of the Trust, or the applicable fund, present at a meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Trust or the applicable fund.

          As of March 31, 1998, the name and address, number and percentage of class ownership of each person who owned of record 5% or more of any class of shares is set forth below.

                                                                                       Percentage of
                                                                Number of               Outstanding
Fund                    Name and Address                         Shares                   Shares
----                    ----------------                        ---------              -------------
Managed Assets          Corelink Financial, Inc.                462,470.019                 7.35%
Conservative Fund-      P.O. Box 4054
Class A                 Concord, CA 94524-4054


Managed Assets          First Chicago NBD TTEE                  648,838.085                91.87%
Conservative Fund-      First Chicago NBD Svgs & Invsmt
Class I                 Plan
                        c/o Putnam Investments
                        P.O. Box 9740
                        Providence, RI 02940-9740

Managed Assets          Corelink Financial, Inc.              5,602,964.273                45.31%
Balanced Fund-          P.O. Box 4054
Class A                 Concord, CA 94524-4054

                        First Chicago NBD TTEE                1,558,557.094                12.61%
                        Clarian Health Partners Inc.
                        Defined Contribution Plan c/o
                        Putnam Investments
                        P.O. Box 9740
                        Providence, RI 02940-9740

                                                                                 Percentage of
                                                              Number of          Outstanding
Fund                   Name and Address                        Shares               Shares
----                   ----------------                    ---------------       -------------

Managed Assets         Corelink Financial Inc.                  83,497.708           8.40%
Balanced Fund-         P.O. Box 4054
Class B                Concord, CA 94524-4054

Managed Assets         First Chicago NBD TTEE                5,106,323.851          65.94%
Balanced Fund-         First Chicago NBD Svgs & Invsmt
Class I                P1n
                       c/o Putnam Investments
                       P.O. Box 9740
                       Providence, RI 02940-9740

Managed Assets         Corelink Financial Inc.                  55,181.001           8.96%
Growth Fund-           P.O. Box 4054
Class A                Concord, CA 94524-4054

Managed Assets         R. Hugh Elliot                           59,799.296          49.29%
Growth Fund            4888 Sider Hill Drive
Class I                Rochester, MI 46306

Growth Fund-           Corelink Financial, Inc.                874,534.594          14.99%
Class A                FBO 26052652
                       P.O. Box 4054
                       Concord, CA 94524-4054

Growth Fund-           Corelink Financial Inc.                  20,268.413          11.01%
Class B                P.O. Box 4054
                       Concord, CA 94524-4054

Mid-Cap                Corelink Financial Services           2,347,388.171          18.16%
Opportunity Fund-      P.O. Box 4054
Class A                Concord, CA 94524-4054

                                                                                        Percentage of
                                                                    Number of            Outstanding
Fund                       Name and Address                          Shares                 Shares
----                       ----------------                      ---------------        --------------

                           Mac and Company                           853,636.386            6.60%
                           Mutual Funds Operations
                           P.O. Box 3198
                           Pittsburgh, PA 15230

                           NBD Bank TTEE                             922,435.577            7.14%
                           American Axle and Mfg., Inc.
                           Personal S/P Hourly Rate
                           Associates
                           900 Tower DR
                           Troy, MI 48098

Mid-Cap                    Corelink Financial, Inc.                   51,587.495            10.93%
Opportunity Fund-          P.O. Box 4054
Class B                    Concord, CA 94524-4054

Mid-Cap                    First Chicago NBD TTEE                  5,347,943.347            14.68%
Opportunity Fund-          First Chicago NBD Svgs & Invsmt
Class I                    Pln
                           c/o Putnam Investments
                           P.O. Box 9740
                           Providence, RI 02940-9740

Small-Cap                  Corelink Financial, Inc.                  135,978.536             8.30%
Opportunity Fund-          P.O. Box 4054
Class A                    Concord, CA  94524-4054

                           NBD As Trustee                            277,981.628            16.97%
                           Bankers Systems, Inc.
                           Employess Profits Sharing Plan
                           107 N. Cross St., Ste. 2092
                           Wheaton, IL 60187

Small-Cap                  Corelink Financial, Inc.                   11,356.770             7.05%
Opportunity Fund-          P.O. Box 4054
Class B                    Concord, CA  94524-4054


Intrinsic Value            Corelink Financial, Inc.                  794,283.574            11.44%
Fund-Class A               P.O. Box 4054
                           Concord, CA 94524-4054

Intrinsic Value            Corelink Financial, Inc.                   22,196.805             6.24%
Fund-Class B               P.O. Box 4054
                           Concord, CA 94524-4054

Growth and Value           Corelink Financial, Inc.                2,015,083.967            13.89%
Fund - Class A             P.O. Box 4054
                           Concord, CA 94524-4054


                                                                                Percentage of
                                                              Number of          Outstanding
Fund                   Name and Address                        Shares              Shares
----                   ----------------                       ---------         -------------
Growth and Value       Corelink Financial Inc.                  43,230.462           6.30%
Fund-Class B           P.O. Box 4054
                       Concord, CA 94524-4054

Growth and Value       First Chicago NBD TTEE                6,935,003.518          13.39%
Fund-Class I           First Chicago NBD Svgs & Invsmt
                       Plan
                       c/o Putnam Investments
                       P.O. Box 9740
                       Providence, RI 02940-9740

Equity Income Fund-    Corelink Financial, Inc                 111,101.351          11.16%
Class A                P.O. Box 4054
                       Concord, CA 94524-4054

Equity Index Fund-     NBD Bank TTEE                           591,054.465           5.81%
Class A                Reilly Industries, Inc. 401(k)
                       Deferred Savings Plan U/A DTD
                       07/24/87
                       107 N. Cross, Suite 2092
                       Wheaton, IL 60187

                       NBD TTEE                                866,846.819           8.52%
                       American Axle & Mfg., Inc.
                       Personal S/P Hourly Rate
                       Associates
                       900 Tower Drive
                       Troy, MI 46098

                       First Chicago NBD TTEE                  569,841.540           5.60%
                       Honigman Miller Shwartz & Cohn
                       Income Deferral Plan and
                        Profit Sharing Plan
                       C/P Putnam Investments
                       P.O. Box 9740
                       Providence, RI 02940-9740

                       Corelink Financial, Inc.              3,013,301.729          29.63%
                       P.O. Box 4054
                       Concord, CA  94524-9740

International          Corelink Financial, Inc.                170,470.343           6.03%
Equity Fund-           P.O. Box 4054
Class A                Concord, CA 94524-4054


                                                                                   Percentage of
                                                              Number of             Outstanding
Fund                   Name and Address                        Shares                 Shares
----                   ----------------                       --------              -----------
International Equity   Corelink Financial Services              16,511.556             9.66%
Fund-Class B           FBD 28052652
                       P.O. Box 4054
                       Concord, CA 945424-4054

Intermediate Bond      Canandaiqua Brands Inc.                 610,140.266             7.69%
Fund-Class A           401 (k) and
                       Profit Sharing Plan
                       300 Willowbrook
                       Office Park
                       Fairport, NY 14450

                       Corelink Financial Service              646,604.360             8.15%
                       P.O. Box 4054
                       Concord, CA 94524-4054

Intermediate Bond      Donaldson, Lufkin & Jenrette             11,651.475            19.57%
 Fund-Class B          Securities Corp. Inc.
                       P.O. Box 2052
                       Jersey City, NJ 07303-9998

                       Corelink Financial Services              16,222.253            27.25%
                       P.O. Box 4054
                       Concord, CA 94524-4054

Bond Fund-Class A      Putnam Fiduciary Trust Co, TTEE       1,365,372.602             7.97%
                       Elco Textron, Inc.
                       859 Willard St.
                       MSE2C
                       Quincy, MA 02269-9110

                       Corelink Financial Services           1,467,038.203             8.56%
                       P.O. Box 4054
                       Concord, CA 94524-4054


                                                                                 Percentage of
                                                                Number of         Outstanding
Fund                   Name and Address                          Shares             Shares
----                   -----------------                       -----------       -------------
Short Bond Fund-       Donaldson, Lufkin & Jenrette             19,499.298          68.95%
Class B                Securities Corp. Inc.
                       P.O. Box 2052
                       Jersey City, NJ 07303-9998

                       BA Investment Services, Inc.              4,240.192          14.99%
                       185 Berry St.
                       3rd Floor, #12640
                       San Francisco, CA 94107

Multi Sector Bond      First Chicago As Trustee                 85,301.146           5.45%
Fund- Class A          FBO Soft Sheen Products Inc.
                       Retirement and Incentive Savings
                       Trust
                       U/A DTD 8/1/96
                       107 N. Cross
                       Suite 2092
                       Wheaton, IL 60187

                       First Chicago As TTEE                    95,146.252           6.08%
                       McDonough Assoc.
                       218 E. Wesley Street
                       Suite 2030
                       Wheaton, IL 60187-5323

                       Corelink Financial, Inc.                169,553.877          10.83%
                       P.O. Box 4054
                       Concord, CA 94524-4054

                                                                               Percentage of
                                                                 Number of      Outstanding
Fund                   Name and Address                           Shares          Shares
----                   ----------------                         ----------     -------------
                       First Chicago                            87,599.094           5.59%
                       Brambles USA Inc. Pro & Sal Plan
                       DTD 7/1/96
                       107 N. Cross
                       Suite 2092
                       Wheaton, IL 60187

Multi Sector Bond      Donaldson, Lufkin & Jenrette             14,808.895          20.49%
Fund-Class B           Securities Corp. Inc.
                       P.O. Box 2052
                       Jersey City, NJ 07399

International Bond     Employees Retirement Plan of          3,694,187.581          45.27%
Fund-Class I           NBD BanCorp
                       Trust Administration
                       611 Woodward Avenue
                       Detroit, MI  48232

International Bond     Donaldson, Lufkin & Jenrette              3,547.965          24.18%
Fund-Class B           Securities Corp. Inc.
                       P.O. Box 2052
                       Jersey City, NJ 07303-9998

High Yield Bond        Donaldson, Lufkin & Jenrette             37,006.591          49.50%
Fund - Class A         Securities Corp. Inc.
                       P.O. Box 2052
                       Jersey City, NJ 07303

High Yield Bond        Donaldson, Lufkin & Jenrette             16,526.820          78.49%
Fund - Class B         P.O. Box 2052
                       Jersey City, NJ 07303-9998

High Yield Bond        Employees Retirement Plan of          1,631,439.269          29.45%
Fund - Class I         NBD Bancorp
                       Trust Administration
                       611 Woodward Ave.
                       Detroit, MI 48232

                       Pegasus Managed Assets Balanced       1,523,055.867          27.50%
                       Fund
                       NBD Bank
                       Trust Administration
                       611 Woodward Ave.
                       Detroit, MI 48232

Municipal Bond         Donaldson, Lufkin & Jenrette            614,914.120          22.01%
Fund-Class A           Securities Corp. Inc.
                       P.O. Box 2052
                       Jersey City, NJ 07399

Municipal Bond         Donaldson, Lufkin & Jenrette             39,422.804          37.26%
Fund-Class B           Securities Corp. Inc.
                       One Pershing Plaza
                       Jersey City, NJ 07303-9998

Intermediate           Donaldson, Lufkin & Jenrette            191,050.778          12.25%
Municipal Bond         Securities Corp., Inc.
Fund-Class             P.O. Box 2052
                       Jersey City, NJ 07399

                                      -37-

                                                                                 Percentage of
                                                              Number of           Outstanding
Fund                   Name and Address                         Shares              Shares
----                   ----------------                    ---------------       -------------

Intermediate           Donaldson, Lufkin & Jenrette             27,483.619          46.23%
Municipal Bond         Securities Corp. Inc.
Fund-Class B           P.O. Box 2052
                       Jersey City, NJ 07303

Michigan               James J. Donahey                        109,080.242           6.27%
Municipal Bond         Pat J. Donahey JT Ten
Fund-Class A           421 Highland
                       Ann Arbor, MI 48104

Michigan               Donaldson, Lufkin & Jenrette             57,218.657          62.81%
Municipal Bond         Securities Corp. Inc.
Fund-Class B           P.O. Box 2052
                       Jersey City, NJ 07303-9998

Money Market           Corelink Financial Services             363,324,870          79.65%
Fund-                  P.O. Box 4054
Class B                Concord, CA 94524-4054

                       Donaldson, Lufkin & Jenrette             52,857.460          11.59%
                       Securities Corporation Inc.
                       P.O. Box 2052
                       Jersey City, NJ 07303-2052

Money Market           First National Bank of Chicago       79,386,048.790           5.30%
Fund-                  Corporate Trust Administration
Class I                1 F&B Playa
                       Suite 0216
                       Chicago, Il. 60670-0001

                       First Chicago NBD TTEE              160,826,963.830          10.74%
                       First Chicago NBD Svgs & Invsmt
                       Plan
                       c/o Putnam Investments
                       P.O. Box 9740
                       Providence, RI 02940-9740


          As of March 31, 1998, Trussal & Co., a nominee of NBD's Trust Division, 900 Tower Drive, 10th Floor, Troy, Michigan 48098, held of record 14.24%, 10.76%, 5.02%, 46.92%, 60.07%, 35.08%, 74.47%, 67.71%, 73.48%, 58.32%,
74.27%, 69.60%, 35.98%, 96.50%, 73.36%, 83.83%, 28.19%, 8.56%, 72.72% and
38.47%, respectively, of the outstanding shares of the Managed Assets Balanced, Managed Assets Growth, Equity Income, Growth, Mid-Cap Opportunity, Small-Cap Opportunity,

Intrinsic Value, Growth and Value, Equity Index, International Equity, Intermediate Bond, Bond, Short Bond, Multi Section Bond, International Bond, High Yield Bond, Municipal Bond, Intermediate Municipal Bond, Michigan Municipal Bond and Money Market Funds, respectively. As of March 31, 1998, Eagle & Co., a nominee of American National Bank and Trust Company, 1 North LaSalle Street, 3rd Floor, Chicago, Illinois 60602, held of record 88.55%, 42.21%, 5.09%, 52.52%,
34.17%, 8.28%, 57.18% 15.19%, 17.04%, 14.19%, 14.00%, 62.31% and 85.72%,
respectively, of the outstanding shares of the Equity Income, Growth, Mid-Cap Opportunity, Small-Cap Opportunity, International Equity, Intrinsic Value, Multi Sector Bond, Bond, Intermediate Bond, International Bond, High Yield Bond, Municipal Bond and Intermediate Municipal Bond Funds, respectively.

          When issued for payment as described in the Funds' Prospectus and this Additional Statement, shares of the Funds will be fully paid and non-assessable by the Trust.

          The Declaration of Trust provides that the Trustees, officers, employees and agents of the Trust will not be liable to the Trust or to a shareholder, nor will any such person be liable to any third party in connection with the affairs of the Trust, except as such liability may arise from his or its own bad faith, willful misfeasance, gross negligence, or reckless disregard of duties. It also provides that all third parties shall look solely to the Trust property for satisfaction of claims arising in connection with the affairs of the Trust. With the exceptions stated, the Declaration of Trust provides that a Trustee, officer, employee or agent is entitled to be indemnified against all liability in connection with the affairs of the Trust.

                    ADDITIONAL INFORMATION CONCERNING TAXES

Taxes In General
----------------

          The following summarizes certain additional tax considerations generally affecting the Funds and their shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Funds or their shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning and is based on tax laws and regulations which are in effect on the date hereof; such laws and regulations may be changed by legislative or administrative action. Investors are advised to consult their tax advisers with specific reference to their own tax situations.

          Each Fund is treated as a separate corporate entity under the Code and intends to qualify as a regulated investment company. As a regulated investment company, each Fund is exempt from Federal income tax on its net investment income and realized capital gains which it distributes to shareholders, provided that it distributes an amount equal to at least the sum of (a) 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss, if any, for the year) and (b) 90% of its net tax-exempt interest income, if any, for the year (the "Distribution Requirement") and satisfies certain other requirements of the Code that are described below. Distributions of investment company taxable income and net tax-exempt interest income, if any, made during taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will satisfy the Distribution Requirement.

          In addition to satisfaction of the Distribution Requirement, each Fund must satisfy certain requirements with respect to the source of its income for a taxable year. At least 90% of the gross income of each Fund must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stocks, securities or foreign currencies, and other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to the Fund's business of investing in such stock, securities or currencies. The Treasury Department may by regulation exclude from qualifying income foreign currency gains which are not directly related to the Fund's principal business of investing in stock or securities, or options and futures with respect to stock or securities. Any income derived by a Fund from a partnership or trust is treated as derived with respect to the Fund's business of investing in stock, securities or currencies only to the extent that such income is attributable to items of income which would have been qualifying income if realized by the Fund in the same manner as by the partnership or trust.




          Each Fund will designate the tax status of distributions in a written notice mailed to shareholders within 60 days after the close of the Fund's taxable year. Upon the sale or exchange of Fund shares, if a shareholder has not held such shares for at least six months, any loss on the sale or exchange of those shares will be treated as long term capital loss to the extent of the capital gain dividends received with respect to the shares.

          A 4% nondeductible excise tax is imposed on regulated investment companies that fail to currently distribute an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

          If for any taxable year a Fund does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, dividend distributions (whether or not derived from interest on Municipal Obligations) would be taxable as ordinary income to shareholders to the extent of the Fund's current and accumulated earnings and profits and the dividends received deduction would be available for corporations.

          Each Fund may be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends or gross proceeds realized upon sale paid to shareholders who have failed to provide a correct tax identification number in the manner required, who are subject to backup withholding due to prior failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are "exempt recipients."

          As of December 31, 1997, the following Funds had capital loss carryforwards and related expiration dates as follows:


  Fund                             2002         2003        2004        2005          Total
--------                           ----         ----        ----        ----          -----
International Equity Fund      $        --  $   97,147  $1,083,369   $6,436,160   $ 7,616,676
Intermediate Bond Fund           3,896,190   2,190,497     168,406           --     6,255,093
Bond Fund                       15,197,602   1,041,792          --           --    16,239,394
Municipal Bond Fund                     --     333,098   1,928,844           --       307,645
Michigan Municipal Bond Fund        29,400          --      94,571      144,655       286,628


          Depending upon the extent of the Funds' activities in states and localities in which their offices are maintained, in which their agents or independent contractors are located or in which they are otherwise deemed to be conducting business, the Funds may be subject to the tax laws of such states or localities. In addition, in those states and localities which have income tax laws, the treatment of the Funds and their shareholders under such laws may differ from their treatment under federal income tax laws.

          As described above and in the Prospectus, the Municipal Bond Funds are designed to provide investors with current tax-exempt interest income. The Funds are not intended to constitute a balanced investment program and are not designed for investors seeking capital appreciation or maximum tax-exempt income irrespective of fluctuations in principal. Shares of the Funds would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and IRAs since such plans and accounts are generally tax-exempt and, therefore, would not only fail to gain any additional benefit from the Fund's dividends being tax-exempt, but such dividends would be ultimately taxable to the beneficiaries when distributed to them. In addition, the Funds may not be appropriate investments for entities which are "substantial users" of facilities financed by private activity bonds or "related persons" thereof. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his trade or business and (a) whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, (b) who occupies more than 5% of the usable area of such facilities, or (c) for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S corporation and its shareholders.

          Each Municipal Bond Fund's policy is to pay each year as federal exempt-interest dividends substantially all of its Municipal Obligations interest income net of certain deductions. In order for the Fund to pay exempt-interest dividends with respect to any taxable year, at the close of each quarter of its taxable year at least 50% of the aggregate value of the Fund's assets must consist of exempt-interest obligations. After the close of its taxable year, the Fund will notify its shareholders of the portion of the dividends paid by it which constitutes an exempt-interest dividend with respect to such taxable year. However, the aggregate amount of dividends so designated by the Fund cannot exceed the excess of the amount of interest exempt from tax under Section 103 of the Code received by the Fund during the taxable year over any amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code. The percentage of total dividends paid by the Fund with respect to any taxable year which qualify as federal exempt-interest dividends will be the same for all shareholders receiving dividends for such year.

          A percentage of the interest on indebtedness incurred by a shareholder to purchase or carry a Municipal Bond Fund's shares, equal to the percentage of the total non-capital gain dividends distributed during the shareholder's taxable year that are exempt-interest dividends, is not deductible for federal income tax purposes.

Michigan Taxes
--------------

          As stated in the Prospectuses, dividends paid by a Fund that are derived from interest attributable to tax-exempt Michigan Municipal Obligations will be exempt from

Michigan income tax, Michigan intangibles tax and Michigan single business tax. Conversely, to the extent that a Fund's dividends are derived from interest on obligations other than Michigan Municipal Obligations or certain U.S. Government obligations (or are derived from short-term or long-term gains), such dividends will be subject to Michigan income tax, Michigan intangibles tax and Michigan single business tax, even though the dividends may be exempt for federal income tax purposes.

          In particular, gross interest income and dividends derived from obligations or securities of the State of Michigan and its political subdivisions, exempt from federal income tax, are exempt from Michigan income tax under Act No. 281, Public Acts of Michigan, 1967, as amended ("Michigan Income Tax Act"), from Michigan intangibles tax under Act No. 301, Public Acts of Michigan, 1939, as amended ("Michigan Intangibles Tax Act") and from Michigan single business tax under Act. No. 228, Public Acts of Michigan, 1975, as amended ("Michigan Single Business Tax Act"). The Michigan Income Tax Act levies a flat rate income tax on individuals, estates and trusts. The Michigan Intangibles Tax Act levies a tax on the ownership of intangible personal property of individuals, estates, trusts and certain corporations. The Single Business Tax Act levies a tax of 2.30% upon the "adjusted tax base" of most individuals, financial institutions, partnerships, joint ventures, corporations, estates and trusts engaged in "business activity" as defined in the Act.

          The transfer of Fund shares by a shareholder is subject to Michigan taxes measured by gain on the sale, payment or other disposition thereof. In addition, the transfer of Fund shares by a shareholder may be subject to Michigan estate or inheritance tax under Act No. 188, Public Acts of Michigan, 1899, as amended ("Michigan Estate Tax").

          The foregoing is only a summary of some of the important Michigan state tax considerations generally affecting the Michigan Municipal Bond Fund and its shareholders. No attempt has been made to present a detailed explanation of the Michigan state tax treatment of the Fund or its shareholders, and this discussion is not intended as a substitute for careful planning. Accordingly, potential investors in this Fund should consult their tax advisers with respect to the application of such taxes to the receipt of Fund dividends and as to their own Michigan state tax situation, in general.

                                   MANAGEMENT

Trustees and Officers of the Trust
----------------------------------

          The Trustees and executive officers of the Trust, their ages and their principal occupations for the last five years are set forth below. Each Trustee has an address at Pegasus Funds, c/o NBD Bank, 900 Tower Drive, Troy, Michigan 48098. Each Trustee also serves as a trustee of Pegasus Variable Funds, a registered investment Company advised by the Investment Adviser.

Nicholas J. De Grazia, Trustee

Business Consultant (1997); Consultant, Lionel L.L.C. (1995-1996); President, Chief Operating Officer and Director, Lionel Trains, Inc. (1990-1995); Vice President-Finance and Treasurer, University of Detroit (1981-1990); President (1981-1990) and Director (1986-1995), Polymer Technologies, Inc.; President, Florence Development Company (1987-1990); Chairman (since 1994) and Director (1992-1995), Central Macomb County Chamber of Commerce; Vice Chairman, Michigan Higher Education Facilities Authority (since 1991); Trustee, Pegasus Variable Funds. He is 55 years old.


John P. Gould, Trustee, Chairman of the Board

Executive Vice President of Lexecon Inc. (since 1995); Steven G. Rothmeier Professor (since January, 1996); Distinguished Service Professor of Economics of the University of Chicago Graduate School of Business (since 1984); Dean of the University of Chicago Graduate School of Business (1983-1993); Member of Economic Club of Chicago and Commercial Club of Chicago; Director of Harbor Capital Advisors and Dimensional Fund Advisors; Trustee, Pegasus Variable
Funds.  He is 59 years old.


Marilyn McCoy, Trustee

Vice President of Administration and Planning of Northwestern University (since
1985); Director of Planning and Policy Development for the University of Colorado (1981-1985); Member of the Board of Directors of Evanston Hospital, Mather Foundation and Metropolitan Family Services; Member of Economic Club of Chicago and Chicago Network; Trustee, Pegasus Variable Funds. She is 50 years old.

Julius L. Pallone, Trustee

President, J.L. Pallone Associates, Consultants (since 1994); Chairman of the Board (1974-1993), Maccabees Life Insurance Company; President and Chief Executive Officer, Royal Financial Services (1991-1993); Director, American Council of Life Insurance of Washington, D.C. (life insurance industry association) (1988-1993); Director, Crowley, Milner and Company (department store) (since 1988); Trustee, Lawrence Technological University (since

1982); Director, Oakland Commerce Bank (since 1984) and Michigan Opera Theater (since 1981); Trustee, Pegasus Variable Funds. He is 67 years old.


*Donald G. Sutherland, Trustee and President

Partner of the law firm Ice, Miller, Donadio & Ryan, Indianapolis, Indiana; Trustee, Pegasus Variable Funds. He is 69 years old.


Donald L. Tuttle, Trustee


Vice President (since 1995), Senior Vice President (1992-1995), Association for Investment Management and Research; Professor of Finance, Indiana University (1970-1991); Vice President, Trust & Investment Advisers, Inc. (1990-1991); Director, Federal Home Loan Bank of Indianapolis (1981-1985); Trustee, Pegasus Variable Funds. He is 63 years old.




Alaina Metz, Vice President

An employee of the Distributor since June 1995. Prior to joining the Distributor Ms. Metz was a supervisor at Alliance Capital Management L.P. in New York. She is 31 years old and her address is 3435 Stelzer Road, Columbus, Ohio 43219-3035.


D'Ray Moore, Treasurer

An employee of the Distributor. She is 39 years old and her address is 3435 Stelzer Road, Columbus, Ohio 43219-3035.


W. Bruce McConnel, III, Secretary

Partner of the law firm Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. He is 55 years old, and his address is 1345 Chestnut Street, Philadelphia, Pennsylvania 19107

* Denotes Interested Trustee

____________________________

          For so long as the plan described in the section captioned "Distribution and Shareholder Services Plans" remains in effect, the Trustees of the Trust who are not "interested persons" of the Trust, as defined in the 1940 Act, will be selected and nominated by the Trustees who are not "interested persons" of the Trust.

          Each Trustee receives from the Trust and Pegasus Variable Funds a total annual fee of $17,000 and a fee of $2,000 for each Board of Trustees meeting attended. The Chairman is entitled to additional compensation of $4,250 per year for his services to the Trusts in that capacity. These fees are allocated among the investment portfolios of the Trust and Pegasus Variable Funds based on their relative net assets. All Trustees are reimbursed for out of pocket expenses incurred in connection with attendance at meetings. Drinker Biddle & Reath LLP, of which Mr. McConnel is a partner, receives legal fees as counsel to the Trust.

          The following table summarizes the compensation for each of the Trustees for the Trust's fiscal year ended December 31, 1997:

                                                                                (3)
                                                                               Total
                                                                            Compensation
                                                       (2)                 From Trust and
                                                    Aggregate              Fund Complex**
                   (1)                            Compensation             Paid to Board
          Name of Board Member                     from Trust*                 Member
          --------------------                     -----------                 ------
Will M. Caldwell, Trustee +                          $27,000                  $27,000

Nicholas J. DeGrazia, Trustee                        $27,000                  $27,000

John P. Gould, Trustee and                           $31,250                  $27,000
 Chairman of the Board

Marilyn McCoy, Trustee                               $27,000                  $27,000

Julius L. Pallone, Trustee ++                        $27,000                  $27,000

Donald G. Sutherland, ++                             $27,000                  $27,000
 Trustee and President

Donald L. Tuttle, Trustee ++                         $27,000                  $27,000


______________________

*  Amount does not include reimbursed expenses for attending Board meetings.

** The Fund Complex for the fiscal year ended December 31, 1997, consisted of the Trust and Pegasus Variable Funds.

+ Mr. Caldwell resigned as Trustee of the Trust and Pegasus Variable Funds as of December 31, 1997.

++ Deferred compensation in the amounts of $27,000, $13,500 and $27,000 accrued during Pegasus Funds' fiscal year ended December 31, 1997 for Messrs. Pallone and Tuttle and Ms. McCoy, respectively.
______________________


           The Trustees and Officers of the Trust, as a group, owned less than 1% of the outstanding shares of each Fund as of December 31, 1997.


Investment Adviser
------------------

           Information about the Investment Adviser and its duties and compensation as investment adviser is contained in the Prospectus. In addition, the Investment Adviser is entitled to 4/10ths of the gross income earned by a Fund on each loan of securities (excluding capital gains and losses, if any). The Investment Adviser has informed the Trust's Board of

Trustees that since the inception of the Trust neither it nor any of its affiliates has engaged in and received compensation for any transactions involving lending of portfolio securities. Furthermore, neither the Investment Adviser nor any of its affiliates will do so unless permitted by the SEC or SEC staff.

          The Investment Adviser's own investment portfolios may include bank certificates of deposit, bankers' acceptances, corporate debt obligations, equity securities and other investments any of which may also be purchased by the Trust. Joint purchase of investments for the Trust and for the Investment Adviser's own investment portfolios will not be made. The Investment Adviser's and its affiliates' respective commercial banking departments may have deposit, loan and other commercial banking relationships with issuers of securities purchased by the Trust, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of securities purchased by the Trust.

          For the fiscal year or period ended December 31, 1997, the Trust paid the Investment Adviser fees for advisory services on behalf of each Fund and the Money Market Fund, and the Investment Adviser reimbursed each Fund for certain operating expenses, as follows:

                                    Advisory Fees Paid  Expenses Reimbursed
                                    ------------------  -------------------

Managed Assets Conservative Fund            $  608,622             $ 85,184
Managed Assets Balanced Fund                $1,384,326             $172,146
Managed Assets Growth Fund                  $   35,036             $ 56,116
Equity Income Fund                          $1,594,129                   --
Growth Fund                                 $3,641,754                   --
Mid-Cap Opportunity Fund                    $5,355,678                   --
Small-Cap Opportunity Fund                  $1,283,658                   --
Intrinsic Value Fund                        $2,987,206                   --
Growth and Value Fund                       $5,632,896             $ 67,597
Equity Index Fund                           $  760,869                   --
International Equity Fund                   $3,752,409                   --
Intermediate Bond Fund                      $1,890,923                   --
Bond Fund                                   $4,089,788                   --
Short Bond Fund                             $  712,555             $ 23,532
Multi Sector Bond Fund                      $  562,165                   --
International Bond Fund                     $  534,521             $159,849
High Yield Bond Fund                        $  114,085             $ 35,717
Municipal Bond Fund                         $1,524,196                   --
Intermediate Municipal Bond Fund            $1,585,083                   --
Michigan Municipal Bond Fund                $  271,734             $ 43,158
Money Market Fund                           $6,818,663             $ 46,475

          From the date of the Reorganization of each Fund and the Money Market Fund, or September 23, 1996 if the Fund was not involved in a Reorganization, or December 17, 1996 (commencement of investment operations) in the case of the Managed Assets Growth Fund, through December 31, 1996, the Trust paid the Investment Adviser fees for advisory services on behalf of each Fund and the Money Market Fund, and the Investment Adviser reimbursed each Fund for certain operating expenses, as follows:


                                    Advisory Fees Paid  Expenses Reimbursed
                                    ------------------  -------------------

Managed Assets Conservative Fund            $  189,293             $ 38,616
Managed Assets Balanced Fund                $  294,755             $ 56,597
Managed Assets Growth Fund                  $      357             $    280
Equity Income Fund                          $  794,924             $ 66,325
Growth Fund                                 $1,423,281             $ 67,208
Mid-Cap Opportunity Fund                    $1,467,224                   --
Small-Cap Opportunity Fund                  $  405,651             $ 56,427
Intrinsic Value Fund                        $  691,537                   --
Growth and Value Fund                       $1,531,967                   --
Equity Index Fund                           $  280,393             $ 26,973
International Equity Fund                   $1,206,664             $ 26,973
Intermediate Bond Fund                      $  675,868             $ 49,186
Bond Fund                                   $1,142,259             $ 49,503
Short Bond Fund                             $  200,474             $ 29,453
Multi Sector Bond Fund                      $  282,194             $ 16,303
International Bond Fund                     $  160,317             $121,072
Municipal Bond Fund                         $  640,639             $108,706
Intermediate Municipal Bond Fund            $  784,244             $ 69,264
Michigan Municipal Bond Fund                $   77,238             $ 11,150
Money Market Fund                           $2,613,801             $180,817

           For the period from January 1, 1996 through the date of each Fund's Reorganization, or September 23, 1996 in the case of those Funds not involved in a Reorganization, and for the fiscal year or period ended December 31, 1995, the Trust paid NBD fees for advisory and administrative services under the previous investment advisory agreement with NBD on behalf of the following funds:

                                 January 1, 1996
                                   through the
                                 Reorganization/       December 31,
                                September 23, 1996         1995
                                ------------------     ------------
Managed Assets Balanced Fund        $  521,060          $  570,525
Mid-Cap Opportunity Fund            $3,397,900          $4,490,930
Intrinsic Value Fund                $1,382,039          $1,817,833
Growth and Value Fund               $3,718,231          $4,951,664
Equity Index Fund                   $  444,727          $  411,792
International Equity Fund           $  594,989          $  529,312
Intermediate Bond Fund              $1,539,059          $2,650,418
Bond Fund                           $2,021,339          $3,121,267
Short Bond Fund                     $  708,692          $  650,298
Michigan Municipal Bond Fund        $  231,258          $  327,020
Money Market Fund                   $5,373,325          $7,225,557

          For the period from January 1, 1996 through September 23, 1996, and for the fiscal year ended December 31, 1995, NBD reimbursed the Trust for certain expenses on behalf of the Michigan Municipal Bond Fund as follows:

                                 January 1, 1996
                                   through the
                                 Reorganization/       December 31,
                                September 23, 1996       1995
                                ------------------     ------------
Michigan Municipal Bond Fund         $34,535             $119,481


          Prior to the Managed Assets Conservative, Equity Income, Growth, Small-Cap Opportunity, Multi Sector Bond, International Bond, Municipal Bond and Intermediate Municipal Bond Funds' current advisory agreement, FCNIMCO provided advisory services to such Funds. For the period from January 1, 1996 through the date of each Fund's Reorganization, and for the fiscal period from January 17, 1995 (effective date of the following Funds' investment advisory agreement with FCNIMCO) through December 31, 1995, the Funds paid FCNIMCO fees for advisory services and FCNIMCO voluntarily waived advisory fees as follows:

                                                               Advisory                             Advisory
                                                              Fees Paid                            Fees Paid
                                        Annual Fee            January 1,                          January 17,
                                      Payable As a %             1996           Advisory Fees     1995 through     Advisory Fees
                                        of Average           through the           Waived         December 31,        Waived
                                     Daily Net Assets       Reorganization          1996              1995             1995
                                     ----------------       --------------      -------------     ------------     -------------

Managed Assets Conservative Fund           .65%              $  222,625           $ 95,432         $  142,517        $178,658
Equity Income Fund                         .50%              $  748,110           $233,127         $  829,039        $277,716
Growth Fund                                .65%              $1,001,270           $245,346         $1,399,749        $314,740
Small-Cap Opportunity Fund                 .70%              $  346,745           $147,469         $  318,920        $168,733
Multi Sector Bond Fund                     .40%              $  538,380           $183,139         $  426,638        $185,678
International Bond Fund                    .70%              $   58,049           $160,438         $   10,617        $ 68,517
Municipal Bond Fund                        .40%              $  460,817           $273,829         $  565,821        $304,953
Intermediate Municipal Bond Fund           .40%              $  776,919           $267,210         $  938,654        $429,888


          Prior to January 17, 1995, FNBC provided management services to the Managed Assets Conservative, Multi Sector Bond, Municipal Bond and Intermediate Municipal Bond Funds pursuant to a management agreement (the "Prior Management Agreement"). Under the terms of the Prior Management Agreement, the Funds agreed to pay FNBC a monthly fee at the annual rate of .65%, .60%, .40% and .40% of the value of each respective Fund's average daily net assets.

          Investment decisions for the Trust and other fiduciary accounts are made by FCNIMCO solely from the standpoint of the independent interest of the Trust and such other fiduciary accounts. FCNIMCO performs independent analyses of publicly available information, the results of which are not made publicly available. In making investment decisions for the Trust, FCNIMCO does not obtain information from any other division or department of the Investment Adviser or otherwise, which is not publicly available. FCNIMCO executes transactions for the Trust only with unaffiliated dealers but such dealers may be customers of the Investment Adviser's affiliates. The Investment Adviser may make bulk purchases of securities for the Trust and for other customer accounts (but not for its own investment portfolio), in which case the Trust will be charged a pro rata share of the transaction costs incurred in making the bulk purchase. See "Investment Objectives, Policies and Risk Factors - Portfolio Transactions" above.

          FCNIMCO has agreed as Investment Adviser that it will reimburse the Trust such portions of its fees as may be required to satisfy any expense limitations imposed by state securities laws or other applicable laws.

          Under the terms of the Advisory Agreement, the Investment Adviser is obligated to manage the investment of each Fund's and the Money Market Fund's assets in accordance with applicable laws and regulations, including, to the extent applicable, the regulations and rulings of the various regulatory governmental bank agencies.

          The Investment Adviser will not accept Trust shares as collateral for a loan which is for the purpose of purchasing Trust shares, and will not make loans to the Trust. Inadvertent overdrafts of the Trust's account with the Custodian occasioned by clerical error or by failure of a shareholder to provide available funds in connection with the purchase of shares will not be deemed to be the making of a loan to the Trust by the Investment Adviser.

          Under the Advisory Agreement, the Investment Adviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of such Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from its reckless disregard of its duties and obligations under the Agreement.

          FCNIMCO is authorized by the Advisory Agreement to employ a sub-adviser(s) to assist it in the performance of its duties under the Advisory Agreement. Any such sub-adviser(s) are to be paid by FCNIMCO, not by the Funds, and FCNIMCO shall be fully responsible to the Trust for the acts and omissions of any such sub-advisers. FCNIMCO has entered into a sub-advisory agreement with Federated on behalf of the High Yield Bond Fund.

The Sub-Adviser
---------------

          Information about the Sub-Adviser and its duties and compensation is contained in the Prospectus. Federated, under the supervision of FCNIMCO, is obligated to manage the investment of the High Yield Bond Fund's assets in accordance with applicable laws and regulations, including, to the extent applicable, the regulations and rulings of the various regulatory governmental bank agencies.

          Under the Sub-Advisory Agreement, the Sub-Adviser is not liable for any error of judgment or mistake of law or for any loss suffered by the High Yield Bond Fund in connection with the performance of the Sub-Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from its reckless disregard of its duties and obligations under the Sub-Advisory Agreement.

Administrators
--------------

          Pursuant to an Administration Agreement dated as of April 12, 1996 with the Trust, FCNIMCO and BISYS assist in all aspects of the Trust's operations, other than providing investment advice, subject to the overall authority of the Trust's Board in accordance with Massachusetts law. Under the terms of the Administration Agreement,

FCNIMCO and BISYS are entitled jointly to a monthly administration fee at the annual rate of .15% of each Fund's and the Money Market Funds average daily net assets.

          For the fiscal year or period ended December 31, 1997 and from the date of the Reorganization of each Fund and the Money Market Fund, or September 23, 1996 if the Fund was not involved in a Reorganization, or December 17, 1996 (commencement of investment operations) in the case of the Managed Assets Growth Fund, through December 31, 1996, FCNIMCO received from the Trust, as agent for the co-administrators, administration fees as follows:


                                                     1997              1996
                                                Administration    Administration
Fund                                                 Fee               Fee
----                                            --------------    --------------
Managed Assets Conservative Fund                  $  140,451        $   43,683
Managed Assets Balanced Fund                      $  319,460        $   68,020
Managed Assets Growth Fund                        $    8,085        $       82
Equity Income Fund                                $  478,239        $  238,477
Growth Fund                                       $  910,438        $  382,992
Mid-Cap Opportunity Fund                          $1,338,920        $  366,806
Small-Cap Opportunity Fund                        $  275,070        $   86,925
Intrinsic Value Fund                              $  746,802        $  172,884
Growth and Value Fund                             $1,408,224        $  382,992
Equity Index Fund                                 $1,141,303        $  420,590
International Equity Fund                         $  703,577        $  226,250
Intermediate Bond Fund                            $  709,096        $   34,354
Bond Fund                                         $1,533,671        $  416,965
Short Bond Fund                                   $  305,381        $   85,917
Multi Sector Bond Fund                            $  210,812        $  105,823
International Bond Fund                           $  114,545        $   34,354
High Yield Bond Fund                              $   24,447        $    N/A
Municipal Bond Fund                               $  571,573        $  233,974
Intermediate Municipal Bond Fund                  $  594,406        $  294,091
Michigan Municipal Bond Fund                      $  101,900        $   28,964
Money Market Fund                                 $3,641,198        $1,161,735




          Prior to January 17, 1995, the Dreyfus Corporation ("Dreyfus") provided administrative services to the Managed Assets Conservative, Equity Income, Growth, Small-Cap Opportunity, Multi Sector Bond, International Bond, Municipal Bond and Intermediate Municipal Bond Funds pursuant to an administration agreement between FNBC and Dreyfus. FNBC and not the Funds paid Dreyfus for Dreyfus' services. On January 17, 1995, FCNIMCO began providing administrative services to the Managed Assets Conservative, Equity Income, Growth, Small-Cap Opportunity, Multi Sector Bond, International Bond, Municipal Bond and Intermediate Municipal Bond Funds. Under the terms of this prior administration agreement, FCNIMCO was entitled to a fee, paid monthly, at an annual rate of .15% of each Fund's average daily net assets. For the period January 17, 1995 through December 31, 1995, each of the Managed Assets Conservative, Equity Income, Growth, Small-Cap Opportunity, Multi Sector Bond, International Bond, Municipal Bond and Intermediate Municipal Bond Funds paid FCNIMCO fees for administrative services, under the Funds' prior administration agreement, as follows:

                                    Administration     Administration
                                      Fees Paid         Fees Waived
                                    --------------     --------------
Managed Assets Conservative Fund       $ 70,857            $    0
Equity Income Fund                     $332,027            $    0
Growth Fund                            $395,652            $    0
Small-Cap Opportunity Fund             $104,497            $    0
Multi Sector Bond Fund                 $229,619            $    0
International Bond Fund                $ 12,551            $4,407
Municipal Bond Fund                    $310,972            $    0
Intermediate Municipal Bond Fund       $475,635            $    0


          The Trust has agreed that neither FCNIMCO nor BISYS will be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the agreement with FCNIMCO or BISYS relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of FCNIMCO, or BISYS in the performance of their obligations or from reckless disregard by any of them of their obligations and duties under the Administration Agreement.

          In addition, the Administration Agreement provides that if, in any fiscal year, the aggregate expenses of a Fund exceed the expense limitation of any state having jurisdiction over the Fund, FCNIMCO and BISYS will bear such excess expense to the extent required by state law.

          The aggregate of the fees payable to FCNIMCO and BISYS is not subject to reduction as the value of the Fund's net assets increases.

Distribution and Shareholder Servicing Plans
--------------------------------------------

          As stated in the Prospectus, the Trust may enter into Servicing Agreements with Service Agents which may include the Investment Adviser and its affiliates. The Servicing Agreements provide that the Service Agents will render shareholder administrative support services to their customers who are the beneficial owners of Fund shares in consideration for the Funds' payment of up to .25% (on an annualized basis) of the average daily net asset value of the shares beneficially owned by such customers and held by the Service Agents and, at the Trust's option, it may reimburse the Service Agents' out-of-pocket expenses. Such services may include: (i) processing dividend and distribution payments from a Fund; (ii) providing information periodically to customers showing their share positions; (iii) arranging for bank wires; (iv) responding to customer inquiries; (v) providing subaccounting with respect to shares beneficially owned by customers or the information necessary for such subaccounting; (vi) forwarding shareholder communications; (vii) processing share exchange and redemption requests from customers; (viii) assisting customers in changing dividend options, account designations and addresses; and
(ix) other similar services requested by the Trust. Banks acting as Service Agents are prohibited from engaging in any activity primarily intended to result in the sale of Fund shares. However, Service Agents other than banks may be requested to provide marketing assistance (e.g., forwarding sales literature and advertising to their customers) in connection with the distribution of Fund shares.

          Rule 12b-1 (the "Rule") adopted by the Securities and Exchange Commission under the 1940 Act provides, among other things, that an investment company may bear expenses of distributing its shares only pursuant to a plan adopted in accordance with the Rule. The Trust's Board of Trustees has adopted such a plan (the "Plan") with respect to each Fund's Class B Shares, pursuant to which each Fund pays the Distributor a fee of up to 0.75% of the average daily net asset value attributable to such Shares for advertising, marketing and distributing such Shares and for the provision of certain services to the holders of such Shares. Under the Plan, the Distributor may make payments to certain financial institutions, securities dealers and other financial industry professionals (collectively, "Service Agents") in respect of these services. The Board of Trustees believes that there is a reasonable likelihood that the Plan will benefit each Fund and the holders of such Shares.

          The Board of Trustees reviews, at least quarterly, a written report of the amounts expended under the Plan and in connection with the Trust's arrangements with Service Agents and the purposes for which the expenditures were made. In addition, such arrangements are approved annually by a majority of the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act and have no direct or indirect financial interest in such arrangements (the "Disinterested Trustees").

          Any material amendment to the Plan and the Trust's arrangements with Service Agents under the Shareholder Servicing Agreements must be approved by a majority of the Board of Trustees (including a majority of the Disinterested Trustees).

          As stated in the Prospectus for the Funds, the Trust has implemented the Servicing Plan described above with respect to Class A and Class B shares of the Funds only and the Plan with respect to Class B shares of the Funds only. The Trust will enter into shareholder servicing agreements with Service Agents pursuant to which services to their customers who beneficially own Class A and Class B shares of the Funds in consideration for the payment of up to .25% (on an annualized basis) of the average daily net asset value of such shares. The Trust has allocated the Servicing Fees which are attributable to the Class A and Class B shares exclusively to such shares and the Distribution Fees which are attributable to the Class B shares exclusively to such shares.

Distributor
-----------

          The shares of the Funds are offered on a continuous basis through BISYS, which acts under the Distribution Agreement as Distributor for the Trust. As stated in the Prospectus, the Trust will allocate distribution fees which are attributable to the Class B shares in a Fund exclusively to such shares.

     The following table shows all sales loads, commissions and other compensation received by BISYS directly or indirectly from each of the Funds, and the Money Market Fund, during each Fund's fiscal year or period ended December 31, 1997.


                                                                                 Brokerage
                                                                                 Commis-
                                        Net Under-                               sions in
                                        writing Dis-        Compensation         connection      Other
                                        counts and          on Redemption        with Fund       Compen-
                                        Commissions/(1)/    and Repurchase/(2)/  Transactions    sation/(3)/
                                        -----------         --------------       ------------    ------
Managed Assets Conservative Fund          $60,202               $17,704               $0         $
Managed Assets Balanced Fund              $42,622               $ 8,652               $0         $
Managed Assets Growth Fund                $17,108               $ 2,481               $0         $
Equity Income Fund                        $ 6,487               $ 4,356               $0         $
Growth Fund                               $ 8,695               $ 4,042               $0         $
Mid-Cap Opportunity Fund                  $18,106               $ 2,417               $0         $
Small-Cap Opportunity Fund                $ 8,477               $   437               $0         $
Intrinsic Value Fund                      $12,815               $ 5,337               $0         $
Growth and Value Fund                     $19,799               $ 5,370               $0         $
Equity Index Fund                         $ 6,868               $   591               $0         $
International Equity Fund                 $ 5,001               $   345               $0         $
Intermediate Bond Fund                    $ 1,280               $   426               $0         $
Bond Fund                                 $16,351               $ 5,482               $0         $
Short Bond Fund                           $   344               $   596               $0         $
Multi Sector Bond Fund                    $   149               $ 1,830               $0         $
International Bond Fund                   $ 1,084               $    74               $0         $
High Yield Bond Fund                      $   444               $    36               $0         $
Municipal Bond Fund                       $ 6,711               $ 2,648               $0         $
Intermediate Municipal Bond Fund          $ 1,864               $   740               $0         $
Michigan Municipal Bond Fund              $ 5,192               $ 1,119               $0         $
Money Market Fund                         $     0               $  --                 $0         $



---------------------
(1) Represents amounts received from front-end sales charge on A Shares.

(2) Represents amounts received from contingent deferred sales charges on B Shares and certain redemptions of A Shares. The basis on which such sales charges are paid is described in the Prospectus.

(3) Represents the payments made under the Shareholder Servicing Plans and the Plan (see "Management -- Distribution and Shareholder Servicing Plans") and retained by BISYS. In addition, BISYS received $1,825,233 in administration fees.

          The following table shows all sales loads, commissions and other compensation received by BISYS directly or indirectly from each of the Funds, and the Money Market Fund, during each Fund's fiscal year or period ended December 31, 1996.

                                                                                 Brokerage
                                                                                 Commis-
                                        Net Under-                               sions in
                                        writing Dis-        Compensation         connection      Other
                                        counts and          on Redemption        with Fund       Compen-
                                        Commissions/(1)/    and Repurchase/(2)/  Transactions    sation/(3)/
                                        -----------         --------------       ------------    ------
Managed Assets Conservative Fund          $17,318               $ 6,913               $0         $31,043
Managed Assets Balanced Fund              $ 3,351               $11,950               $0         $ 3,720
Managed Assets Growth Fund                $     1               $  --                 $0         $     4
Equity Income Fund                        $ 5,450               $ 2,246               $0         $ 9,855
Growth Fund                               $ 2,921               $    21               $0         $ 5,631
Mid-Cap Opportunity Fund                  $ 3,191               $    59               $0         $   129
Small-Cap Opportunity Fund                $ 1,566               $  --                 $0         $   363
Intrinsic Value Fund                      $ 1,184               $     1               $0         $   147
Growth and Value Fund                     $ 1,981               $    39               $0         $   160
Equity Index Fund                         $   535               $  --                 $0         $   102
International Equity Fund                 $ 4,109               $   491               $0         $ 4,944
Intermediate Bond Fund                    $   610               $  --                 $0         $ 1,542
Bond Fund                                 $ 1,349               $ 1,561               $0         $   756
Short Bond Fund                           $    52               $  --                 $0         $    51
Multi Sector Bond Fund                    $   294               $ 1,405               $0         $ 1,811
International Bond Fund                   $    29               $  --                 $0         $    82
Municipal Bond Fund                       $ 2,307               $  --                 $0         $ 3,531
Intermediate Municipal Bond Fund          $   499               $  --                 $0         $ 4,204
Michigan Municipal Bond Fund              $   721               $  --                 $0         $   118
Money Market Fund                         $     0               $  --                 $0         $ 1,274



______________________

(1) Represents amounts received from front-end sales charge on A Shares.

(2) Represents amounts received from contingent deferred sales charges on B Shares and certain redemptions of A Shares. The basis on which such sales charges are paid is described in the Prospectus.

(3) Represents the payments made under the Shareholder Servicing Plans and the Plan (see "Management -- Distribution and Shareholder Servicing Plans") and retained by BISYS. In addition, BISYS received $1,825,233 in administration fees.

    Includes front end sales charges, contingent deferred sales charges, Shareholder Servicing fees and Distribution fees received by Concord Financial Group, Inc. an indirect affiliate of BISYS and the distributor of Prairie Funds, Prairie Intermediate Bond Fund and Prairie Municipal Bond Fund, Inc.

          Prior to August 26, 1996 (September 16, 1996 for the Money Market
Fund), the Funds' shares were offered on a continuous basis through First of Michigan Corporation ("FoM") and Essex National Securities, Inc. ("Essex") as co-distributors of the Trust. For the period January 1, 1996 through August 25, 1996 (September 15, 1996 for the Money Market Fund), the Managed Assets Balanced, Mid-Cap Opportunity, Intrinsic Value, Growth and Value, Equity Index, International Equity, Intermediate Bond, Bond, Short Bond, Michigan Municipal Bond and Money Market Funds paid FoM and Essex for their services the following fees:

                                    Fees to FoM     Fees to Essex
                                    -----------     -------------

Managed Assets Balanced Fund            $ 2,762           $ 6,489
Mid-Cap Opportunity Fund                $18,360           $41,964
Intrinsic Value Fund                    $ 8,248           $11,101
Growth and Value Fund                   $21,865           $31,051
Equity Index Fund                       $22,759           $ 2,561
International Equity Fund               $ 4,800           $   935
Intermediate Bond Fund                  $12,528           $ 7,070
Bond Fund                               $18,850           $19,632
Short Bond Fund                         $ 5,632           $   487
Michigan Municipal Bond Fund            $   160           $12,967
Money Market Fund                       $76,683           $60,486


 _________________

          For the period January 1, 1996 through August 26, 1996 (September 16, 1996 for the Money Market Fund) and for the fiscal years ended December 31, 1995 and 1994, neither FoM nor Essex incurred any expenses with respect to each of the Funds for the printing and mailing of prospectuses to other than current shareholders.


          Prior to the date of the Reorganization of each of the Managed Assets Conservative, Equity Income, Growth, Small-Cap Opportunity, Multi Sector Bond, International Bond, Intermediate Municipal Bond, Growth and Municipal Bond Funds, were distributed by Concord Financial Group, Inc., an indirect affiliate of BISYS.


          For the fiscal year or period ended December 31, 1997, the Funds made the following payments under the Plan with respect to Class B shares of the indicated Fund, all of which was retained by BISYS:


                                        Amount of
                                        12b-1 Fees
                                         Paid to
                                          BISYS
                                        ----------

Managed Assets Conservative Fund           $65,931
Managed Assets Balanced Fund               $36,033
Managed Assets Growth Fund                 $17,451
Equity Income Fund                         $16,641
Growth Fund                                $ 9,894
Mid-Cap Opportunity Fund                   $11,805
Small-Cap Opportunity Fund                 $ 5,247
Intrinsic Value Fund                       $10,205
Growth and Value Fund                      $15,857
Equity Index Fund                          $ 5,793
International Equity Fund                  $10,134
Intermediate Bond Fund                     $ 1,750
Bond Fund                                  $ 9,794
Short Bond Fund                            $   856
Multi Sector Bond Fund                     $ 3,141
International Bond Fund                    $   536
High Yield Bond Fund                       $   536
Municipal Bond Fund                        $ 6,553
Intermediate Municipal Bond Fund           $ 4,878
Michigan Municipal Bond Fund               $ 2,218
Money Market Fund                          $ 2,984

          These amounts were used by BISYS and Concord to finance sales commissions to brokers selling Class B Shares.

          For the fiscal year or period ended December 31, 1997, the fee paid under the Shareholder Services Plan with respect to Class A and Class B Shares of the indicated Fund was as follows:

                                     Amount of Fee Paid
                                     ------------------
                                               Class A     Class B
                                               -------     -------
Managed Assets Conservative Fund              $  190,392   $21,977
Managed Assets Balanced Fund                  $  215,488   $12,011
Managed Assets Growth Fund                    $    5,385   $ 5,817
Equity Income Fund                            $   33,570   $ 5,547
Growth Fund                                   $   99,549   $ 2,917
Mid-Cap Opportunity Fund                      $  373,129   $ 3,935
Small-Cap Opportunity Fund                    $   30,251   $ 1,543
Intrinsic Value Fund                          $  120,837   $ 3,402
Growth and Value Fund                         $  252,785   $ 5,286
Equity Index Fund                             $  253,701   $ 1,931
International Equity Fund                     $   46,711   $ 3,378
Intermediate Bond Fund                        $   62,545   $   583
Bond Fund                                     $  181,257   $ 3,265
Short Bond Fund                               $    4,929   $   285
Multi Sector Bond Fund                        $   20,201   $ 1,047
International Bond Fund                       $   10,170   $   179
High Yield Bond Fund                          $       38   $    19
Municipal Bond Fund                           $   77,567   $ 2,184
Intermediate Municipal Bond Fund              $   47,300   $ 1,626
Michigan Municipal Bond Fund                  $   44,780   $   739
Money Market Fund                             $2,074,770   $   994


Custodian
---------

          As Custodian for the Trust, NBD (i) maintains a separate account or accounts in the name of each Fund, (ii) collects and makes disbursements of money on behalf of each Fund, (iii) collects and receives all income and other payments and distributions on account of the portfolio securities of each Fund, and (iv) makes periodic reports to the Trust's Board of Trustees concerning the Trust's operations.

          For its services as Custodian, NBD is entitled to receive from the Funds at the following annual rates based on the aggregate market value of such Funds' portfolio securities, held as Custodian: .03% of the first $20 million;
 .025% of the next $20 million; .02% of the next $20 million; .015% of the next $40 million; .0125% of the next $200 million; and .01% of the balance over $300,000,000. NBD will receive an annual account fee of $1,000 and $1.54 per month per asset held in each of these Funds. In addition, NBD, as Custodian, is entitled to receive $50 for each cash statement and inventory statement and $13 for each pass-through certificate payment, $35 for each option transaction requiring escrow receipts and $20 for all other security transactions.

                             INDEPENDENT AUDITORS


          Arthur Andersen LLP, independent public accountants, 500 Woodward Avenue, Detroit, Michigan 48226-3424, serves as auditors for the Trust. Ernst & Young LLP served as independent auditors for the Prairie Funds, Prairie Intermediate Bond Fund and Prairie Municipal Bond Fund, Inc. and such statements and notes are incorporated by reference into this Statement of Additional Information. The December 31, 1997 and 1996 financial statements and notes thereto have been audited by Arthur Andersen LLP, whose report thereon also appears in such Annual Report and is also incorporated herein by reference. The financial statements for periods or years ended December 31, 1995 and prior with respect to the Managed Assets Conservative, Equity Income, Growth, Small-Cap Opportunity, Multi Sector Bond, International Bond, Municipal Bond and Intermediate Municipal Bond Funds were audited by Ernst & Young LLP, such Funds' prior independent auditors, whose report dated February 23, 1996 expressed an unqualified opinion on such financial statements. The financial statements for periods or years prior to December 31, 1995 with respect to the Managed Assets Balanced, Mid-Cap Opportunity, Intrinsic Value, Growth and Value, Equity Index, International Equity, Intermediate Bond, Bond, Short Bond and Michigan Municipal Bond Funds were audited by Arthur Andersen LLP. No other parts of the Annual Report are incorporated by reference herein. Such financial statements have been incorporated herein in reliance on the reports of Arthur Andersen LLP and Ernst & Young LLP, independent auditors, given on the authority of said firms as experts in auditing and accounting.

                                    COUNSEL

          Drinker Biddle & Reath LLP (of which Mr. McConnel, Secretary of the Trust, is a partner), 1345 Chestnut Street, Philadelphia, Pennsylvania 19107-3496, is counsel to the Trust.

                     ADDITIONAL INFORMATION ON PERFORMANCE

          From time to time, the total return of each class of shares of each Fund and the yield of each class of shares of the Asset Allocation, Bond and Municipal Bond Funds for various periods may be quoted in advertisements, shareholder reports or other communications to shareholders. Performance information is generally available by calling (800) 688-3350.

          Yield Calculations. A Fund's yield is calculated by dividing the Fund's net investment income per share (as described below) earned during a 30-day period by the maximum offering price per share on the last day of the period and annualizing the result on a semi-annual basis by adding one to the quotient, raising the sum to the power of six, subtracting one from the result and then doubling the difference. A Fund's net investment income per share earned during the period is based on the average daily number of shares outstanding during the period entitled to receive dividends and includes dividends and interest earned during the period minus expenses accrued for the period, net of reimbursements. This calculation can be expressed as follows:

                                              a-b
                                 Yield = 2 [(----- + 1)/6/ - 1]
                                               cd

          Where:     a = dividends and interest earned during the period.

                     b = expenses accrued for the period (net of
                         reimbursements).

                     c = the average daily number of shares outstanding during
                         the period that were entitled to receive dividends.

                     d = maximum offering price per share on the last day of the period.

          For the purpose of determining net investment income earned during the period (variable "a" in the formula), dividend income on equity securities held by a Fund is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in the portfolio. Each Fund calculates interest earned on any debt obligations held in its portfolio by computing the yield to maturity of each obligation held by it based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest), and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is in the portfolio. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market values of such debt obligations.

          Undeclared earned income may be subtracted from the maximum offering price per share (variable "d" in the formula). Undeclared earned income is the net investment income which, at the end of the 30-day base period, has not been declared as a dividend, but is reasonably expected to be and is declared as a dividend shortly thereafter.

          For the 30-day period ended December 31, 1997, the yields, calculated as set forth above, for the Funds were as follows:


                                        Class A
                                        -------
                                    With Sales Load  Class B   Class I
                                    ---------------  -------   -------
Intermediate Bond Fund                    5.77%       5.25%     6.20%
Bond Fund                                 5.86%       5.35%     6.39%
Short Bond Fund                           5.29%       4.68%     5.59%
Multi Sector Bond Fund                    5.38%       4.85%     5.79%
High Yield Bond Fund                      7.81%       7.58%     7.91%
Municipal Bond Fund                       4.06%       3.53%     4.49%
Intermediate Municipal Bond Fund          3.75%       3.12%     4.12%
Michigan Municipal Bond Fund              4.08%       3.62%     4.52%



          In addition, the Municipal Bond Funds may advertise their standardized "tax-equivalent yield," which is computed by: (a) dividing the portion of the yield (as calculated above) that is exempt from income tax by one minus a stated income tax rate; and (b) adding the figure resulting from (a) above to that portion, if any, of the yield that is not tax-exempt.

          The tax-equivalent yields for the Municipal Bond Funds for the 30-day period ended December 31, 1997 (assuming a 39.6% federal tax rate for each Fund and a 4.4% Michigan income tax rate for the Michigan Municipal Bond Fund) were as follows:


                                        Class A
                                        -------
                                    With Sales Load   Class B   Class I
                                    ---------------   -------   -------

Municipal Bond Fund                       6.72%        5.84%     7.43%

Intermediate Municipal Bond Fund          6.21%        5.17%     6.82%
Michigan Municipal Bond Fund              7.29%        6.46%     8.07%


          Total Return Calculations. Each Fund computes its "average annual total return" for a class by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by dividing the ending redeemable value of a hypothetical $1,000 initial payment by $1,000 and raising the quotient to a power equal to one divided by the number of years (or fractional portion thereof) covered by the computation and subtracting one from the result. This calculation can be expressed as follows:


                    T =   [(ERV 1/N) - 1]
                            -------
                            P

          Where:    T = average annual total return.

                 ERV = ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.

                  P =   hypothetical initial payment of $1,000.

                  n = period covered by the computation, expressed in terms of years.

          The Funds compute their aggregate total returns for each class by determining the aggregate rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. The formula for calculating aggregate total return is as follows:


                            ERV
                    T =  [(------) - 1]
                            P

          The calculations of average annual total return and aggregate total return assume the reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period, and include all recurring fees charged to all shareholder accounts, assuming an account size equal to a Fund's mean (or median) account size for any fees that vary with the size of the account. The ending redeemable value (variable "ERV" in each formula) is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computation. Each Fund's average annual total return may reflect the deduction of the maximum sales load imposed on purchases.

          The aggregate total returns for the Funds or predecessor funds, as the case may be, for the period since commencement of operations through the period ended December 31, 1997 are shown below:

                                          Aggregate Total    Aggregate Total
                                          Return From        Return From
                                          Inception          Inception
                                          Through            Through
                                          12/31/97 (with     12/31/97 (with-
                                          Deduction of       out Deduction
                                          Maximum Sales      for Any Sales
                                          Charge)            Charge)              Inception Date
                                          -------------      ---------------      --------------
Managed Assets Conservative Fund*/(1)/
  Class A                                          271.16%            252.61%           01/23/86
  Class B                                           49.21%             46.21%           03/03/95
  Class I                                           53.39%                              03/03/95

Managed Assets Balanced Fund*
  Class A                                           57.22%             49.36%           01/01/94
  Class B                                           49.58%             46.58%           01/01/94
  Class I                                           57.98%                              01/01/94

Managed Assets Growth Fund
  Class A                                           18.34%             12.42%           12/18/96
  Class B                                           16.23%             12.23%           12/18/96
  Class I                                           19.05%                              12/18/96

Equity Income Fund/(1)/
  Class A                                         1998.18%           1893.33%           03/31/67
  Class B                                         1953.11%           1953.11%           03/31/67
  Class I                                         2352.34%                              03/31/67

Growth Fund/(2)/
  Class A                                         1029.03%            972.61%           05/31/68
  Class B                                         1004.40%           1004.40%           05/31/68
  Class I                                         1210.08%                              05/31/68

Mid-Cap Opportunity Fund
  Class A                                          634.92%            598.20%           12/31/83
  Class B                                          632.08%            632.08%           12/31/83
  Class I                                          637.67%                              12/31/83

Small-Cap Opportunity Fund/(1)/
  Class A                                         1078.38%           1019.49%           06/30/72
  Class B                                         1058.05%           1058.05%           06/30/72
  Class I                                         1246.28%                              06/30/72

Intrinsic Value Fund
  Class A                                          466.21%            437.92%           12/31/85
  Class B                                          460.13%            460.13%           12/31/85
  Class I                                          468.12%                              12/31/85

Growth and Value Fund
  Class A                                          561.65%            528.59%           12/31/83
  Class B                                          548.71%            548.71%           12/31/83
  Class I                                          564.02%                              12/31/83

Equity Index Fund
  Class A                                          606.93%            585.74%           06/30/85
  Class B                                          598.10%            589.10%           06/30/85
  Class I                                          608.82%                              06/30/85

International Equity Fund
  Class A                                          165.53%            152.27%           04/30/86
  Class B                                          161.12%            161.12%           04/30/86
  Class I                                          166.99%                              04/30/86

Intermediate Bond Fund
  Class A                                          227.70%            217.87%           12/31/83
  Class B                                          225.28%            225.28%           12/31/83
  Class I                                          229.10%                              12/31/83

Bond Fund
  Class A                                          284.58%            267.28%           12/31/83
  Class B                                          282.10%            282.10%           12/31/83
  Class I                                          286.08%                              12/31/83

Short Bond Fund
  Class A                                          186.31%            183.45%           12/31/83
  Class B                                          183.13%            183.13%           12/31/83
  Class I                                          187.37%                              12/31/83

                                          Aggregate Total   Aggregate Total
                                          Return From       Return From
                                          Inception         Inception
                                          Through           Through
                                          12/31/97 (with    12/31/97 (with-
                                          Deduction of      out Deduction
                                          Maximum Sales     for Any Sales
                                          Charge)           Charge)            Inception Date
                                          --------------    ---------------    --------------
Multi Sector Bond Fund/(1)/
  Class A                                     34.38%            30.36%            03/05/93
  Class B                                     17.04%            15.04%            05/31/95
  Class I                                     35.62%                              03/05/93

International Bond Fund/(1)/
  Class A                                    105.19%            95.96%            09/30/89
  Class B                                     99.38%            99.38%            09/30/89
  Class I                                    114.41%                              09/30/89

High Yield Bond Fund
  Class A                                      4.19%            -0.49%            07/01/97
  Class B                                      3.94%            -1.06%            07/01/97
  Class I                                      6.37%                              07/01/97

Municipal Bond Fund/(3)/
  Class A                                    120.73%           110.80%            03/01/88
  Class B                                     20.62%            17.62%            04/04/95
  Class I                                    126.35%                              03/01/88

Short Municipal Bond Fund
  Class A                                    120.34%           118.14%            12/31/83
  Class B                                    120.34%           120.34%            12/31/83
  Class I                                    128.15%                              12/31/83

Intermediate Municipal Bond Fund/(1)/
  Class A                                    101.16%            95.13%            03/01/88
  Class B                                     96.57%            96.57%            03/01/88
  Class I                                    106.91%                              03/01/88

Michigan Municipal Bond Fund
  Class A                                     37.35%            31.17%            02/01/93
  Class B                                     35.70%            32.70%            02/01/93
  Class I                                     37.84%                              02/01/93

* Prior to November 20, 1996, these Asset Allocation Funds invested substantially all of their assets directly in portfolio securities rather than mutual fund shares. Investing in the Underlying Funds through the Asset Allocation Funds involves certain additional expenses and tax results that would not be present in a direct investment in the Underlying Funds. Had these additional expenses and tax results been reflected, performance would be reduced.

/1/ Prior to September 21, 1996, the Managed Assets Conservative, Equity Income, Small-Cap Opportunity, Multi Sector Bond, International Bond and Intermediate Municipal Bond Funds had no prior operating history. Except as noted below, performance for periods prior to such date is represented by the performance of the Prairie Managed Assets Income, Prairie Equity Income, Prairie Special Opportunity, Prairie Intermediate Bond, Prairie International Bond and Prairie Intermediate Municipal Bond Funds, respectively. On September 21, 1996, the assets and liabilities of these Prairie Funds were transferred to the above stated respective Funds of the Trust. Performance of the Managed Assets Conservative Fund and Intermediate Municipal Bond Fund for periods prior to March 3, 1995 and March 1, 1988, respectively, is represented by the performance of the First Prairie Diversified Assets Fund and the Intermediate Series of the First Prairie Municipal Bond Fund, respectively. The Prairie Managed Assets Income Fund and Prairie Intermediate Municipal Bond Fund commenced operations through a transfer of assets from the First Prairie Diversified Assets Fund and the Intermediate Series of the First Prairie Municipal Bond Fund, respectively.

/2/ Performance for periods from January 27, 1995 to August 24, 1996 is represented by the performance of the Prairie Growth Fund. On such date, the assets and liabilities of the Prairie Growth Fund were transferred to the Growth Fund.

/3/ Performance for periods prior to September 14, 1996 is represented by the performance of the Prairie Municipal Bond Fund. On such date, the assets and liabilities of the Prairie Municipal Bond Fund were transferred to the Municipal Bond Fund.

          The Funds may also from time to time include in advertisements, sales literature, communications to shareholders and other materials ("Literature") total return figures that are not calculated according to the formulas set forth above in order to compare more accurately a Fund's performance with other measures of investment return. For example, in comparing the Funds' total returns with data published by Lipper Analytical Services, Inc., Morningstar, CDA Investment Technologies, Inc. or Weisenberger Investment Company Service, or with the performance of an index, the Funds may calculate their returns for the period of time specified in the advertisement or communication by assuming the investment of $10,000 in shares and assuming the reinvestment date. Percentage increases are determined by subtracting the initial value of the investment from the ending value and by dividing the remainder by the beginning value. The Funds do not, for these purposes, deduct from the initial value invested any amount representing sales charges. The Funds will, however, disclose the maximum sales charge and will also disclose that the performance data does not reflect sales charges and that inclusion of sales charges would reduce the performance quoted.

HISTORICAL PERFORMANCE INFORMATION
----------------------------------

          Composite performance is set forth below for the Funds or predecessor funds, as the case may be, for various periods ended December 31, 1997, except as noted. The inception date for those Funds including common trust fund and collective investment trust (together the "common trust funds") performance is the inception date of the common trust funds and for the other Funds the date of inception under the 1940 Act. Total returns for Class A and Class B shares are set forth at net asset value ("NAV") and the Fund's public offering price or maximum CDSC, as applicable. Past performance is not indicative of future results.

                                                            Average Annual Total Return
                                                            ---------------------------
                                                                                                     Since Inception
                                                                                                     ---------------
                                               1 Year              5 Years         10 Years          (Inception Date)
                                               ------              -------         --------          ----------------

----------------------------------------------------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
-----------------------
Managed Assets Conservative Fund/*(1)/
--------------------------------------
 Class A shares (NAV/public offering price)  13.10%/ 7.45%   11.15%/10.02%   12.69%/12.11%   11.61%/11.13% (1/23/86)
 Class B shares (NAV/CDSC)                   12.29%/ 8.39%      N/A             N/A          15.17%/14.34% (3/3/95)
 Class I shares                                  13.34%         N/A             N/A              16.30% (3/3/95)
----------------------------------------------------------------------------------------------------------------------------
Managed Assets Balanced Fund/*/
-------------------------------
 Class A shares (NAV/public offering price)  15.28%/ 9.52%      N/A             N/A          11.98%/10.55% (1/1/94)
 Class B shares (NAV/CDSC)                   14.59%/10.59%      N/A             N/A          10.59%/10.03% (1/1/94)
 Class I shares                                  15.79%         N/A             N/A              12.11% (1/1/94)
----------------------------------------------------------------------------------------------------------------------------
Managed Assets Growth Fund
--------------------------
 Class A shares (NAV/public offering price)  17.75%/11.87%      N/A             N/A          17.62%/11.95% (12/18/96)
 Class B shares (NAV/CDSC)                   16.69%/12.69%      N/A             N/A          15.60%/11.76% (12/18/96)
 Class I shares                                  17.87%         N/A             N/A             18.30% (12/18/96)
----------------------------------------------------------------------------------------------------------------------------
EQUITY FUNDS:
-------------
Equity Income Fund/(1)(2)/
-------------------------
 Class A shares (NAV/public offering price)  21.57%/15.49%   15.84%/14.65%   14.51%/13.92%   10.40%/10.22% (3/31/67)
 Class B shares (NAV/CDSC)                   20.73%/16.80%   15.33%/15.22%   14.26%/14.26%   10.32%/10.32% (3/31/67)
 Class I shares                                 21.95%          16.31%          15.05%          10.96% (3/31/67)
----------------------------------------------------------------------------------------------------------------------------
Growth Fund/(2)(3)/
-----------------
 Class A shares (NAV/public offering price)  26.76%/20.42%   17.08%/15.89%   16.82%/16.23%    8.54%/8.35% (5/31/68)
 Class B shares (NAV/CDSC)                   25.90%/21.90%   16.57%/16.46%   16.57%/16.57%    8.46%/8.46% (5/31/68)
 Class I shares                                 27.10%          17.53%          17.35%          9.09% (5/31/68)
----------------------------------------------------------------------------------------------------------------------------
Mid-Cap Opportunity Fund/(2)/
----------------------------
 Class A shares (NAV/public offering price)  27.56%/21.19%   18.01%/16.81%   17.83%/17.23%   15.31%/14.89% (12/31/83)
 Class B shares (NAV/CDSC)                   27.10%/23.10%   17.92%/17.82%   17.79%/17.79%   15.28%/15.28% (12/31/83)
 Class I shares                                 27.91%          18.10%          17.88%          15.34% (12/31/83)
----------------------------------------------------------------------------------------------------------------------------
Small-Cap Opportunity Fund/(1)(2)/
--------------------------------
 Class A shares (NAV/public offering price)  30.16%/23.66%   16.42%/15.24%   18.25%/17.65%   10.16%/ 9.93% (6/30/72)
 Class B shares (NAV/CDSC)                   29.17%/25.17%   16.02%/15.91%   18.05%/18.05%   10.08%/10.08% (6/30/72)
 Class I shares                                 30.60%          17.01%          18.86%          10.73% (6/30/72)
----------------------------------------------------------------------------------------------------------------------------
Intrinsic Value Fund/(2)/
------------------------
 Class A shares (NAV/public offering price)  25.03%/18.79%   17.03%/15.83%   16.07%/15.48%   15.54%/15.05% (12/31/85)
 Class B shares (NAV/CDSC)                   24.24%/20.24%   16.78%/16.67%   15.95%/15.95%   15.44%/15.44% (12/31/85)
 Class I shares                                 25.25%          17.11%          16.11%          15.58% (12/31/85)
----------------------------------------------------------------------------------------------------------------------------
Growth and Value Fund/(2)/
--------------------------
 Class A shares (NAV/public offering price)  27.80%/21.41%   17.42%/16.22%   15.21%/14.62%   14.45%/14.03% (12/31/83)
 Class B shares (NAV/CDSC)                   26.90%/22.90%   16.96%/16.85%   14.99%/14.99%   14.28%/14.28% (12/31/83)
 Class I shares                                 28.15%          17.50%          15.25%          14.47% (12/31/83)
----------------------------------------------------------------------------------------------------------------------------
Equity Index Fund/(2)/
----------------------
 Class A shares (NAV/public offering price)  32.69%/28.71%   19.87%/19.15%   17.66%/17.31%   16.93%/16.65% (6/30/85)
 Class B shares (NAV/CDSC)                   31.71%/28.71%   19.26%/19.26%   17.36%/17.36%   16.69%/16.69% (6/30/85)
 Class I shares                                 32.97%          19.94%          17.69%          16.96% (6/30/85)
----------------------------------------------------------------------------------------------------------------------------
International Equity Fund/(2)/
-----------------------------
 Class A shares (NAV/public offering price)   3.69%/(1.49)%   10.00%/ 8.87%    6.46%/ 5.91%    8.72%/ 8.24% (4/30/86)
 Class B shares (NAV/CDSC)                    3.12%/(0.88)%    9.63%/ 9.49%    6.28%/ 6.28%    8.56%/ 8.56% (4/30/86)
 Class I shares                                  3.98%          10.12%           6.51%           8.77% (4/30/86)
----------------------------------------------------------------------------------------------------------------------------
BOND FUNDS:
-----------
Intermediate Bond Fund/(2)/
---------------------------
 Class A shares (NAV/public offering price)   8.04%/ 4.80%    6.73%/ 6.08%    8.16%/ 7.83%    8.84%/ 8.60% (12/31/83)
 Class B shares (NAV/CDSC)                    7.32%/ 4.32%    6.57%/ 6.57%    8.08%/ 8.08%    8.78%/ 8.78% (12/31/83)
 Class I shares                                  8.37%           6.82%           8.21%           8.88% (12/31/83)
----------------------------------------------------------------------------------------------------------------------------
Bond Fund/(2)/
--------------
 Class A shares (NAV/public offering price)   9.65%/ 4.72%    8.09%/ 7.10%    9.29%/ 8.79%   10.10%/ 9.74% (12/31/83)
 Class B shares (NAV/CDSC)                    8.91%/ 4.91%    7.95%/ 7.81%    9.22%/ 9.22%   10.05%/10.05% (12/31/83)
 Class I shares                                  9.97%           8.18%           9.33%          10.13% (12/31/83)
----------------------------------------------------------------------------------------------------------------------------
Short Bond Fund/(2)/
--------------------
 Class A shares (NAV/public offering price)   5.92%/ 4.86%    5.26%/ 5.05%    6.94%/ 6.83%    7.80%/ 7.72% (12/31/83)
 Class B shares (NAV/CDSC)                    5.19%/ 4.19%    5.02%/ 5.02%    6.82%/ 6.82%    7.71%/ 7.71% (12/31/83)
 Class I shares                                  6.20%           5.34%           6.98%           7.83% (12/31/83)
----------------------------------------------------------------------------------------------------------------------------
Multi Sector Bond Fund/(1)/
---------------------------
 Class A shares (NAV/public offering price)  8.58%/ 5.33%        N/A             N/A          6.31%/ 5.65% (3/5/93)
 Class B shares (NAV/CDSC)                   7.75%/ 4.75%        N/A             N/A          6.26%/ 5.56% (5/31/95)
 Class I shares                                  8.86%           N/A             N/A             6.52% (3/5/93)
----------------------------------------------------------------------------------------------------------------------------
International Bond Fund/(1)(2)/
-------------------------------
 Class A shares (NAV/public offering price)  (4.46)%/(8.76)%  8.16%/ 7.17%       N/A          9.10%/ 8.49% (9/30/89)
 Class B shares (NAV/CDSC)                   (5.04)%/(8.70)%  7.54%/ 7.39%       N/A          8.71%/ 8.71% (9/30/89)
 Class I shares                                (4.25)%           8.74%           N/A             9.67% (9/30/89)
----------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund
--------------------
 Class A shares (NAV/public offering price)        N/A           N/A             N/A          4.19%/(0.49)% (7/1/97)
 Class B shares (NAV/CDSC)                         N/A           N/A             N/A          3.94%/(1.06)% (7/1/97)
 Class I shares                                    N/A           N/A             N/A             6.37% (7/1/97)
----------------------------------------------------------------------------------------------------------------------------
MUNICIPAL BOND FUNDS:
---------------------
Municipal Bond Fund/(4)/
------------------------
 Class A shares (NAV/public offering price)  9.13%/ 4.22%     7.43%/ 6.45%       N/A          8.38%/ 7.88% (3/1/88)
 Class B shares (NAV/CDSC)                   7.71%/ 4.24%        N/A             N/A          7.07%/ 6.09% (4/4/95)
 Class I shares                                 9.32%           7.72%            N/A             8.65% (3/1/88)
----------------------------------------------------------------------------------------------------------------------------
Short Municipal Bond Fund/(2)/
------------------------------
 Class A shares (NAV/public offering price)   4.41%/ 3.37%    4.20%/ 3.99%    5.26%/ 5.15%    5.80%/ 5.73% (12/31/83)
 Class B shares (NAV/CDSC)                    4.41%/ 3.41%    4.20%/ 4.20%    5.26%/ 5.26%    5.80%/ 5.80% (12/31/83)
 Class I shares                                  4.67%           4.46%           5.52%           6.07% (12/31/83)
----------------------------------------------------------------------------------------------------------------------------
Intermediate Municipal Bond Fund/(1)/
------------------------------------
 Class A shares (NAV/public offering price)   7.05%/ 3.84%    6.06%/ 5.42%       N/A          7.36%/ 7.03% (3/1/88)
 Class B shares (NAV/CDSC)                    6.19%/ 3.19%    5.57%/ 5.57%       N/A          7.11%/ 7.11% (3/1/88)
 Class I shares                                  7.29%           6.41%           N/A             7.67% (3/1/88)
----------------------------------------------------------------------------------------------------------------------------
Michigan Municipal Bond Fund
----------------------------
 Class A shares (NAV/public offering price)   9.15%/ 4.24%       N/A             N/A          6.67%/ 5.68% (2/1/93)
 Class B shares (NAV/CDSC)                    8.26%/ 4.26%       N/A             N/A          6.40%/ 5.92% (2/1/93)
 Class I shares                                  9.42%           N/A             N/A             6.75% (2/1/93)
----------------------------------------------------------------------------------------------------------------------------

/*/ Prior to November 20, 1996, these Asset Allocation Funds invested substantially all of their assets directly in portfolio securities rather than mutual fund shares. Investing in the Underlying Funds through the Asset Allocation Funds involves certain additional expenses and tax results that would not be present in a direct investment in the Underlying Funds. Had these additional expenses and tax results been reflected, performance would be reduced.

/(1)/ Prior to September 21, 1996, the Managed Assets Conservative, Equity Income, Small-Cap Opportunity, Multi Sector Bond, International Bond and Intermediate Municipal Bond Funds had no prior operating history. Except as noted below, performance for periods prior to such date is represented by the performance of the Prairie Managed Assets Income, Prairie Equity Income, Prairie Special Opportunity, Prairie Intermediate Bond, Prairie International Bond and Prairie Intermediate Municipal Bond Funds, respectively. On September 21, 1996, the assets and liabilities of these Prairie Funds were transferred to the above stated respective Funds of the Trust. Performance of the Managed Assets Conservative Fund and Intermediate Municipal Bond Fund for periods prior to March 3, 1995 and March 1, 1998, respectively, is represented by the performance of the First Prairie Diversified Assets Fund and the Intermediate Series of the First Prairie Municipal Bond Fund, respectively. The Prairie Managed Assets Income Fund and Prairie Intermediate Municipal Bond Fund and Prairie Intermediate Municipal Bond Fund commenced operations through a transfer of assets from the First Prairie Diversified Assets Fund and Intermediate Series of the First Prairie Municipal Bond Fund, respectively.

/(2)/ Performance of the Equity Income, Growth, Small-Cap Opportunity and International Bond Funds for periods prior to January 27, 1995 is represented by performance of certain common trust funds managed by FNBC before the effective date of the registration statement of these Funds. Performance of the Mid-Cap Opportunity (6/1/91), Intrinsic Value (6/1/91), Growth and Value (6/1/91), Equity Index (7/10/92),
       International Equity (12/3/94), Intermediate Bond (6/1/91), Bond (6/1/91), Short Bond (9/17/94) and Short Municipal Bond (3/13/98) Funds for periods prior to the dates shown here (inception of Funds under 1940
       Act) is represented by performance of certain common trust funds managed by NBD before the effective date of the registration statement of these Funds. The common trust funds were not registered under the 1940 Act and were not subject to certain restrictions that are imposed by the 1940 Act and Sub-Chapter M of the Code. If the common trust funds had been registered under the 1940 Act, performance may have been adversely affected. The common trust funds did not charge any expenses. Performance of the common trust funds has been restated to reflect the maximum operating expenses charged (after waivers and expense reimbursements) by the predecessor Prairie Funds upon their inception on January 27, 1995 in the case of the Equity Income, Growth, Small-cap Opportunity and International Bond Funds or by the other Fund's upon their inception, as the case may be.

/(3)/ Performance for periods from January 27, 1995 to August 24, 1996 is represented by the performance of the Prairie Growth Fund. On August 24, 1996, the assets and liabilities of the Prairie Growth Fund were transferred to the Growth Fund.

/(4)/ Performance for periods to September 14, 1996 is represented by the performance of the Prairie Municipal Bond Fund. On August 24, 1996, the assets and liabilities of the Prairie Municipal Bond Fund were transferred to the Municipal Bond Fund.

          From time to time, references to the Funds may appear in advertisements and sales literature for certain products or services, offered by the Investment Adviser, its affiliates or others, through which it is possible to invest in one or more of the Funds, such as the Pegasus Architect wrap account, the Pathmaker variable annuity, and First Choice, First Choice Provider, First Choice Pegasus and First Choice Select 401(k) products.

          The Funds may also from time to time include discussions or illustrations of the effects of compounding in advertisements. "Compounding" refers to the fact that, if dividends or other distributions on a Fund investment are reinvested by being paid in additional Fund shares, any future income or capital appreciation of a Fund would increase the value, not only of the original Fund investment, but also of the additional Fund shares received through reinvestment. As a result, the value of the Fund investment would increase more quickly than if dividends or other distributions had been paid in cash.

          The Funds may also include discussions or illustrations of the potential investment goals of a prospective investor, investment management strategies, techniques, policies or investment suitability of a Fund (such as value investing, market timing, dollar cost averaging, asset allocation, constant ratio transfer, automatic accounting rebalancing, the advantages and disadvantages of investing in tax-deferred and taxable instruments), economic conditions, risk and volatility assessments, the relationship between sectors of the economy and the economy as a whole, various securities markets, the effects of inflation and historical performance of various asset classes, including but not limited to, stocks, bonds and Treasury bills. From time to time, advertisements for each Asset Allocation Fund may include a discussion of the target asset allocation ranges and of the Underlying Funds and the expected ranges of investment in each of the Underlying Funds and may include a discussion of the current and foreseeable investment ranges of the target asset allocation and the Underlying Funds. From time to time advertisements or communications to shareholders may summarize the substance of information contained in shareholder reports (including the investment composition of a Fund), as well as the view of the Trust as to current market, economy, trade and interest rate trends, legislative, regulatory and monetary developments, investment strategies and related matters believed to be of relevance to a Fund. The Funds may also include in advertisements charts, graphs or drawings which compare the investment objective, return potential, relative stability and/or growth possibilities of the Fund and/or other mutual funds, or illustrate the potential risks and rewards of investment in various investment vehicles, including but not limited to, stocks, bonds, treasury bills and shares of a Fund. In addition, advertisements or shareholder communications may include a discussion of certain attributes or benefits to be derived by an investment in a Fund and/or other mutual funds, shareholder profiles and hypothetical investor scenarios, timely information on financial management, tax and retirement planning and investment alternatives to certificates of deposit and other financial instruments. Such advertisements or communicators may include symbols, headlines or other material which highlight or summarize the information discussed in more detail therein.

                                  APPENDIX A
                                  ----------


Commercial Paper Ratings
------------------------


          A Standard & Poor's ("S&P") commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

          "A-1" - The highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

          "A-2" - Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

          "A-3" - Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

          "B" - Issues are regarded as having only a speculative capacity for timely payment.

          "C" - This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

          "D" - Issues are in payment default. The "D" rating category is used when interest payments of principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes such payments will be made during such grace period.



          Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually senior debt obligations not having an original maturity in excess of one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:


          "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.


          "Prime-2" - Issuers or (supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.


          "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effects of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

          "Not Prime" - Issuers do not fall within any of the Prime rating categories.


          The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

          "D-1+" - Debt possesses highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

          "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

          "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

          "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

          "D-3" - Debt possesses satisfactory liquidity and other protection factors qualify issues as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

          "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to ensure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

          "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.

          Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years. The following summarizes the rating categories used by Fitch for short-term obligations:

          "F-1" - Securities have the strongest capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

          "F-2" - Securities have a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

          "F-3" - Securities have adequate capacity for timely payment of financial commitments; however, near-term adverse changes could result in a reduction to non-investment grade.

          "D" - Securities are in actual or imminent payment default.


          Thomson BankWatch short-term ratings assess the likelihood of an untimely or incomplete payment of principal and interest of debt instruments with original maturities of one year or less. The following summarizes the ratings used by Thomson BankWatch:

          "TBW-1" - This designation represents Thomson BankWatch's highest rating category and indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

          "TBW-2" - This designation represents Thomson BankWatch's second highest category and indicates that while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

          "TBW-3" - This designation represents Thomson BankWatch's lowest investment-grade category and indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

          "TBW-4" - This designation represents Thomson BankWatch's lowest rating category and indicates that the obligation is regarded as non-investment grade and therefore speculative.

Corporate and Municipal Long-Term Debt Ratings
----------------------------------------------

          The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:


          "AAA" - This designation represents the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.


          "AA" - Debt is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues. An obligation rated "AA" differs from the highest rated obligation only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.


          "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.


          "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.


          "BB," "B," "CCC," "CC" and "C" - Debt is regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse conditions.


          "BB" - Debt is less vulnerable to non-payment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.


          "B" - Debt is more vulnerable to non-payment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness for the obligor to meet its financial commitment on the obligation.


          "CCC" - Debt is vulnerable to non-payment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

          "CC" - An obligation rated "CCC" is currently highly vulnerable to non-payment.


          "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.


          "D" - An obligation rated "D" is in payment default. This rating is used when payments on an obligation are not made on the date due, even if the applicable grace period has not expired, unless S & P believes that such payments will be made during such grace period. "D" rating is also used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

          PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

          "r" - This rating is attached to highlight derivative, hybrid, and certain other obligations that S & P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

  The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

          "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

          "A" - Bonds possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.


          "Baa" - Bonds are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.


          "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates some speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" are of poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

          Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

          (P)... - When applied to forward delivery bonds, indicates that the rating is provisional pending delivery of the bonds. The rating may be revised prior to delivery if changes occur in the legal documents or the underlying credit quality of the bonds.

          Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols, Aa1, A1, Baa1, Ba1 and B1.

          The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

          "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

          "AA" - Debt is considered of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

          "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

          "BBB" - Debt possesses below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

          "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

          To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.

          The following summarizes the highest four ratings used by Fitch for corporate and municipal bonds:

          "AAA" - Bonds considered to be investment grade and have the lowest expectation of credit risk. The obligor has a very strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.


          "AA" - Bonds considered to be investment grade and have a very low expectation of credit risk. The obligor has a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.


          "A" - Bonds considered to be investment grade and have a low expectation of credit risk. The obligor's capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse changes in circumstances or in economic conditions than is the case for higher ratings.


          "BBB" - Bonds considered to be investment grade and have a currently low expectation of credit risk. The obligor's capacity for timely financial commitments is considered adequate, but adverse changes in circumstances or in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

          "BB" - Bonds considered to be speculative. These ratings indicate that there is possibility of credit risk developing, particularly the result of adverse economic changes over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

          "B" - Bonds considered to be highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.


          "CCC," "CC," "C" - Bonds have certain identifiable characteristics that, if not remedied, may lead to default. Capacity for meeting financial commitments is reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

          "DDD," "DD" and "D" - Securities are not meeting current obligations and are extremely speculative. "DDD" designates the highest potential for recovery of amounts outstanding on any securities involved. U.S. corporates, for example, "DD" indicates expected recovery of 50%-90% of each outstanding and "D" the lowest recovery potential, i.e. below 50%.

          "AAA" - This designation represents the highest category assigned by Thomson BankWatch to long-term debt and indicates that the ability to repay principal and interest on a timely basis is extremely high.

          "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk compared to issues rated in the highest category.

          "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BBB" - This designation represents Thomson BankWatch's lowest investment grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BB," "B," "CCC," and "CC," - These designations are assigned by Thomson BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

          "D" - This designation indicates that the long-term debt is in default.

          PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


Municipal Note Ratings
----------------------

          A Standard and Poor's rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's Ratings Group for municipal notes:

          "SP-1" - The issuers of these municipal notes exhibit very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a plus (+) designation.


          "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

          "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

          Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:


          "MIG-1"/"VMIG-1" - This designation denotes best quality, enjoying strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.


          "MIG-2"/"VMIG-2" - This designation denotes high quality with margins of protection ample although not so large as in the preceding group.


          "MIG-3"/"VMIG-3" - This designation denotes favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.


          "MIG-4"/"VMIG-4" - This designation denotes adequate quality, carrying specific risk but having protection commonly regarded as required of an investment security and not distinctly or predominantly speculative.


          "SG" - This designation denotes speculative quality and lack of margins of protection.

          Fitch and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

                                  APPENDIX B
                                  ----------

          As stated in their Prospectus, each of the Funds may enter into futures contracts and related options for hedging purposes.

I.  Interest Rate Futures Contracts
    -------------------------------

          Use of Interest Rate Futures Contracts. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, a Fund may use interest rate futures as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to hedge against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

          Description of Interest Rate Futures Contracts. An interest rate futures contract sale would create an obligation by a Fund, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by a Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

          Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by a Fund's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Fund is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the Fund's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

          Interest rate futures contracts are traded in an auction environment on the floors of several exchanges - principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Fund would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

          A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury Bonds and Notes; three-month United States Treasury Bills; and ninety-day commercial paper. A Fund may trade in any futures contract for which there exists a public market, including, without limitation, the foregoing instruments.

          Examples of Futures Contract Sale. A Fund would engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security in a Fund tends to move in concert with the futures market prices of long-term United States Treasury bonds ("Treasury bonds"). The Investment Adviser wishes to hedge the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of 100, and the Investment Adviser believes that, because of an anticipated rise in interest rates, the value will decline to 95. The Fund might enter into futures contract sales of Treasury bonds for an equivalent of 98. If the market value of the portfolio security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

          In that case, the five-point loss in the market value of the portfolio security would be offset by the five-point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

          The Investment Adviser could be wrong in its forecast of interest rates and the equivalent futures market price could rise above 98. In this case, the market value of the portfolio securities, including the portfolio security being hedged, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

          If interest rate levels did not change, the Fund in the above example might incur a loss of 2 points (which might be reduced by an offsetting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

          Examples of Futures Contract Purchase. A Fund might engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter-term securities whose yields are greater than those available on long-term bonds. A Fund's basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Fund would be endeavoring at the same time to hedge the effect of all or part of an expected increase in market price of the long-term bonds that the Fund may purchase.

          For example, assume that the market price of a long-term bond that the Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. The Investment Adviser wishes to hedge the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and the Investment Adviser believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. A Fund might enter into futures contracts purchases of Treasury bonds for an equivalent price of 98. At the same time, the Fund could, for example, assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to 103. In that case, the 5-point increase in the price that the Fund pays for the long-term bond would be offset by the 5-point gain realized by closing out the futures contract purchase.

          The Investment Adviser could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that a Fund would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

          If, however, short-term rates remained above available long-term rates, it is possible that a Fund would discontinue its purchase program for long-term bonds. The yield on short-term securities in the portfolio, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase.

          In each transaction, expenses would also be incurred.

II.  Index Futures Contracts
     -----------------------

          A stock or bond index assigns relative values to the stocks or bonds included in the index and the index fluctuates with changes in the market values of the stocks or bonds included. Some stock index futures contracts are based on broad market indices, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures contracts on narrower market indices, such as the Standard &

Poor's 100 or indices based on an industry or market segment, such as oil and gas stocks. Futures contracts are traded on organized exchanges regulated by the Commodity Futures Trading Commission. Transactions on such exchanges are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

          The Equity Funds may sell index futures contracts in order to hedge against a decrease in market value of its portfolio securities that might otherwise result from a market decline. A Fund may do so either to hedge the value of its portfolio as a whole, or to hedge against declines, occurring prior to sales of securities, in the value of the securities to be sold. Conversely, the Funds may purchase index futures contracts in anticipation of purchases of securities. In a substantial majority of these transactions, the Funds may purchase such securities upon termination of the long futures position, but a long futures position may be terminated without a corresponding purchase of securities.

          In addition, the Funds may utilize index futures contracts in anticipation of changes in the composition of their portfolio holdings. For example, in the event that a Fund expects to narrow the range of industry groups represented in its holdings it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. The Fund may also sell futures contracts in connection with this strategy, in order to hedge against the possibility that the value of the securities to be sold as part of the restructuring of the portfolio will decline prior to the time of sale.

          The following are examples of transactions in stock index futures (net of commissions and premiums, if any).

                  ANTICIPATORY PURCHASE HEDGE:  Buy the Future
               Hedge Objective:  Protect Against Increasing Price

              Portfolio                      Futures
              ---------                      -------

                                     -Day Hedge is Placed-

Anticipate Buying $62,500             Buying 1 Index Futures
Equity Fund                           at 125
                                      Value of Futures =
                                      $62,500/Contract

                                     -Day Hedge is Lifted-

Buy Equity Fund with                  Sell 1 Index Futures at 130
Actual Cost = $65,000                 Value of Futures = $65,000/
Increase in Purchase Price =          Contract
$2,500                                Gain on Futures = $2,500

                  HEDGING A STOCK PORTFOLIO:  Sell the Future
                  Hedge Objective:  Protect Against Declining
                            Value of the Portfolio

Factors:

Value of Stock Portfolio = $1,000,000
Value of Futures Contract = 125 x $500 = $62,500
Portfolio Beta Relative to the Index = 1.0


Portfolio                                        Futures
---------                                        -------

                                         -Day Hedge is Placed-

Anticipate Selling $1,000,000         Sell 16 Index Futures at 125
Equity Portfolio                      Value of Futures = $1,000,000

                                         -Day Hedge is Lifted-

Equity Portfolio-Own                  Buy 16 Index Futures at 120
Stock with Value = $960,000           Value of Futures = $960,000
Loss in Portfolio Value = $40,000     Gain on Futures = $40,000


          If, however, the market moved in the opposite direction, that is, market value decreased and the Fund had entered into an anticipatory purchase hedge, or market value increased and the Fund had hedged its stock portfolio, the results of the Fund's transactions in stock index futures would be as set forth below.

                 ANTICIPATORY PURCHASE HEDGE:  Buy the Future
              Hedge Objective:  Protect Against Increasing Price


        Portfolio                                 Futures
        ---------                                 -------

                                          -Day Hedge is Placed-

Anticipate Buying $62,500                 Buying 1 Index Futures at 125
Equity Portfolio                          Value of Futures = $62,500/
                                          Contract

                                          -Day Hedge is Lifted-

Buy Equity Portfolio with                 Sell 1 Index Futures at 120
Actual Cost = $60,000                     Value of Futures = $60,000/
Decrease in Purchase Price = $2,500       Contract
                                          Loss on Futures = $2,500

                  HEDGING A STOCK PORTFOLIO:  Sell the Future
                  Hedge Objective:  Protect Against Declining
                             Value of the Portfolio

Factors:

Value of Stock Portfolio = $1,000,000
Value of Futures Contract = 125 x $500 = $62,500
Portfolio Beta Relative to the Index = 1.0

Portfolio                                    Futures
---------                                    -------

                                      -Day Hedge is Placed-

Anticipate Selling $1,000,000     Sell 16 Index Futures at 125
Equity Portfolio                  Value of Futures = $1,000,000

                                      -Day Hedge is Lifted-

Equity Portfolio-Own              Buy 16 Index Futures at 130

Stock with Value = $1,040,000    Value of Futures = $1,040,000
Gain in Portfolio = $40,000      Loss of Futures = $40,000

III.  Margin Payments
      ---------------

          Unlike when a Fund purchases or sells a security, no price is paid or received by the Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the broker or in a segregated account with the Fund's Custodian an amount of cash or cash equivalents, the value of which may vary but is generally equal to 10% or less of the value of the contract. This amount is known as initial margin. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying security or index fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking to the market. For example, when a Fund has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Fund will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where a Fund has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Fund would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, the Investment Adviser may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or gain.

IV.  Risks of Transactions in Futures Contracts
     ------------------------------------------

          There are several risks in connection with the use of futures by a Fund as a hedging device. One risk arises because of the imperfect correlation between movements in the price of the future and movements in the price of the securities which are the subject of the hedge. The price of the future may move more than or less than the price of the securities being hedged. If the price of the future moves less than the price of the securities which are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, the Fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the future. If the price of the future moves more than the price of the hedged securities, the Fund involved will experience either a loss or gain on the future which will not be completely offset by movements in the price of the securities which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of securities being hedged and movements in the price of futures contracts, a Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of securities being hedged if the volatility over a particular time period of the prices of such securities has been greater than the volatility over such time period of the future, or if otherwise deemed to be appropriate by the Investment Adviser. Conversely, a Fund may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the securities being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by the Investment Adviser. It is also possible that, where a Fund has sold futures to hedge its portfolio against a decline in the market, the market may advance and the value of securities held by the Fund may decline. If this occurred, the Fund would lose money on the future and also experience a decline in value in its portfolio securities.

          Where futures are purchased to hedge against a possible increase in the price of securities before a Fund is able to invest its cash (or cash equivalents) in securities (or options) in an orderly fashion, it is possible that the market may decline instead; if the Fund then concludes not to invest in securities or options at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of securities purchased.

          In instances involving the purchase of futures contracts by a Fund, an amount of cash and cash equivalents, equal to the market value of the futures contracts (or options), will be deposited in a segregated account with the Fund's Custodian and/or in a margin account with a broker to collateralize the position and thereby ensure that the use of such futures is unleveraged.

          In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the securities being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. With respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. From the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the Investment Adviser may still not result in a successful hedging transaction over a short time frame.

          Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although a Fund intends to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

          Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions.

          Successful use of futures by a Fund is also subject to the Investment Adviser's ability to predict correctly movements in the direction of the market. For example, if a Fund has hedged against the possibility of a decline in the market adversely affecting securities held in its portfolio and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. A Fund may have to sell securities at a time when it may be disadvantageous to do so.

V.  Options on Futures Contracts
    ----------------------------

          Each Fund may purchase options on the futures contracts described above. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing, an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss.

          Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to a Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). Although permitted by their investment policies, the Funds do not currently intend to write futures options, and will not do so in the future absent any necessary regulatory approvals.

VI.  Accounting and Tax Treatment
     ----------------------------

          Accounting for futures contracts and options will be in accordance with generally accepted accounting principles.

          Generally, futures contracts held by a Fund at the close of the Fund's taxable year will be treated for federal income tax purposes as sold for their fair market value on the last business day of such year, a process known as "marking-to-market." Forty percent of any gain or loss resulting from such constructive sale will be treated as short-term capital gain or loss and 60% of such gain or loss will be treated as long-term capital gain or loss without regard to the length of time the Fund holds the futures contract ("the 40-60 rule"). The amount of any capital gain or loss actually realized by a Fund in a subsequent sale or other disposition of those futures contracts will be adjusted to reflect any capital gain or loss taken into account by the Fund in a prior year as a result of the constructive sale of the contracts. With respect to futures contracts to sell, which will be regarded as parts of a "mixed straddle" because their values fluctuate inversely to the values of specific securities held by the Fund, losses as to such contracts to sell will be subject to certain loss deferral rules which limit the amount of loss currently deductible on either part of the straddle to the amount thereof which exceeds the unrecognized gain, if any, with respect to the other part of the straddle, and to certain wash sales regulations. With respect to certain futures contracts, deductions for interest and carrying charges will not be allowed. Notwithstanding the rules described above, with respect to futures contracts to sell which are properly identified as such, a Fund may make an election which will exempt (in whole or in part) those identified futures contracts from being treated for federal income tax purposes as sold on the last business day of the Fund's taxable year, but gains and losses will be subject to such short sales, wash sales, loss deferral rules and the requirement to capitalize interest and carrying charges. Under temporary regulations, a Fund would be allowed (in lieu of the foregoing) to elect either (1) to offset gains or losses from portions which are part of a mixed straddle by separately identifying each mixed straddle to which such treatment applies, or (2) to establish a mixed straddle account for which gains and losses would be recognized and offset on a periodic basis during the taxable year. Under either election, the 40-60 rule will apply to the net gain or loss attributable to the futures contracts, but in the case of a mixed straddle account election, not more than 50% of any net gain may be treated as long-term and no more than 40% of any net loss may be treated as short-term. Options on futures generally receive federal tax treatment similar to that described above.

          Certain foreign currency contracts entered into by a Fund may be subject to the "marking-to-market" process and the 40%-60% rule in a manner similar to that described in the preceding paragraph for futures contracts. To receive such federal income tax treatment, a foreign currency contract must meet the following conditions: (1) the contract must require delivery of a foreign currency of a type in which regulated futures contracts are traded or upon which the settlement value of the contract depends; (2) the contract must be entered into at arm's length at a price determined by reference to the price in the interbank market; and (3) the contract must be traded in the interbank market. The Treasury Department has broad authority to issue regulations under the provisions respecting foreign currency contracts. As of the date of this Additional Statement, the Treasury Department has not issued any such regulations. Other foreign currency contracts entered into by a Fund may result in the creation of one or more straddles for federal income tax purposes, in which case certain loss deferral, short sales, and wash sales rules and the requirement to capitalize interest and carrying charges may apply.

          Some of the Funds' investments may be subject to special rules which govern the federal income tax treatment of certain transactions denominated in terms of a currency other than the U.S. dollar or determined by reference to the value of one or more currencies other than the U.S. dollar. The types of transactions covered by the special rules include the following: (1) the acquisition of, or becoming the obligor under, a bond or other debt instrument (including, to the extent provided in Treasury regulations, preferred stock);
(2) the accruing of certain trade receivables and payables; and (3) the entering into or acquisition of any forward contract, futures contract, option or similar financial instrument. The disposition of a currency other than the U.S. dollar by a U.S. taxpayer is also treated as a transaction subject to the special currency rules. However, foreign currency-related regulated futures contracts and nonequity options are generally not subject to the special currency rules if they are or would be treated as sold for their fair market value at year-end under the marking-to-market rules, unless an election is made to have such currency rules apply. With respect to transactions covered by the special rules, foreign currency gain or loss is calculated separately from any gain or loss on the underlying transaction and is normally taxable as ordinary gain or loss. A taxpayer may elect to treat as capital gain or loss foreign currency gain or loss arising from certain identified forward contracts, futures contracts and options that are capital assets in the hands of the taxpayer and which are not a part of a straddle. In accordance with Treasury regulations, certain transactions that are part of a "section 988 hedging transaction" (as defined in the Code and the Treasury regulations) may be integrated and treated as a single transaction or otherwise treated consistently for purposes of the Code. "Section 988 hedging transactions" are not subject to the mark-to-market or loss deferral rules under the Code. Gain or loss attributable to the foreign currency component of transactions engaged in by a Fund which are not subject to the special currency rules (such as foreign equity investments other than certain preferred stocks) will be treated as capital gain or loss and will not be segregated from the gain or loss on the underlying transaction.

                      STATEMENT OF ADDITIONAL INFORMATION

                                April 30, 1998


                                      for


                  CLASS A, CLASS B AND CLASS I SHARES OF THE

                               MONEY MARKET FUND

                                      AND

                          CLASS A AND CLASS I SHARES

                                    OF THE

                          TREASURY MONEY MARKET FUND
                          MUNICIPAL MONEY MARKET FUND
                     MICHIGAN MUNICIPAL MONEY MARKET FUND


                                      of

                                 PEGASUS FUNDS

                                 P.O. Box 5142
                       Westborough, Massachusetts 01581
                                (800) 688-3350

          This Statement of Additional Information ("Additional Statement") is meant to be read in conjunction with the Pegasus Funds' Prospectus dated April 30, 1998 pertaining to all classes of shares of the Funds listed above (the "Prospectus") (each, a "Fund" and collectively, the "Funds"), as it may be revised from time to time, and is incorporated by reference in its entirety into that Prospectus. Because this Additional Statement is not itself a prospectus, no investment in shares of the Funds should be made solely upon the information contained herein. Copies of the Funds' Prospectus may be obtained from any office of the Distributor by writing or calling the Distributor or the Trust at the address or telephone number listed above. Capitalized terms used but not defined herein have the same meanings as in the Prospectus.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

The Trust..............................................................       1

Investment Objectives, Policies and Risk Factors.......................       1

Net Asset Value........................................................      10

Additional Purchase and Redemption Information.........................      10

Description of Shares..................................................      11

Additional Information Concerning Taxes................................      15

Management.............................................................      19

Independent Public Accountants.........................................      29

Counsel................................................................      30

Additional Information on Performance..................................      30

Appendix A.............................................................     A-1

                                   THE TRUST


          The Pegasus Funds (the "Trust"), formerly "The Woodward Funds," was organized as a Massachusetts business trust on April 21, 1987. As of December 31, 1997, the Trust consisted of thirty-one separate funds, of which four Funds are covered by this Additional Statement. Prior to September 16, 1996, the name of the Municipal Money Market Fund was the Woodward Tax-Exempt Money Market Fund and prior to September 23, 1996, the name of the Michigan Municipal Money Market Fund was the Woodward Michigan Tax Exempt Money Market Fund.


                INVESTMENT OBJECTIVES, POLICIES AND RISK FACTORS

          The following policies supplement the Funds' respective investment objectives and policies as set forth in the Prospectus.

Additional Information on Fund Instruments

          Attached to this Additional Statement is Appendix A which contains descriptions of the rating symbols used by Rating Agencies for securities in which the Funds may invest.

Portfolio Transactions

          Subject to the general supervision of the Trust's Board of Trustees, the Investment Adviser is responsible for making decisions with respect to and placing orders for all purchases and sales of portfolio securities for each Fund.

          The annualized portfolio turnover rate for each Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the reporting period by the monthly average value of the portfolio securities owned during the reporting period. The calculation excludes all securities, including options, whose maturities or expiration dates at the time of acquisition are one year or less.

          Purchases of money market instruments by the Funds are made from dealers, underwriters and issuers. The Funds currently do not expect to incur any brokerage commission expense on such transactions because money market instruments are generally traded on a "net" basis by dealers acting as principal for their own accounts without a stated commission. The price of the security, however, usually includes a profit to the dealer. Securities purchased in underwritten offerings include a fixed amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. When securities are purchased directly from or sold directly to an issuer, no commissions or discounts are paid.

          The Funds may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group.
A Fund will engage in this practice, however, only when the Investment Adviser, in its sole discretion, believes such practice to be otherwise in the Fund's interests.

          For the fiscal years ended December 31, 1997, 1996 and 1995, the Funds incurred no brokerage commissions.

          The Advisory Agreement for the Funds provides that, in executing portfolio transactions and selecting brokers or dealers, the Investment Adviser will seek to obtain the best overall terms available for each Fund. In assessing the best overall terms available for any transaction, the Investment Adviser shall consider factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In addition, the Agreement authorizes the Investment Adviser to cause a Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Investment Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Investment Adviser to the Funds. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond and government securities markets and the economy.

          Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by the Investment Adviser and does not reduce the advisory fees payable by the Funds. The Trustees will periodically review any commissions paid by the Funds to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Funds. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised by the Investment Adviser. Conversely, a Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

          The Trust will not execute portfolio transactions through, acquire portfolio securities issued by, make savings deposits in or enter into repurchase or reverse repurchase agreements with the Investment Adviser, the Distributor or an affiliated person of any of them (as such term is defined in the 1940 Act) acting as principal, except to the extent permitted under the 1940 Act. In addition, a Fund will not purchase securities during the existence of any underwriting or selling group relating thereto of which the Distributor or the Investment Adviser, or an affiliated person of any of them, is a member, except to the extent permitted under the 1940 Act. Under certain circumstances, the Funds may be at a disadvantage because of these limitations in comparison with other investment companies which have similar investment objectives but are not subject to such limitations.

          Investment decisions for each Fund are made independently from those for the other Funds and for any other investment companies and accounts advised or managed by the Investment Adviser. Such other investment companies and accounts may also invest in the same securities as the Funds. To the extent permitted by law, the Investment Adviser may aggregate the securities to be sold or purchased for the Funds with those to be sold or purchased for other investment companies or accounts in executing transactions. When a purchase or sale of the same security is made at substantially the same time on behalf of one or more of the Funds and another investment company or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Investment Adviser believes to be equitable to each Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by the Fund.

Eligible Securities

          Each Fund may purchase "eligible securities" that present minimal credit risks as determined by the Investment Adviser pursuant to guidelines established by the Trust's Board of Trustees. Eligible securities generally include under certain circumstances, shares of other money market funds and, generally, (1) securities that are rated (or, in certain cases, whose guarantee is rated) by two or more Rating Agencies (or the only Rating Agency which has issued a rating) in one of the two highest rating categories for short term debt securities; (2) securities that have no short term rating (or securities with a guarantee with no such rating), if the issuer has other outstanding short term obligations that are (or a guarantee that is) comparable in priority and security as determined by the Investment Adviser ("Comparable Obligations") and that have been rated in accordance with (1) above; (3) securities (including guarantees) that have no short term rating, but are determined to be of comparable quality to a security satisfying (1) or (2) above, and the issuer does not have Comparable Obligations rated by a Rating Agency; and (4) obligations that carry a demand feature that complies with (1), (2) or (3) above, and are unconditional (i.e., readily exercisable in the event of default) or, if conditional, either they or the long term obligations of the issuer of the demand obligation are (a) rated by two or more Rating Agencies (or the only Rating Agency which has issued a rating) in one of the two highest categories for long term debt obligations, or (b) determined by the Investment Adviser to be of comparable quality to securities which are so rated.

Bank Obligations

          In accordance with their respective investment objectives, the Funds may purchase bank obligations, which include bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions. Although the Funds invest in obligations of foreign banks or foreign branches of U.S. banks only where the Investment Adviser deems the instrument to present minimal credit risks, such investments may nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks due to differences in political, regulatory and economic systems and conditions. All investments in bank obligations are limited to the obligations of financial institutions having more than $1.0 billion in total assets at the time of purchase.

Commercial Paper

          Commercial paper, including variable and floating rate notes and other short term corporate obligations, must be rated in one of the two highest categories by at least two Rating Agencies, or if not rated, must have been independently determined by the Investment Adviser to be of comparable quality.

Variable and Floating Rate Instruments

          With respect to variable and floating rate obligations that may be acquired by the Funds, the Investment Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such notes and will continuously monitor their financial status to meet payment on demand. The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult for a Fund to dispose of instruments if the issuer defaulted on its payment obligation or during periods that the Fund is not entitled to exercise its demand rights, and the Fund could, for these or other reasons, suffer a loss with respect to such instruments.

Other Investment Companies

          Subject to 1940 Act limitations and pursuant to applicable SEC requirements, the Funds may invest from time to time in securities issued by other investment companies which invest in high quality, short term debt securities. The Funds intend to limit their investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of a Fund's total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of a Fund's total assets will be invested in the aggregate in securities of investment companies as a group; and (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund or the Trust as a whole.

Lending Securities

          When a Fund lends its securities, it continues to receive interest or dividends on the securities loaned and may simultaneously earn interest on the investment of the cash collateral. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans will be called so that the securities may be voted by a Fund if a material event affecting the investment is to occur.

Repurchase Agreements and Reverse Repurchase Agreements

          The repurchase price under the repurchase agreements described in the Prospectus generally equals the price paid by a Fund plus interest negotiated on the basis of current short term rates (which may be more or less than the rate on the securities underlying the repurchase agreement). Securities subject to repurchase agreements are held by the Trust's Custodian, in the Federal Reserve/Treasury book-entry system or by another authorized securities depository. Repurchase agreements are considered to be loans under the 1940 Act.

          Reverse repurchase agreements are considered to be borrowings by the Funds under the 1940 Act. At the time a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets such as U.S. Government securities or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the price of the securities it is obligated to repurchase.

When-Issued Purchases and Forward Commitments

          As stated in their Prospectus, each Fund, except for the Treasury Money Market Fund, may purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis. A Fund will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, a Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a capital gain or loss.

          When a Fund engages in when-issued and forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

Municipal and Related Obligations

          As stated in their Prospectus, the Municipal Funds may invest in Municipal Obligations. There are, of course, variations in the quality of Municipal Obligations, both within a particular classification and between classifications, and the yields on Municipal Obligations depend in part on a variety of factors, including general market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of Municipal Obligations by Rating Agencies represent their opinions as to the quality of Municipal Obligations. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and Municipal Obligations with the same maturity, interest rate and rating may have different yields while Municipal Obligations with the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Fund, a Municipal Obligation may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Investment Adviser will consider such an event in determining whether the Fund should continue to hold the obligation.

          The payment of principal and interest on most Municipal Obligations purchased by the Funds will depend upon the ability of the issuers to meet their obligations. For the purpose of diversification under the 1940 Act, the identification of the issuer of Municipal Obligations depends on the terms and conditions of the security. When the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the subdivision and the security is backed only by the assets and revenues of the subdivision, such subdivision would be deemed to be the sole issuer. Similarly, in the case of an industrial development bond, if that bond is backed only by the assets and revenues of the non-governmental user, then such non-governmental user would be deemed to be the sole issuer. If, however, in either case, the creating government or some other entity guarantees a security, such a guaranty would be considered a separate security and will be treated as an issue of such government or other entity.

          An issuer's obligations under its Municipal Obligations are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights or remedies of creditors, such as the Federal Bankruptcy Code, and any laws that may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest or principal of its Municipal Obligations may be materially adversely affected by litigation or other conditions.

          Certain of the Municipal Obligations held by the Funds may be insured at the time of issuance as to the timely payment of principal and interest. The insurance policies will usually be obtained by the issuer of the Municipal Obligations at the time of original issuance. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors.

          From time to time proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on Municipal Obligations. For example, pursuant to federal tax legislation passed in 1986 interest on certain private activity bonds must be included in an investor's federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. The Trust cannot predict what legislation, if any, may be proposed in Congress in the future with respect to the federal income tax status of interest on Municipal Obligations in general, or which proposals, if any, might be enacted. Such proposals, if enacted, might materially adversely affect the availability of Municipal Obligations for investments by the Municipal Funds and their liquidity and value. In such event, the Board of Trustees would reevaluate the Funds' investment objectives and policies and consider changes in their structure or possible dissolution.

Special Risk Considerations Applicable to the Michigan Municipal Money Market
Fund

          The following information is drawn from various Michigan governmental publications and from official statements relating to securities offerings of the State and its political subdivisions. While the Trust has not independently verified such information, it has no reason to believe that it is not correct in all material respects.

          The State of Michigan's economy is principally dependent on manufacturing (particularly automobiles, office equipment and other durable goods), tourism and agriculture, and historically has been highly cyclical.

          Total State wage and salary employment is estimated to have grown by 1.5% in 1997. The rate of unemployment is estimated to have been 4.1% in 1997, below the national average for the fourth consecutive year. Personal income grew at an estimated 4.7% annual rate in 1997, up from the 4.2% growth reported for 1996.

          During the past five years, improvements in the Michigan economy have resulted in increased revenue collections which, together with restraints on the expenditure side of the budget, have resulted in State General Fund budget surpluses, most of which were transferred to the State's Counter-Cyclical Budget and Economic Stabilization Fund. The balance of that Fund as of September 30, 1997 is estimated to have been in excess of $1.1 billion.

          The Michigan Constitution limits the amount of total State revenues that can be raised from taxes and certain other sources. State revenues (excluding federal aid and revenues for payment of principal and interest on general obligation bonds) in any fiscal year are limited to a fixed percentage of State personal income in the prior calendar year or the average of the prior three calendar years, whichever is greater, and this fixed percentage equals the percentage of the 1978-79 fiscal year state government revenues to total calendar 1977 State personal income (which was 9.49%).

          The Michigan Constitution also provides that the proportion of State spending paid to all units of local government to total State spending may not be reduced below the proportion in effect in the 1978-79 fiscal year. The State originally determined that portion to be 41.6%. If such spending does not meet the required level in a given year, an additional appropriation for local governmental units is required by the following fiscal year; which means the year following the determinations of the shortfall, according to an opinion issued by the State's Attorney General. Spending for local units met this requirement for fiscal years 1986-87 through 1991-92. As the result of litigation, the State agreed to reclassify certain expenditures, beginning with fiscal year 1992-93, and has recalculated the required percentage of spending paid to local government units to be 48.97%.

          The State has issued and has outstanding general obligation full faith and credit bonds for Water Resources, Environmental Protection Program, Recreation Program and School Loan purposes. As of September 30, 1997, the State had approximately $677 million of general obligation bonds outstanding.

          The State may issue notes or bonds without voter approval for the purposes of making loans to school districts. The proceeds of such notes or bonds are deposited in the School Bond Loan Fund maintained by the State Treasurer and used to make loans to school districts for payment of debt on qualified general obligation bonds issued by local school districts.

          The State is a party to various legal proceedings seeking damages or injunctive or other relief. In addition to routine litigation, certain of these proceedings could, if unfavorably resolved from the point of view of the State, substantially affect State programs or finances. As of early 1998, these lawsuits involved programs generally in the areas of corrections, tax collection, commerce, and proceedings involving budgetary reductions to school districts and governmental units, and court funding.

          The State Constitution limits the extent to which municipalities or political subdivisions may levy taxes upon real and personal property through a process that regulates assessments.

          On March 15, 1994, Michigan voters approved a property tax and school finance reform measure commonly known as Proposal A. Under Proposal A, as approved, effective May 1, 1994, the State sales and use tax increased from 4% to 6%, the State income tax decreased from 4.6% to 4.4%, the cigarette tax increased from $.25 to $.75 per pack and an additional tax of 16% of the wholesale price began to be imposed on certain other tobacco products. A .75% real estate transfer tax became effective January 1, 1995. Beginning in 1994, a state property tax of 6 mills began to be imposed on all real and personal property currently subject to the general property tax. All local school boards are authorized, with voter approval, to levy up to the lesser of 18 mills or the number of mills levied in 1993 for school operating purposes on nonhomestead property and nonqualified agricultural property. Proposal A contains additional provisions regarding the ability of local school districts to levy taxes, as well as a limit on assessment increases for each parcel of property, beginning in 1995. Such increases for each parcel of property are limited to the lesser of 5% or the rate of inflation. When property is subsequently sold, its assessed value will revert to the current assessment level of 50% of true cash value. Under Proposal A, much of the additional revenue generated by the new taxes will be dedicated to the State School Aid Fund.

          Proposal A and its implementing legislation shifted significant portions of the cost of local school operations from local school districts to the State and raised additional State revenues to fund these additional State expenses. These additional revenues will be included within the State's constitutional revenue limitations and may impact the State's ability to raise additional revenues in the future.

          A state economy during a recessionary cycle would also, as a separate matter, adversely affect the capacity of users of facilities constructed or acquired through the proceeds of private activity bonds or other "revenue" securities to make periodic payments for the use of those facilities.

          The heavy concentration of the Michigan Municipal Money Market Fund in Michigan Municipal Securities and the cyclical nature of the economy of the state of Michigan may adversely affect the liquidity of the Fund.

Stand-By Commitments

          The Municipal Funds may acquire "stand-by commitments" with respect to Municipal Obligations they hold. Under a stand-by commitment, a dealer agrees to purchase at the Fund's option specified Municipal Obligations at a specified price. Stand-by commitments may be exercisable by the Funds at any time before the maturity of the underlying Municipal Obligations and may be sold, transferred or assigned only with the instruments involved.

          The Funds expect that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, the Funds may pay for a stand-by commitment either separately in cash or by paying a higher price for Municipal Obligations which are acquired subject to the commitment (thus reducing the yield to maturity otherwise available for the same securities). Neither the Municipal Money Market Fund nor the Michigan Municipal Money Market Fund will acquire a stand-by commitment unless immediately after the acquisition, with respect to 75% of its assets not more than 5% of its total assets will be invested in instruments subject to a demand feature, including stand-by commitments, with the same institution.

          The Funds intend to enter into stand-by commitments only with dealers, banks and broker-dealers which, in the Investment Adviser's opinion, present minimal credit risks. A Fund's reliance upon the credit of these dealers, banks and broker-dealers will be secured by the value of the underlying Municipal Obligations that are subject to the commitment. Thus, the risk of loss to the Funds in connection with a "stand-by commitment" will not be qualitatively different from the risk of loss faced by a person that is holding securities pending settlement after having agreed to sell the securities in the ordinary course of business.

          The Funds will acquire stand-by commitments solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for trading purposes. The acquisition of a stand-by commitment will not affect the valuation or assumed maturity of the underlying Municipal Obligations which will continue to be valued in accordance with the amortized cost method. The actual stand-by commitment will be valued at zero in determining net asset value.
Where a Fund pays directly or indirectly for a stand-by commitment, its cost will be reflected as an unrealized loss for the period during which the commitment is held by the Fund and will be reflected in realized gain or loss when the commitment is exercised or expires.

Additional Investment Limitations

          In addition to the investment limitations disclosed in the Prospectus, the Funds are subject to the following investment limitations which may not be changed without approval of the holders of the majority of the outstanding shares of the affected Fund (as defined under Description of Shares below).

          None of the Funds may:

          1. Purchase any securities which would cause 25% or more of the value of a Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, domestic bank obligations, and repurchase agreements secured by such instruments, (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents, (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry, and (d) personal credit and business credit businesses will be considered separate industries.

          2. Purchase or sell real estate, except that each Fund may purchase securities of issuers which deal in real estate and may purchase securities which are secured by interests in real estate.

          3. Invest in commodities, except that each Fund may purchase and sell options, forward contracts, futures contracts, including without limitation those relating to indices, as consistent with a Fund's investment objective and policies.

          4. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as a Fund might be deemed to be an underwriter upon the disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with the Fund's investment objective, policies and limitations may be deemed to be underwriting.

          In addition to the above fundamental limitations, the Funds are subject to the following non-fundamental limitations, which may be changed without a shareholder vote.

          None of the Funds may:

          1. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or where otherwise permitted under the 1940 Act.

          2. Write or sell put options, call options, straddles, spreads, or any combination thereof, except, as consistent with a Fund's investment objective and policies, for transactions in options on securities or indices of securities, futures contracts and options on futures contracts and in similar investments.

          3. Purchase securities on margin, make short sales of securities or maintain a short position, except that (a) this investment limitation shall not apply to a Fund's transactions in futures contracts and related options and in options on securities or indices of securities and similar instruments, and (b) each Fund may obtain short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

          4. Purchase securities of companies for the purpose of exercising control.

          5.  Invest more than 10% of its net assets in illiquid securities.

          No Fund intends to purchase securities while its outstanding borrowings (including reverse repurchase agreements) are in excess of 5% of its total assets. Securities held in escrow or separate accounts in connection with a Fund's investment practices are not deemed to be pledged for purposes of this limitation.

                                 NET ASSET VALUE

          Each Fund intends to value its portfolio securities based upon their amortized cost in accordance with Rule 2a-7 under the 1940 Act. Where it is not appropriate to value a security by the amortized cost method, the security will be valued either by market quotations, or by fair value as determined by the Board of Trustees. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the securities.

          Pursuant to Rule 2a-7, each Fund is required to maintain a dollar-weighted average portfolio maturity of 90 days or less, to purchase securities having remaining deemed maturities of 13 months or less, and to invest only in securities determined by the Board of Trustees to be of high quality with minimal credit risks. The Board of Trustees has established procedures designed to stabilize, to the extent reasonably possible, each Fund's price per share as computed for the purpose of sales and redemptions at $1.00. These procedures include review of the investment holdings by the Board of Trustees, at such intervals as it may deem appropriate, to determine whether a Fund's net asset value calculated by using available market quotations deviates from $1.00 per share based on amortized cost. The extent of any deviation will be examined by the Board of Trustees. If the deviation exceeds 1/2 of 1%, the Board of Trustees will promptly consider what action, if any, will be initiated. In the event the Board of Trustees determines that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, it may take such corrective actions as it deems necessary and appropriate to eliminate or reduce, to the extent reasonably practicable, any such dilution or unfair results. These actions may include selling portfolio securities prior to maturity to realize capital gains or losses or to shorten a Fund's average maturity, withholding or reducing dividends, redeeming shares in kind, splitting, combining or otherwise recapitalizing outstanding shares or establishing a net asset value per share by using available market quotations.

          The Funds calculate their dividends based on daily net investment income. Expenses of each Fund are accrued daily. As each Fund's portfolio securities are normally valued at amortized cost, unrealized gains or losses on such securities based on their market values will not normally be recognized. However, should the net asset value deviate significantly from market value, the Trustees could decide to value the securities at market value and then unrealized gains and losses would be included in net investment income.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

          Shares of the Funds are offered and sold on a continuous basis by the Trust's distributor, BISYS Fund Services ("BISYS") acting as agent.

          Under the 1940 Act, the Trust may suspend the right of redemption or postpone the date of payment for shares during any period when: (a) trading on the New York Stock

Exchange is restricted by applicable rules and regulations of the SEC; (b) the Exchange is closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC. (The Trust may also suspend or postpone the recordation of the transfer of shares upon the occurrence of any of the foregoing conditions.)

          In addition to the situations described in the Prospectus under "Redemption of Shares," the Trust may redeem shares involuntarily to reimburse the Funds for any loss sustained by reason of the failure of a shareholder to make full payment for shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder which is applicable to Fund shares as provided in the Prospectus from time to time.

          The Trust normally redeems shares for cash. However, the Trustees can determine that conditions exist making cash payments undesirable. If they should so determine, redemption payments could be made in securities valued at the value used in determining net asset value. There may be brokerage and other costs incurred by the redeeming shareholder in selling such securities. The Trust has elected to be covered by Rule 18f-1 under the 1940 Act, pursuant to which the Trust is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of net asset value during any 90-day period for any one shareholder.

                             DESCRIPTION OF SHARES

          The Trust is an unincorporated business trust organized under Massachusetts law on April 21, 1987. The Trust's Declaration of Trust authorizes the Board of Trustees to divide shares into two or more series, each series relating to a separate portfolio of investments, and divide the shares of any series into two or more classes. The number of shares of each series and/or of a class within each series shall be unlimited. The Trust does not intend to issue share certificates.

          In the event of a liquidation or dissolution of the Trust or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund. If there are any assets, income, earnings, proceeds, funds or payments, which are not readily identifiable as belonging to any particular Fund, the Trustees shall allocate them among any one or more of the Funds as they, in their sole discretion, deem fair and equitable.

          Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Fund affected by the matter. A Fund is affected by a matter unless it is clear that the interests of each Fund in the matter are substantially identical or that the matter does not affect any interest of the Fund. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding shares of such Fund. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Trustees may be effectively acted upon by shareholders of the Trust voting together in the aggregate without regard to particular Funds.

          When used in the Prospectus or in this Additional Statement, a "majority" of shareholders means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in a fundamental investment policy, the vote of the lesser of (1) 67% of the shares of the Trust, or the applicable Fund, present at a meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Trust or the applicable Fund.

          As of March 31, 1998, Trussal & Co., a nominee of NBD's Trust Division, 900 Tower Drive, 10th Floor, Troy, Michigan 48098, held of record 38.47%, 21.29%, 67.87% and 46.80%, respectively, of the outstanding shares of the Money Market, Treasury Money Market, Municipal Money Market and Michigan Municipal Money Market Funds, respectively. The Trustees and officers of the Trust, as a group, owned less than 1% of the outstanding shares of each of these Funds. Furthermore, as of March 31, 1998, with respect to the Money Market, Treasury Money Market, Municipal Money Market, Michigan Municipal Money Market Funds the following persons owned of record 5% or more of the outstanding shares of such Funds:

                                                                          Percentage of
                                                            Number of      Outstanding
        Fund                  Name and Address               Shares           Shares
        ----                  ----------------              ---------     -------------
Money Market Fund -    Corelink Financial Services           363,324.870       79.65%
Class B                P.O. Box 4054
                       Concord, CA 94524-4054

                       Donaldson, Lufkin & Jenrette           52,857.460       11.59%
                       Securities Corp., Inc.
                       P.O. Box 2052
                       Jersey City, NJ 07303-2052

Money Market Fund -    First National Bank of Chicago     79,386,048.790        5.30%
Class I                Corporate Trust Admin.
                       1 F&B Plaza
                       Suite 0126
                       Chicago, IL 60670-0001

                       First Chicago NBD TTEE            160,826,963.830       10.74%
                       First Chicago NBD Svgs & Invsmt
                       Plan
                       c/o Putnam Investments
                       P.O. Box 9740
                       Providence, RI 02940-9740

Treasury               USA Global Link Inc.               17,382,429.670        7.68%
Money Market Fund -    50 N. 3rd Street
Class A                Fairfield, IA 52556-3215

Treasury               First National Bank of Chicago    446,115,451.990       54.80%
Money Market Fund -    Corporate Trust Admin.
Class I                1 F&B Plaza
                       Suite 0126
                       Chicago, IL 60670-0001

                                                                          Percentage of
                                                            Number of      Outstanding
        Fund                  Name and Address               Shares           Shares
        ----                  ----------------              ---------     -------------
Michigan               James R. Donahey                    2,368,337.190      7.62%
Municipal              Pat J. Donahey
Money Market Fund -    421 Highland
Class I                Ann Arbor, MI 48104

                       Richard H. Brown                    3,800,451.510     12.23%
                       67753 Mile Northeast
                       Ada, MI 49301

Michigan               Automated Cash Management          16,787,428.100     22.20%
Municipan Money        System
Market Fund -          9000 Haggerty Road
Class I                Belleville, MI 48111-1632

                       First National Bank of Chicago      5,645,131.640      7.47%
                       Corporate Trust Admin.
                       1 F&B Plaza
                       Suite 0126
                       Chicago, IL 60670-0001

          When issued for payment as described in the Funds' Prospectus and this Additional Statement, shares of the Funds will be fully paid and non-assessable by the Trust.

          The Declaration of Trust provides that the Trustees, officers, employees and agents of the Trust will not be liable to the Trust or to a shareholder, nor will any such person be liable to any third party in connection with the affairs of the Trust, except as such liability may arise from his or its own bad faith, willful misfeasance, gross negligence, or reckless disregard of duties. It also provides that all third parties shall look solely to the Trust property for satisfaction of claims arising in connection with the affairs of the Trust. With the exceptions stated, the Declaration of Trust provides that a Trustee, officer, employee or agent is entitled to be indemnified against all liability in connection with the affairs of the Trust.

                    ADDITIONAL INFORMATION CONCERNING TAXES

Taxes In General

          The following summarizes certain additional tax considerations generally affecting the Funds and their shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Funds or their shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning and is based on tax laws and regulations which are in effect on the date hereof; such laws and regulations may be changed by legislative or administrative action. Investors are advised to consult their tax advisers with specific reference to their own tax situations.

          Each Fund is treated as a separate corporate entity under the Code and intends to qualify as a regulated investment company. As a regulated investment company, each Fund is exempt from federal income tax on its net investment income and realized capital gains which it distributes to shareholders, provided that it distributes an amount equal to at least the sum of (a) 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss, if any, for the year) and (b) 90% of its net tax-exempt interest income, if any, for the year (the "Distribution Requirement") and satisfies certain other requirements of the Code that are described below. Distributions of investment company taxable income and net tax-exempt interest income, if any, made during taxable year or, under specified circumstances, within twelve months after the close of the taxable year will satisfy the Distribution Requirement.

          In addition to the Distribution Requirement, each Fund must satisfy certain requirements with respect to the source of its income for a taxable year. At least 90% of the gross income of each Fund must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stocks, securities or foreign currencies, and other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to the Fund's business of investing in such stock, securities or currencies. The Treasury Department may by regulation exclude from qualifying income foreign currency gains which are not directly related to the Fund's principal business of investing in stock or securities, or options and futures with respect to stock or securities.

Any income derived by a Fund from a partnership or trust is treated as derived with respect to the Fund's business of investing in stock, securities or currencies only to the extent that such income is attributable to items of income which would have been qualifying income if realized by the Fund in the same manner as by the partnership or trust.

          Each Fund will designate any distribution of long term capital gains as a capital gain dividend in a written notice mailed to shareholders within 60 days after the close of the Fund's taxable year.

          Ordinary income of individuals is taxable at a maximum nominal rate of 39.6%; however, because of limitations on itemized deductions otherwise allowable and the phase-out of personal exemptions, the maximum effective marginal rate of tax for some taxpayers may be higher. An individual's long term capital gains are taxable at a maximum marginal rate of 28% (for the sale of capital assets held more than 12 months but not more than 18 months) or 20% (for the sale of capital assets held more than 18 months). For corporations, long term capital gains and ordinary income are both taxable at a maximum marginal rate of 35%.

          A 4% nondeductible excise tax is imposed on regulated investment companies that fail to currently distribute an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

          If for any taxable year a Fund does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, dividend distributions (whether or not derived from interest on Municipal Obligations) would be taxable as ordinary income to shareholders to the extent of the Fund's current and accumulated earnings and profits and the dividends received deduction would be available for corporations.

          Each Fund may be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends or gross proceeds realized upon sale paid to shareholders who have failed to provide a correct tax identification number in the manner required, who are subject to withholding by the Internal Revenue Service for failure properly to include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are "exempt recipients."

          As of December 31, 1997, the following Funds had capital loss carryforwards and related expiration dates as follows:



Fund                                     1999    2001     2002     2003     2004     2005   Total
----                                     ----    ----     ----     ----     ----     ----   -----
Treasury Money Market Fund              $   --  $   --  $16,000       --  $ 1,000  $    --  $17,000
Municipal Money Market Fund              1,000   2,000    1,000  $36,000   14,000    2,000   54,000
Michigan Municipal Money Market Fund        --      --       --       --    1,000       --    1,000

          Depending upon the extent of the Funds' activities in states and localities in which their offices are maintained, in which their agents or independent contractors are located or in which they are otherwise deemed to be conducting business, the Funds may be subject to the tax laws of such states or localities. In addition, in those states and localities which have income tax laws, the treatment of the Funds and their shareholders under such laws may differ from their treatment under federal income tax laws.

          As described above and in the Prospectus, the Municipal Money Market and Michigan Municipal Money Market Funds are designed to provide investors with current tax-exempt interest income. The Funds are not intended to constitute a balanced investment program and are not designed for investors seeking capital appreciation or maximum tax-exempt income irrespective of fluctuations in principal. Shares of the Funds would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under
Section 401 of the Code, H.R. 10 plans and IRAs since such plans and accounts are generally tax-exempt and, therefore, would not only fail to gain any additional benefit from the Funds' dividends being tax-exempt, but such dividends would be ultimately taxable to the beneficiaries when distributed to them. In addition, the Funds may not be appropriate investments for entities which are "substantial users" of facilities financed by private activity bonds or "related persons" thereof. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his trade or business and (a) whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, (b) who occupies more than 5% of the usable area of such facilities, or (c) for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S Corporation and its shareholders.

          Each Municipal Fund's policy is to pay each year as federal exempt-interest dividends substantially all of its Municipal Obligations interest income net of certain deductions. In order for a Fund to pay exempt-interest dividends with respect to any taxable year, at the close of each quarter of its taxable year at least 50% of the aggregate value of the Fund's assets must consist of exempt-interest obligations. After the close of its taxable year, the Fund will notify its shareholders of the portion of the dividends paid by it which constitutes an exempt-interest dividend with respect to such taxable year. However, the aggregate amount of dividends so designated by the Fund cannot exceed the excess of the amount of interest exempt from tax under Section 103 of the Code received by the Fund during the taxable year over any amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code. The percentage of total dividends paid by the Fund with respect to any taxable year which qualify as federal exempt-interest dividends will be the same for all shareholders receiving dividends for such year.

          A percentage of the interest on indebtedness incurred by a shareholder to purchase or carry the Funds' shares, equal to the percentage of the total non-capital gain dividends distributed during the shareholder's taxable year that are exempt-interest dividends, is not deductible for federal income tax purposes.

Michigan Taxes

          As stated in the Prospectus, dividends paid by a Fund that are derived from interest attributable to tax-exempt Michigan Municipal Obligations will be exempt from Michigan income tax, Michigan intangibles tax and Michigan single business tax. Conversely, to the extent that a Fund's dividends are derived from interest on obligations other than Michigan Municipal Obligations or certain U.S. Government obligations (or are derived from short-term or long-term gains), such dividends will be subject to Michigan income tax, Michigan intangibles tax and Michigan single business tax, even though the dividends may be exempt for federal income tax purposes.

          In particular, gross interest income and dividends derived from obligations or securities of the State of Michigan and its political subdivisions, exempt from federal income tax, are exempt from Michigan income tax under Act No. 281, Public Acts of Michigan, 1967, as amended ("Michigan Income Tax Act"), from Michigan intangibles tax under Act No. 301, Public Acts of Michigan, 1939, as amended ("Michigan Intangibles Tax Act") and from Michigan single business tax under Act. No. 228, Public Acts of Michigan, 1975, as amended ("Michigan Single Business Tax Act"). The Michigan Income Tax Act levies a flat rate income tax on individuals, estates and trusts. The Michigan Intangibles Tax Act levies a tax on the ownership of intangible personal property of individuals, estates, trusts and certain corporations. The Single Business Tax Act levies a tax of 2.30% upon the "adjusted tax base" of most individuals, financial institutions, partnerships, joint ventures, corporations, estates and trusts engaged in "business activity" as defined in the Act.

          The transfer of Fund shares by a shareholder is subject to Michigan taxes measured by gain on the sale, payment or other disposition thereof. In addition, the transfer of Fund shares by a shareholder may be subject to Michigan estate or inheritance tax under Act No. 188, Public Acts of Michigan, 1899, as amended ("Michigan Estate Tax").

          The foregoing is only a summary of some of the important Michigan state tax considerations generally affecting the Municipal Money Market and Michigan Municipal Money Market Funds and their shareholders. No attempt has been made to present a detailed explanation of the Michigan state tax treatment of the Funds or their shareholders, and this discussion is not intended as a substitute for careful planning. Accordingly, potential investors in the Funds should consult their tax advisers with respect to the application of such taxes to the receipt of Fund dividends and as to their own Michigan state tax situation, in general.

                                   MANAGEMENT

Trustees and Officers of the Trust

          The names of the Trustees and executive officers of the Trust, their ages and their principal occupations for the last five years are set forth below. Each Trustee has an address at Pegasus Funds, c/o NBD Bank, 900 Tower Drive, Troy, Michigan 48098. Each Trustee also serves as a trustee of the Pegasus Variable Funds, a registered investment company advised by the Investment Adviser.

Nicholas J. De Grazia, Trustee

Business Consultant (since 1997); Consultant, Lionel L.L.C. (1995-1996); President, Chief Operating Officer and Director, Lionel Trains, Inc. (1990-
1995); Vice President-Finance and Treasurer, University of Detroit (1981-1990); President (1981-1990) and Director (1986-1995), Polymer Technologies, Inc.; President, Florence Development Company (1987-1990); Chairman (since 1994) and Director (1992-1995), Central Macomb County Chamber of Commerce; Vice Chairman, Michigan Higher Education Facilities Authority (since 1991); Trustee, Pegasus Variable Funds. He is 55 years old.

John P. Gould, Trustee, Chairman of the Board

Executive Vice President of Lexecon Inc. (since 1995); Steven G. Rothmeier Professor (since January, 1996); Distinguished Service Professor of Economics of the University of Chicago Graduate School of Business (since 1984); Dean of the University of Chicago Graduate School of Business (1983-1993); Member of Economic Club of Chicago and Commercial Club of Chicago; Director of Harbor Capital Advisors and Dimensional Fund Advisors; Trustee, Pegasus Variable Funds. He is 59 years old.

Marilyn McCoy, Trustee

Vice President of Administration and Planning of Northwestern University (since
1985); Director of Planning and Policy Development for the University of Colorado (1981-1985); Member of the Board of Directors of Evanston Hospital, Mather Foundation and Metropolitan Family Services; member of Economic Club of Chicago; Trustee, Pegasus Variable Funds. She is 50 years old.

Julius L. Pallone, Trustee

President, J.L. Pallone Associates, Consultants (since 1994); Chairman of the Board (1974-1993), Maccabees Life Insurance Company; President and Chief Executive Officer, Royal Financial Services (1991-1993); Director, American Council of Life Insurance of Washington, D.C. (life insurance industry association) (1988-1993); Director, Crowley, Milner and Company (department store) (since 1988); Trustee, Lawrence Technological University (since 1982); Director, Oakland Commerce Bank (since 1984) and Michigan Opera Theater (since
1981); Trustee, Pegasus Variable Funds.  He is 67 years old.

Donald G. Sutherland, Trustee and President

Partner of the law firm Ice, Miller, Donadio & Ryan, Indianapolis, Indiana; Trustee, Pegasus Variable Funds. He is 69 years old.

*Donald L. Tuttle, Trustee

Vice President (since 1995), Senior Vice President (1992-1995), Association for Investment Management and Research; Professor of Finance, Indiana University (1970-1991); Vice President, Trust & Investment Advisers, Inc. (1990-1991); Director, Federal Home Loan Bank of Indianapolis (1981-1985); Trustee, Pegasus Variable Funds. He is 63 years old.

Alaina Metz, Vice President

An employee of the Distributor since June 1995. Prior to joining the Distributor Ms. Metz was a supervisor at Alliance Capital Management L.P. in New York. She is 31 years old and her address is 3435 Stelzer Road, Columbus, Ohio 43219-3035.

D'Ray Moore, Treasurer

An employee of the Distributor. She is 39 years old and her address is 3435 Stelzer Road, Columbus, Ohio 43219-3035.

W. Bruce McConnel, III, Secretary

Partner of the law firm Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. He is 55 years old, and his address is 1345 Chestnut Street, Philadelphia, Pennsylvania 19107

* Denotes Interested Trustee

-----------------

          For as long as the Distribution Plan described in "Distribution and Shareholder Services Plans" remains in effect, the Trustees of the Trust who are not "interested persons" of the Trust, as defined in the 1940 Act, will be selected and nominated by the Trustees who are not "interested persons" of the Trust.

          Each Trustee receives from the Trust and the Pegasus Variable Funds a total annual fee of $17,000 and a fee of $2,000 for each Board of Trustees meeting attended. The Chairman is entitled to additional compensation of $4,250 per year for his services to the Trusts in that capacity. These fees are allocated among the investment portfolios of the Trust and the Pegasus Variable Funds based on their relative net assets. All Trustees are reimbursed for out of pocket expenses incurred in connection with attendance at meetings. Drinker Biddle & Reath LLP, of which Mr. McConnel is a partner, receives legal fees as counsel to the Trust.

          The following table summarizes the compensation for each of the Trustees for the Trust's fiscal year ending December 31, 1997:

                                                         (3)
                                                        Total
                                                     Compensation
                                       (2)          From Trust and
                                    Aggregate       Fund Complex**
             (1)                   Compensation     Paid to Board
    Name of Board Member           from Trust*          Member
    --------------------           ------------     --------------
Will M. Caldwell, Trustee+           $27,000           $27,000

Nicholas J. DeGrazia, Trustee        $27,000           $27,000

John P. Gould, Trustee and           $31,250           $31,250
Chairman of the Board

Marilyn McCoy, Trustee++             $27,000           $27,000

Julius L. Pallone, Trustee ++        $27,000           $27,000

Donald G. Sutherland,                $27,000           $27,000
Trustee and President

Donald L. Tuttle, Trustee ++         $27,000           $27,000

---------------
* Amount does not include reimbursed expenses for attending Board meetings.

** The Fund Complex consists of the Trust and Pegasus Variable Funds.

+ Mr. Caldwell resigned as a Trustee of the Trust and Pegasus Variable Funds as of December 31, 1997.

++ Deferred compensation in the amounts of $27,000, $13,500 and $27,000 accrued during the Pegasus Funds' fiscal year ended December 31, 1997 for Messrs. Pallone, Tuttle, and Ms. McCoy, respectively.

---------------

Investment Adviser

          Information about the Investment Adviser and its duties and compensation as investment adviser is contained in the Prospectus. In addition, the investment adviser is entitled to 4/10ths of the gross income earned by a Portfolio on each loan of securities (excluding capital gains and losses, if any). The adviser has informed the Trust's Board of Trustees that neither the adviser nor any of its affiliates has engaged in any transactions involving loans of the Trust's portfolio securities in which it received any compensation since the inception of the Trust and will not do so unless permitted by the SEC or SEC staff.

          The Investment Adviser's own investment portfolios may include bank certificates of deposit, bankers' acceptances, corporate debt obligations, equity securities and other investments any of which may also be purchased by the Trust. Joint purchase of investments for the Trust and for the Investment Adviser's own investment portfolios will not be made. The Investment Adviser's and its affiliates respective commercial banking departments may have deposit, loan and other commercial banking relationships with issuers of securities purchased by the Trust, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of securities purchased by the Trust.

          For the fiscal year ended December 31, 1997, the Trust paid the Investment Adviser fees for advisory services under the Advisory Agreement on behalf of each fund as follows:


                                                        Amount
                                                        ------
Money Market Fund                                     $6,818,663
Treasury Money Market Fund                            $2,939,704
Municipal Money Market Fund                           $2,544,532
Michigan Municipal Money Market Fund                  $  379,957


          For the period from September 16, 1996 through December 31, 1996, the Trust paid the Investment Adviser fees for advisory services under the Advisory Agreement on behalf of each Fund as follows:

                                          Amount
                                        ----------
Money Market Fund                       $2,613,801
Treasury Money Market Fund              $1,808,168
Municipal Money Market Fund             $1,072,497
Michigan Municipal Money Market Fund    $  733,848


          For the period from September 16, 1996 through December 31, 1996, the Investment Adviser voluntarily reimbursed expenses of $37,403 with respect to the Michigan Municipal Money Market Fund.

          For the period from January 1, 1996 through September 15, 1996, and for the fiscal year ended December 31, 1995, the Trust paid NBD fees for advisory and administrative services under the previous investment advisory agreement with NBD on behalf of each Fund as follows:

                                         January 1,
                                        1996 through
                                        September 15,  December 31,
                                            1996           1995
                                        -------------  ------------
Money Market Fund                        $5,373,325     $7,225,557
Treasury Money Market Fund               $3,590,757     $3,248,535
Municipal Money Market Fund              $1,455,419     $2,458,246
Michigan Municipal Money Market Fund     $  437,785     $  496,026


          For the fiscal year ended December 31, 1995, NBD voluntarily waived fees in the amount of $61,221 with respect to the Michigan Municipal Money Market Fund.

          Investment decisions for the Trust and other fiduciary accounts are made by FCNIMCO solely from the standpoint of the independent interest of the Trust and such other fiduciary accounts. FCNIMCO performs independent analyses of publicly available information, the results of which are not made publicly available. In making investment decisions for the Trust, FCNIMCO does not obtain information from any other divisions or departments of its or its affiliates' or otherwise, which is not publicly available. FCNIMCO executes transactions for the Trust only with unaffiliated dealers but such dealers may be customers of the Investment Adviser's affiliates. The Investment Adviser may make bulk purchases of securities for the Trust and for other customer accounts (but not for its own investment portfolio), in which case the Trust will be charged a pro rata share of the transaction costs incurred in making the bulk purchase. See "Investment Objectives, Policies and Risk Factors - Portfolio Transactions" above.

          FCNIMCO has agreed as Investment Adviser that it will reimburse the Trust such portions of its fees as may be required to satisfy any expense limitations imposed by state securities laws or other applicable laws.

          Under the terms of the Advisory Agreement, the Investment Adviser is obligated to manage the investment of each Fund's assets in accordance with applicable laws and regulations, including, to the extent applicable, the regulations and rulings of the various regulatory governmental bank agencies.

          The Investment Adviser will not accept Trust shares as collateral for a loan which is for the purpose of purchasing Trust shares, and will not make loans to the Trust. Inadvertent overdrafts of the Trust's account with the Custodian occasioned by clerical error or by failure of a shareholder to provide available funds in connection with the purchase of shares will not be deemed to be the making of a loan to the Trust by the Investment Adviser.

          Under the Advisory Agreement, the Investment Adviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of such Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard of its duties and obligations under the Agreement.

Administrators

          Pursuant to an Administration Agreement dated as of April 12, 1996 with the Trust, FCNIMCO and BISYS assist in all aspects of the Trust's operations, other than providing investment advice, subject to the overall authority of the Trust's Board in accordance with Massachusetts law. Under the terms of the Administration Agreement, FCNIMCO and BISYS are entitled jointly to a monthly administration fee at the annual rate of .15% of each Fund's average daily net assets.

          As stated above, prior to September 16, 1996, NBD provided administrative services to the Funds as a part of the previous investment advisory agreement. No separate administration fees were incurred. For the fiscal year ended December 31, 1997 and the period from September 16, 1996 through December 31, 1996, the Trust paid FCNIMCO, as agent for the co-administrators, fees for administrative services under the Administration Agreement on behalf of each Fund as follows:

                                                            September 16, 1996
                                                                 through
                                        December 31, 1997   December 31, 1996
                                        -----------------   -----------------
Money Market Fund                          $3,641,198          $1,161,735
Treasury Money Market Fund                 $1,602,847          $  768,881
Municipal Money Market Fund                $1,272,266          $  434,557
Michigan Municipal Money Market Fund       $  189,978          $   66,924


          The Trust has agreed that neither FCNIMCO nor BISYS will be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the agreement with FCNIMCO or BISYS relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of FCNIMCO or BISYS in the performance of their obligations or from reckless disregard by any of them of their obligations and duties under the Administration Agreement.

          In addition, the Administration Agreement provides that if, in any fiscal year, the aggregate expenses of a Fund exceed the expense limitation of any state having jurisdiction over the Fund, FCNIMCO and BISYS will bear such excess expense to the extent required by state law.

          The aggregate of the fees payable to FCNIMCO and BISYS is not subject to reduction as the value of a Fund's net assets increases.

Distribution and Shareholder Servicing Plans

          As stated in the Prospectus under "Distribution and Shareholder Servicing Plans," the Trust may enter into Servicing Agreements with Service Agents which may include the Investment Adviser and its affiliates. The Servicing Agreements provide that the Service Agents will render shareholder administrative support services to their customers who are the beneficial owners of Fund shares in consideration for the Funds' payment of up to .25% (on an annualized basis) of the average daily net asset value of the shares beneficially owned by such customers and held by the Service Agents and, at the Trust's option, it may reimburse the Service Agents' out-of-pocket expenses. Such services may include: (i) processing dividend and distribution payments from a Fund; (ii) providing information periodically to customers showing their share positions; (iii) arranging for bank wires; (iv) responding to customer inquiries; (v) providing subaccounting with respect to shares beneficially owned by customers or the information necessary for such subaccounting; (vi) forwarding shareholder communications; (vii) processing share exchange and redemption requests from customers; (viii) assisting customers in changing dividend options, account designations and addresses; and (ix) other similar services requested by the Trust. Banks acting as Service Agents are prohibited from engaging in any activity primarily intended to result in the sale of Fund shares. However, Service Agents other than banks may be requested to provide marketing assistance (e.g., forwarding sales literature and advertising to their customers) in connection with the distribution of Fund shares.

          Rule 12b-1 (the "Rule") adopted by the Securities and Exchange Commission under the 1940 Act provides, among other things, that an investment company may bear expenses of distributing its shares only pursuant to a plan adopted in accordance with the Rule. The Trust's Board of Trustees has adopted such a plan (the "Plan") with respect to the Money Market Fund's Class B Shares, pursuant to which the Fund pays the Distributor a fee of up to 0.75% of the average daily net asset value attributable to such Shares for advertising, marketing and distributing such Shares and for the provision of certain services to the holders of such Shares. Under the Plan, the Distributor may make payments to certain financial institutions, securities dealers and other financial industry professionals (collectively, "Service Agents") in respect of these services. The Board of Trustees believes that there is a reasonable likelihood that the Plan will benefit the Fund and the holders of such Shares.

          The Board of Trustees reviews, at least quarterly, a written report of the amounts expended under the Plan and in connection with the Trust's arrangements with Service Agents and the purposes for which the expenditures were made. In addition, such arrangements are approved annually by a majority of the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, as defined in the 1940 Act, and have no direct or indirect financial interest in such arrangements (the "Disinterested Trustees").

          For the fiscal year ended December 31, 1997, the Class B Shares of the Money Market Fund paid $2,984 pursuant to the Plan, all of which was retained by BISYS. For the period September 16, 1996 (initial offering date of Class B Shares) through December 31, 1996, the Class B Shares of the Money Market Fund paid $238 pursuant to the Plan, all of which was retained by BISYS. These amounts were used by BISYS to finance sales commissions to brokers selling such Class B Shares.

          Any material amendment to the Plan and the Trust's arrangements with Service Agents under Shareholder Servicing Agreements must be approved by a majority of the Board of Trustees (including a majority of the Disinterested Trustees).

          As stated in the Prospectus for the Funds, the Trust has implemented the Servicing Plan described above with respect to Class A and Class B shares of the Funds only and the Plan with respect to Class B shares of the Funds only. The Trust will enter into shareholder servicing agreements with Service Agents pursuant to which they provide services to their customers who beneficially own Class A and Class B shares of the Funds in consideration for the payment of up to .25% (on an annualized basis) of the average daily net asset value of such shares. The Trust has allocated the Servicing Fees which are attributable to the Class A and Class B shares exclusively to such shares and the Distribution Fees which are attributable to the Class B shares exclusively to such shares.

          For the fiscal year ended December 31, 1997, the fee paid under the Servicing Plan with respect to Class A Shares (and Class B Shares of the Money Market Fund) was as follows:

                                        Amount of Fee Paid
                                        ------------------

                                         Class A     Class B
                                         -------     -------
Money Market Fund                       $2,074,770       $994
Treasury Money Market Fund              $  473,261         --
Municipal Money Market Fund             $  463,609         --
Michigan Municipal Money Market Fund    $  143,515         --


Distributor

          The shares of the Funds are offered on a continuous basis through BISYS, which acts under the Distribution Agreement as Distributor for the Trust. As stated in the Prospectus, the Trust will allocate distribution fees which are attributable to the Class B shares of the Money Market Fund exclusively to such shares.

          Prior to September 16, 1996, the shares of the Funds were offered on a continuous basis through First of Michigan Corporation ("FoM") and Essex National Securities, Inc. ("Essex") as co-distributors of the Fund. For the period from January 1, 1996 to September 15, 1996, the Funds paid FoM and Essex for their services the following fees:

                                        Fees to FoM  Fees to Essex
                                        -----------  -------------
Money Market Fund                         $76,683       $60,486

Treasury Money Market Fund                $38,093       $24,208

Municipal Money Market Fund               $28,107       $ 6,125

Michigan Municipal Money Market Fund      $ 5,268       $ 4,800


          For the period from January 1, 1996 to September 15, 1996, neither FoM nor Essex incurred any expenses with respect to the Funds for the printing and mailing of prospectuses to other than current shareholders.

Custodian and Transfer Agent

          As Custodian for the Trust, NBD (i) maintains a separate account or accounts in the name of each Fund, (ii) collects and makes disbursements of money on behalf of each Fund, (iii) collects and receives all income and other payments and distributions on account of the portfolio securities of each Fund, and (iv) makes periodic reports to the Trust's Board of Trustees concerning the Trust's operations.

          For its services as Custodian, NBD is entitled to receive from the Funds $11.00 for each clearing and settlement transaction and $23.00 for each accounting and safekeeping service with respect to investments, in addition to activity charges for master control and master settlement accounts.

          First Data Investor Services Group, Inc., located at 4400 Computer Drive, Westborough, MA 01581-5120 serves as the Trust's Transfer and Dividend Disbursing Agent.

                         INDEPENDENT PUBLIC ACCOUNTANTS

          Arthur Andersen LLP, independent public accountants, 500 Woodward Avenue, Detroit, Michigan 48226-3424, serves as auditors for the Trust. The audited financial statements and notes thereto for each Fund are contained in the Trust's Annual Report to Shareholders dated December 31, 1997 and are incorporated by reference into this Statement of Additional Information. The financial statements and notes thereto have been audited by Arthur Andersen LLP, whose report thereon also appears in such Annual Report and is also incorporated herein by reference. No other parts of the Annual Report are incorporated by reference herein. Such financial statements have been incorporated herein in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                                 COUNSEL

          Drinker Biddle & Reath LLP (of which Mr. McConnel, Secretary of the Trust, is a partner), 1345 Chestnut Street, Philadelphia, Pennsylvania 19107-3496, is counsel to the Trust.

                     ADDITIONAL INFORMATION ON PERFORMANCE

          From time to time, yield and total return of each class of shares of each Fund for various periods may be quoted in advertisements, shareholder reports or other communications to shareholders. Performance information is generally available by calling (800) 688-3350.

          The "yield" and "effective yield" of each class, as described in the Funds' Prospectus, are calculated according to formulas prescribed by the SEC. The standardized seven-day yield is computed separately by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account in a class having a balance of one share at the beginning of the period, dividing the net change in account value by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by (365/7). The net change in the value of an account includes the value of additional shares purchased with dividends from the original share, and dividends declared on both the original share and any such additional shares and all fees, other than nonrecurring account sales charges, that are charged to all shareholder accounts in proportion to the length of the base period and the Fund's average account size. The capital changes to be excluded from the calculation of the net change in account value are realized gains and losses from the sale of securities and unrealized appreciation and depreciation. The effective annualized yield for a class is computed by compounding the unannualized base period return (calculated as above) by adding 1 to the base period return, raising the sum to a power equal to 365 divided by 7, and subtracting one from the result. The fees which may be imposed by financial intermediaries on their customers for cash management and other services are not reflected in the Funds' calculations of yields. In addition, the Municipal Money Market and Michigan Municipal Money Market Funds may advertise their standardized "tax-equivalent yields," which are computed by:
(a) dividing the portion of the yield (as calculated above) that is exempt from income tax by one minus a stated income tax rate; and (b) adding the figure resulting from (a) above to that portion, if any, of the yield that is not tax-exempt.

          Because each Fund values its portfolio on an amortized cost basis, it does not believe that there is likely to be any material difference between net income for dividend and standardized yield quotation purposes.

          For the seven-day period ended December 31, 1997, the annualized and effective yields for each of the Funds and the tax equivalent annualized and effective yields for the Municipal Money Market and Michigan Municipal Money Market Funds (assuming a

39.6% federal income tax rate for both Funds and a 4.4% Michigan income tax rate for the Michigan Municipal Money Market Fund) were as follows:

                                           7-Day       7-Day           7-Day               7-Day
                                        Annualized   Effective     Tax-Equivalent     Tax-Equivalent
                                           Yield       Yield     Annualized Yield    Effective Yield
                                        ----------   ---------   ----------------    ---------------
Money Market Fund
    Class A Shares                         5.14%       5.28%            N/A                 N/A
    Class B Shares                         4.40%       4.49%            N/A                 N/A
    Class I Shares                         5.40%       5.54%            N/A                 N/A
Treasury Money Market Fund
    Class A Shares                         5.04%       5.16%            N/A                 N/A
    Class I Shares                         5.24%       5.43%            N/A                 N/A
Municipal Money Market Fund
    Class A Shares                         3.31%       3.36%           5.48%               5.56%
    Class I Shares                         3.56%       3.62%           5.89%               5.99%
Michigan Municipal Money Market Fund
    Class A Shares                         3.13%       3.17%           5.59%               5.66%
    Class I Shares                         3.38%       3.43%           6.04%               6.13%


Other Performance Information

          The Funds may from time to time include in advertisements, sales literature, communications to shareholders and other materials ("Literature") total return figures that are not calculated according to the formulas set forth above in order to compare more accurately a Fund's performance with other measures of investment return. For example, in comparing the Funds' total returns with data published by Lipper Analytical Services, Inc., Morningstar, CDA Investment Technologies, Inc. or Weisenberger Investment Company Service, or with the performance of an index, the Funds may calculate their returns for the period of time specified in the advertisement or communication by assuming the investment of $10,000 in shares and assuming the reinvestment date. Percentage increases are determined by subtracting the initial value of the investment from the ending value and by dividing the remainder by the beginning value.

          The Funds may from time to time include discussions or illustrations of the effects of compounding in advertisements. "Compounding" refers to the fact that, if dividends or other distributions on a Fund investment are reinvested by being paid in additional Fund shares, any future income or capital appreciation of a Fund would increase the value, not only of the original Fund investment, but also of the additional Fund shares received through reinvestment. As a result, the value of the Fund investment would increase more quickly than if dividends or other distributions had been paid in cash.

          The Funds may also include discussions or illustrations of the potential investment goals of a prospective investor, investment management strategies, techniques, policies or investment suitability of a Fund (such as value investing, market timing, dollar cost averaging, asset allocation, constant ratio transfer, automatic accounting rebalancing, the advantages and disadvantages of investing in tax-deferred and taxable instruments), economic conditions, the relationship between sectors of the economy and the economy as a whole, various securities markets, the effects of inflation and historical performance of various asset classes, including but not limited to, stocks, bonds and Treasury bills. From time to time advertisements or communications to shareholders may summarize the substance of information contained in shareholder reports (including the investment composition of a Fund), as well as the view of the Trust as to current market, economy, trade and interest rate trends, legislative, regulatory and monetary developments, investment strategies and related matters believed to be of relevance to a Fund. The Funds may also include in advertisements charts, graphs or drawings which compare the investment objective, return potential, relative stability and/or growth possibilities of the Fund and/or other mutual funds, or illustrate the potential risks and rewards of investment in various investment vehicles, including but not limited to, stocks, bonds, treasury bills and shares of a Fund. In addition, advertisements or shareholder communications may include a discussion of certain attributes or benefits to be derived by an investment in a Fund and/or other mutual funds, shareholder profiles and hypothetical investor scenarios, timely information on financial management, tax and retirement planning and investment alternatives to certificates of deposit and other financial instruments. Such advertisements or communicators may include symbols, headlines or other material which highlight or summarize the information discussed in more detail therein.

                                  APPENDIX A
                                  ----------


Commercial Paper Ratings

          A Standard & Poor's ("S&P") commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

          "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

          "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations rated "A-1." However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

          "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.


          "C" - Obligations are currently vulnerable to nonpayment and are dependent on favorable business, financial, and economic conditions for the obligor to meet its financial obligation.

          "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due, even if the applicable grace period has not expired, unless S&P believes such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.


          Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually senior debt obligations not having an original maturity in excess of one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

          "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

          "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

          "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

          "Not Prime" - Issuers do not fall within any of the Prime rating categories.


          The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

          "D-1+" - Debt possesses the highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

          "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

          "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

          "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

          "D-3" - Debt possesses satisfactory liquidity and other protection factors qualify issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

          "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to insure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

          "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.

          Fitch IBCA short-term ratings apply to debt obligations that have time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities. The following summarizes the rating categories used by Fitch IBCA for short-term obligations:

          "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

          "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of securities rated "F1."

          "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

          "B" - Securities possess speculative credit quality, this designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

          "C" - Securities possess high default risk. This designation indicates that the capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

          "D" - Securities are in actual or imminent payment default.

          Thomson BankWatch short-term ratings assess the likelihood of an untimely payment of principal and interest of debt instruments with original maturities of one year or less. The following summarizes the ratings used by Thomson BankWatch:

          "TBW-1" - This designation represents Thomson BankWatch's highest category and indicates a very high likelihood that principal and interest will be paid on a timely basis.

          "TBW-2" - This designation represents Thomson BankWatch's second-highest category and indicates that while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

          "TBW-3" - This designation represents Thomson BankWatch's lowest investment-grade category and indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

          "TBW-4" - This designation represents Thomson BankWatch's lowest rating category and indicates that the obligation is regarded as non-investment grade and therefore speculative.

Corporate and Municipal Long-Term Debt Ratings

          The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

          "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

          "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

          "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

          "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          "BB," "B," "CCC," "CC" and "C" - Debt is regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

          "BB" - Debt is less vulnerable to non-payment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

          "B" - Debt is more vulnerable to non-payment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

          "CCC" - Debt is currently vulnerable to non-payment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

          "CC" - An obligation rated "CC" is currently highly vulnerable to non-payment.

          "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

          "D" - An obligation rated "D" is in payment default. This rating is used when payments on an obligation are not made on the date due, even if the applicable grace period has not expired, unless S & P believes that such payments will be made during such grace period. "D" rating is also used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

          PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

          "r" - This rating is attached to highlight derivative, hybrid, and certain other obligations that S & P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest-only and principal-only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

     The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

          "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

          "A" - Bonds possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

          "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" are of poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

          Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.



          Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols, Aa1, A1, Baa1, Ba1 and B1.

          The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

          "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

          "AA" - Debt is considered of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

          "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

          "BBB" - Debt possesses below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

          "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

          To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.


          The following summarizes the ratings used by Fitch IBCA for corporate and municipal bonds:

          "AAA" - Bonds considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of investment risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is very unlikely to be adversely affected by foreseeable events.

          "AA" - Bonds considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of investment risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

          "A" - Bonds considered to be investment grade and of high credit quality. These ratings denote a low expectation of investment risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to adverse changes in circumstances or in economic conditions than bonds with higher ratings.

          "BBB" - Bonds considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of investment risk. The capacity for timely payment of financial commitments is adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this category.

          "BB" - Bonds considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic changes over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

          "B" - Bonds are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

          "CCC", "CC", "C" - Bonds have high default risk. Capacity for meeting financial commitments is reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings imminent default.

          "DDD," "DD" and "D" - Bonds are in default. Securities are not meeting obligations and are extremely speculative. "DDD" designates the highest potential for recovery on these securities, and "D" represents the lowest potential for recovery.

          To provide more detailed indications of credit quality, the Fitch
IBCA ratings from and including "AA" to "B" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.

          Thomson BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

          "AAA" - This designation represents the highest category assigned by Thomson BankWatch to long-term debt and indicates that the ability to repay principal and interest on a timely basis is extremely high.

          "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk compared to issues rated in the highest category.

          "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BBB" - This designation represents Thomson BankWatch's lowest investment grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BB," "B," "CCC," and "CC," - These designations are assigned by Thomson BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

          "D" - This designation indicates that the long-term debt is in default.

          PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.

Municipal Note Ratings

          A Standard and Poor's rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's Ratings Group for municipal notes:

          "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess very strong characteristics are given a plus (+) designation.

          "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

          "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

          Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

          "MIG-1"/"VMIG-1" - This designation denotes best quality, enjoying strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

          "MIG-2"/"VMIG-2" - This designation denotes high quality, with margins of protection ample although not so large as in the preceding group.

          "MIG-3"/"VMIG-3" - This designation denotes favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

          "MIG-4"/"VMIG-4" - This designation denotes adequate quality, carrying specific risk but having protection commonly regarded as required of an investment security and not distinctly or predominantly speculative.

          "SG" - This designation denotes speculative quality and lack of margins of protection.

          Fitch IBCA and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

                                 PEGASUS FUNDS
                             Cash Management Funds
                       INSTITUTIONAL And SERVICE SHARES
                                    PART B
                     (STATEMENT OF ADDITIONAL INFORMATION)
                             April 30, 1998


      This Statement of Additional Information, which is not a prospectus, supplements and should be read in conjunction with the current Prospectus of Cash Management Fund, Treasury Cash Management Fund, Treasury Prime Cash Management Fund, U.S. Government Securities Cash Management Fund and Municipal Cash Management Fund (each, a "Fund") of Pegasus Funds, dated April 30, 1998, as it may be revised from time to time. To obtain a copy of the Funds' Prospectus, please write to the Trust at 3435 Stelzer Road, Columbus, Ohio 43219-3035, or call toll free 1-800-688-3350.

      First Chicago NBD Investment Management Company ("FCNIMCO") serves as each Fund's investment adviser (the "Investment Adviser") and FCNIMCO and BISYS Fund Services serve as co-administrators.

      BISYS Fund Services is the distributor (the "Distributor") and BISYS and FCNIMCO serve as co-administrators of the Funds' shares.


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
The Trust................................................................     2
Investment Objective and Management Policies.............................     2
Management of the Trust..................................................     9
Management Arrangements..................................................    14
Distribution and Services Plan...........................................    18
Purchase of Fund Shares..................................................    20
Redemption of Fund Shares................................................    20
Determination of Net Asset Value.........................................    21
Portfolio Transactions...................................................    22
Dividends, Distributions and Taxes.......................................    24
Performance Information..................................................    24
Information About the Trust..............................................    26
Counsel..................................................................    29
Independent Auditors.....................................................    29
Appendix A...............................................................   A-1

                                   THE TRUST

      The Pegasus Funds (the "Trust"), formerly "The Woodward Funds" was organized as a Massachusetts business trust on April 21, 1987. As of the date of this Statement of Additional Information, the Trust consisted of thirty-one separate funds, of which there were five cash management funds, (the "Funds"), which are described in this Statement of Additional Information.

      The Cash Management Fund commenced operations on July 30, 1992 as the First Prairie Cash Management Fund, and the U.S. Government Securities Cash Management Fund commenced operations on June 2, 1992 as the First Prairie U.S. Treasury Securities Cash Management Fund. On January 17, 1995, all of the assets and liabilities of First Prairie Cash Management Fund and First Prairie U.S. Treasury Securities Cash Management were transferred to the Cash Management Fund (the "Predecessor Cash Management Fund") and U.S. Government Securities Cash Management Fund (the "Predecessor U.S. Government Securities Cash Management Fund") of the Prairie Institutional Funds, respectively, in exchange for Institutional Shares of those Funds pursuant to a reorganization agreement approved by shareholders of each such First Prairie Fund. The Treasury Prime Cash Management Fund (the "Predecessor Treasury Prime Cash Management Fund") commenced operations on March 22, 1995 as a series of Prairie Institutional Funds.

      On July 13, 1996, all of the assets and liabilities of the Predecessor Cash Management Fund, Predecessor Treasury Prime Cash Management Fund and Predecessor U.S. Government Securities Cash Management Fund of the Prairie Institutional Funds were transferred to the Cash Management Fund, Treasury Prime Cash Management Fund and U.S. Government Securities Cash Management Fund, respectively, in exchange for Institutional Shares and Service Shares pursuant to an agreement and plan of reorganization approved by shareholders of the Predecessor Cash Management, Predecessor Treasury Prime Cash Management and Predecessor U.S. Government Securities Cash Management Funds (the "Reorganization"). Prior to July 13, 1996, the Funds had no operating history. The financial history contained herein includes information for the First Prairie Funds and the Prairie Institutional Funds.


      The Municipal Cash Management Fund and Treasury Cash Management Fund commenced operations on August 18, 1997 and September 12, 1997, respectively.


                  INVESTMENT OBJECTIVE AND MANAGEMENT POLICIES

      The following information supplements and should be read in conjunction with the sections in the Funds' Prospectus entitled "Description of the Funds" and "Supplemental Information."

Portfolio Securities and Investment Practices

      Bank Obligations. (Cash Management Fund and, to a limited extent, Municipal Cash Management Fund) Domestic commercial banks organized under Federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("Cds") may be purchased by a Fund are insured by the FDIC (although such insurance may not be of material benefit to the Fund, depending on the principal amount of the Cds of each bank held by the Fund) and are subject to Federal examination and to a substantial body of Federal law and regulation.

      Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, such as Cds and time deposits ("Tds"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial recordkeeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

      Obligations of United States branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by Federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

      Foreign Securities. (Cash Management Fund) Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable

U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States.

      Furthermore, some of these securities are subject to brokerage taxes levied by foreign governments, which have the effect of increasing the cost of such investment and reducing the realized gain or increasing the realized loss on such securities at the time of sale. Custodial expenses for a portfolio of non-U.S. securities generally are higher than for a portfolio of U.S. securities. Income earned or received by the Cash Management Fund from sources within foreign countries may be reduced by withholding and other taxes.

      Repurchase Agreements. (Cash Management Fund, Treasury Cash Management Fund, U.S. Government Securities Cash Management Fund and Municipal Cash Management Fund) Securities subject to repurchase agreements are held by the Trust's custodian or subcustodian, in the Federal Reserve/Treasury book-entry system or by another authorized Securities depository. Repurchase agreements are considered by the staff of the Securities and Exchange Commission to be loans by the Fund that enters into them. Each Fund will enter into repurchase agreements only with registered or unregistered securities dealers or banks with total assets in excess of one billion dollars, with respect to securities of the type in which such Fund may invest, and will require that additional securities be deposited with it if the value of the securities purchased should decrease below the resale price. The Investment Adviser will monitor on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Each of these Funds will consider on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements.

      Municipal and Related Obligations. (Municipal Cash Management Fund) The Municipal Cash Management Fund may invest in Municipal Obligations. The ratings of Municipal Obligations by nationally recognized statistical rating organizations ("Rating Agencies") represent their opinions as to the quality of Municipal Obligations. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and Municipal Obligations with the same maturity, interest rate and rating may have different yields while Municipal Obligations with the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by the Fund, a Municipal Obligation may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Investment Adviser will consider such an event in determining whether the Fund should continue to hold the obligation.

      The payment of principal and interest on most Municipal Obligations purchased by the Fund will depend upon the ability of the issuers to meet their obligations. For the purpose of diversification under the 1940 Act, the identification of the issuer of Municipal Obligations depends on the terms and conditions of the security. When the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the subdivision and the security is backed only by the assets and revenues of the subdivision, such subdivision would be deemed to be the sole issuer. Similarly, in the case of an industrial development bond, if that bond is backed only by the assets and revenues of the non-governmental user, then such non-governmental user would be deemed to be the sole issuer. If, however, in either case, the creating government or some other entity guarantees a security, such a guaranty would be considered a separate security and will be treated as an issue of such government or other entity.

      An issuer's obligations under its Municipal Obligations are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights or remedies of creditors, such as the Federal Bankruptcy Code, and any laws that may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest or principal of its Municipal Obligations may be materially adversely affected by litigation or other conditions.

      Certain of the Municipal Obligations held by the Fund may be insured at the time of issuance as to the timely payment of principal and interest. The insurance policies will usually be obtained by the issuer of the Municipal Obligations at the time of original issuance. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors.

      From time to time proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on Municipal Obligations. For example, pursuant to federal tax legislation passed in 1986 interest on certain private activity bonds must be included in an investor's federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. The Trust cannot predict what legislation, if any, may be proposed in Congress in the future with respect to the federal income tax status of interest on Municipal Obligations in general, or which proposals, if any, might be enacted. Such proposals, if enacted, might materially adversely affect the availability of Municipal Obligations for investments by the Municipal Cash Management Fund and its liquidity and value. In such event, the Board of Trustees would reevaluate the Fund's investment objective and policies and consider changes in its structure or possible dissolution.

      Stand-By Commitments. (Municipal Cash Management Fund) The Municipal Cash Management Fund will not acquire a stand-by commitment unless immediately after the acquisition, with respect to 75% of its assets not more than 5% of its total assets will be invested in instruments subject to a demand feature, including stand-by commitments, with the same institution.

      The Municipal Cash Management Fund intends to enter into stand-by commitments only with dealers, banks and broker-dealers which, in the Investment Adviser's opinion, present minimal credit risks. The Fund's reliance upon the credit of these dealers, banks and broker-dealers will be secured by the value of the underlying Municipal Obligations that are subject to the commitment. Thus, the risk of loss to the Fund in connection with a "stand-by commitment" will not be qualitatively different from the risk of loss faced by a person that is holding securities pending settlement after having agreed to sell the securities in the ordinary course of business.

      The Municipal Cash Management Fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. The acquisition of a stand-by commitment will not affect the valuation or assumed maturity of the underlying Municipal Obligations which will continue to be valued in accordance with the amortized cost method. The actual stand-by commitment will be valued at zero in determining net asset value. Where the Fund pays directly or indirectly for a stand-by commitment, its cost will be reflected as an unrealized loss for the period during which the commitment is held by the Fund and will be reflected in realized gain or loss when the commitment is exercised or expires.

      Illiquid Securities. If a substantial market of qualified institutional buyers develops pursuant to Rule 144A under the Securities Act of 1933, as amended, for certain restricted securities held by a Fund, the Trust intends to treat such securities as liquid securities in accordance with procedures approved by the Trust's Board of Trustees. Because it is not possible to predict with assurance how the market for restricted securities pursuant to Rule 144A will develop, the Trust's Board of Trustees has directed the Investment Adviser to monitor carefully each Fund's investments in such securities with particular regard to trading activity, availability of reliable price information and other relevant information. To the extent that, for a period of time, qualified institutional buyers cease purchasing restricted securities pursuant to Rule 144A, a Fund's investing in such securities may have the effect of increasing the level of illiquidity in its investment portfolio during such period.

      Lending Portfolio Securities. (Cash Management Fund, U.S. Government Securities Cash Management Fund and Municipal Cash Management Fund) To a limited extent, each of these Funds may lend its portfolio securities to brokers, dealers and other financial institutions, provided it receives cash collateral which at all times is maintained in an amount equal to at least 100% of the current market value of the securities loaned. By lending its portfolio securities, the Fund can increase its income through the investment of the cash collateral. For purposes of this policy, the Trust considers collateral consisting of U.S. Government securities or, in the case of the Cash Management Fund and Municipal Cash Management Fund, irrevocable letters of credit issued by banks whose securities meet the standards for investment by the Fund to be the equivalent of cash. Such loans may not exceed 33 1/3% of the Fund's total assets. From time to time, the Fund may return to the borrower or a third party which is unaffiliated with the Fund, and which is acting as a "placing broker," a part of the interest earned from the investment of collateral received for securities loaned.

Investment Restrictions

      Each Fund has adopted the following investment restrictions as fundamental investment limitations which cannot be changed, as to a particular Fund, without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")), of that Fund's outstanding voting shares. Each Fund may not:

      1. Borrow money, issue senior securities, or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act.

      2. Act as an underwriter of securities of other issuers, except to the extent the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

      3. Purchase or sell (a) real estate or (b) commodities, except to the extent permitted under the 1940 Act.

      4. Make loans to others (other than through investment in debt obligations or other instruments referred to in the Fund's

Prospectus), except that the Fund may lend its portfolio securities in an amount not to exceed 33 1/3% of the value of its total assets.

      5. Purchase any securities which would cause 25% or more of the value of a Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to (i) instruments issued or guaranteed by the U.S. Government, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, (ii) instruments issued by domestic branches of U.S. banks and (iii) repurchase agreements secured by instruments described in clauses (i) and (ii), (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents and (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry and (d) personal credit and business credit businesses will be considered separate industries, and further provided that the Cash Management Fund will invest at least 25% of its total assets in obligations of issuers in the banking industry or instruments secured by such obligations except during temporary defensive periods.

      In construing number 5 in accordance with SEC policy, to the extent permitted, U.S. branches of foreign banks will be considered to be U.S. banks where they are subject to the same regulation as U.S. banks.

      6. Purchase securities of any one issuer (except U.S. Government securities and related repurchase agreements, and with respect to the Municipal Cash Management Fund, other than as permitted by Rule 2a-7 under the 1940 Act) if immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in the obligations of any one issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to this 5% limitation.

      Each Fund has adopted the following investment restrictions as non-fundamental limitations which may be changed, as to a particular Fund, by the Board of Trustees without the approval of the holders of a majority, as defined in the 1940 Act of that Fund's outstanding voting shares.

      Each Fund may not:

      1. Purchase securities on margin, except as described in the Fund's Prospectus or this Statement of Additional Information.

      2. Invest in the securities of a company for the purpose of exercising management or control, but the Fund will vote the securities it owns in its portfolio as a shareholder in accordance with its views.

      3. Purchase, sell or write puts, calls or combinations thereof, except as described in the Fund's Prospectus or this Statement of Additional Information.

      4. Enter into repurchase agreements providing for settlement in more than seven days after notice or purchase securities which are illiquid, if, in the aggregate, more than 10% of the value of the Fund's net assets would be so invested.

      5. Invest in securities of other investment companies, except to the extent permitted under the 1940 Act.

      6. Invest more than 5% of its assets in the obligations of any one issuer, except if permitted under Rule 2a-7 under the 1940 Act.

      7.   Sell securities short.

      If a percentage restriction is adhered to at the time of investment, a later increase or decrease in percentage resulting from a change in values or assets will not constitute a violation of such restriction.


                            MANAGEMENT OF THE TRUST

      Trustees and officers of the Trust, together with information as to their principal business occupations during at least the last five years, are shown below. Each Trustee has an address at the Trust, c/o NBD Bank, 611 Woodward Avenue, Detroit, Michigan 48226.

Trustees and Officers of the Trust

Nicholas J. De Grazia, Trustee

      Business Consultant (1997); Consultant, Lionel L.L.C. (1995-1996); President, Chief Operating Officer and Director, Lionel Trains, Inc. (1990-
1995); Vice President-Finance and Treasurer, University of Detroit (1981-1990); President (1981-1990) and Director (since 1986), Polymer Technologies, Inc.; President, Florence Development Company (1987-1990); Chairman (since 1994) and Director (since 1992), Central Macomb County Chamber of Commerce; Vice Chairman, Michigan Higher Education Facilities Authority (since 1991); Trustee, Pegasus Variable Funds. He is 55 years old.

John P. Gould, Trustee, Chairman of the Board

      Executive Vice President of Lexecon Inc. (since 1995); Steven G. Rothmeier Professor (since January, 1996); Distinguished Service Professor of Economics of the University of Chicago Graduate School of Business (since 1984); Dean of the University of Chicago Graduate School of Business (1983-1993); Member of Economic Club of Chicago and Commercial Club of Chicago; Director of Harbor Capital Advisors and Dimensional Fund Advisors; Trustee, Pegasus Variable
Funds.  He is 59 years old.

Marilyn McCoy, Trustee

      Vice President of Administration and Planning of Northwestern University (since 1985); Director of Planning and Policy Development for the University of Colorado (1981-1985); Member of the Board of Directors of Evanston Hospital, Mather Foundation and Metropolitan Family Services; Member of Economic Club of Chicago and Chicago Network; Trustee, Pegasus Variable Funds. She is 50 years old.

Julius L. Pallone, Trustee

      President, J.L. Pallone Associates, Consultants (since 1994); Chairman of the Board (1974-1993), Maccabees Life Insurance Company; President and Chief Executive Officer, Royal Financial Services (1991-1993); Director, American Council of Life Insurance of Washington, D.C. (life insurance industry association) (1988-1993); Director, Crowley, Milner and Company (department store) (since 1988); Trustee, Lawrence Technological University (since 1982); Director, Oakland Commerce Bank (since 1984) and Michigan Opera Theater (since
1981); Trustee, Pegasus Variable Funds.  He is 67 years old.

*Donald G. Sutherland, Trustee and President


      Partner of the law firm Ice, Miller, Donadio & Ryan, Indianapolis, Indiana; Trustee, Pegasus Variable Funds. He is 69 years old.

Donald L. Tuttle, Trustee

      Vice President (since 1995), Senior Vice President (1992-1995), Association for Investment Management and Research; Professor of Finance, Indiana University (1970-1991); Vice President, Trust & Investment Advisers, Inc. (1990-1991); Director, Federal Home Loan Bank of Indianapolis (1981 to
1985); Trustee, Pegasus Variable Funds.  He is 63 years old.


Alaina Metz, Vice President

      An employee of the Distributor since June 1995. Prior to joining the Distributor Ms. Metz was a supervisor at Alliance Capital Management L.P. in New York. She is 31 years old and her address is 3435 Stelzer Road, Columbus, Ohio 43219-3035.

D'Ray Moore, Treasurer

      An employee of the Distributor. She is 39 years old and her address is 3435 Stelzer Road, Columbus, Ohio 43219-3035.

W. Bruce McConnel, III, Secretary

      Partner of the law firm Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. He is 55 years old, and his address is 1345 Chestnut Street, Philadelphia, Pennsylvania 19107.


---------------

*    Trustee who is an "interested person" of the Trust, as defined in the 1940
     Act.

      For so long as the plan described in the section captioned "Distribution and Services Plan" remains in effect, the Trustees of the Trust who are not "interested persons" of the Trust, as defined in the 1940 Act, will be selected and nominated by the Trustees who are not "interested persons" of the Trust.

     Each Trustee receives from the Trust and the Pegasus Variable Funds a total annual fee of $17,000 and a fee of $2,000 for each Board of Trustees meeting attended. The Chairman is entitled to additional compensation of $4,250 per year for his services to the Trusts in that capacity. These fees are allocated among the investment portfolios of the Trust and the Pegasus Variable Funds based on their relative net assets. All Trustees are reimbursed for out of pocket expenses in connection with attendance at meetings. Drinker Biddle & Reath LLP, of which Mr. McConnel is a partner, receives legal fees as counsel to the Trusts.

      The following table summarizes the compensation for each of the Trustees for the Trust's fiscal year ended December 31, 1997:

                                                           (3)
                                     (2)           Total Compensation
                                  Aggregate        From Trust and Fund
             (1)                 Compensation       Complex** Paid to
    Name of Board Member         from Trust*          Board Member
    --------------------         ------------      -------------------
Will M. Caldwell, Trustee++       $27,000              $27,000

Nicholas J. DeGrazia, Trustee     $27,000              $27,000

John P. Gould, Trustee and
Chairman of the Board             $31,250              $31,250

Marilyn McCoy, Trustee            $27,000              $27,000

Julius L. Pallone, Trustee +      $27,000              $27,000

Donald G. Sutherland,
Trustee and President +           $27,000              $27,000

Donald L. Tuttle, Trustee +       $27,000              $27,000




______________________

* Amount does not include reimbursed expenses for attending Board meeting.

** The Fund Complex for the fiscal year ended December 31, 1997, consisted of the Trust and Pegasus Variable Funds.


+ Deferred compensation in the amounts of $27,000, $13,500 and $27,000 accrued during the fiscal year ended December 31, 1997 for Messrs. Pallone and Tuttle, and Ms. McCoy, respectively.

++ Mr. Caldwell resigned as Trustee of the Trust and Pegasus Variable Funds as of December 31, 1997.
________________________________

      Board members and officers of the Trust, as a group, owned less than 1% of any Fund's shares outstanding on April 1, 1998.

                            MANAGEMENT ARRANGEMENTS

      The following information supplements and should be read in conjunction with the section in the Funds' Prospectus entitled "Management of the Trust."

      Investment Advisory Agreement. FCNIMCO provides investment advisory services pursuant to the Investment Advisory Agreement (the "Agreement") dated as of April 12, 1996, as amended, with the Trust. As to each Fund, the Agreement is subject to annual approval by (i) the Trust's Board of Trustees or
(ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Fund, provided that in either event the continuance also is approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or FCNIMCO, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Fund, the Agreement is terminable without penalty, on 60 days' notice, by the Trust's Board of Trustees or by vote of the holders of a majority of such Fund's shares, or, on not less than 90 days' notice, by FCNIMCO. The Agreement will terminate automatically, as to the relevant Fund, in the event of its assignment (as defined in the 1940 Act).

      FCNIMCO is responsible for investment decisions for each Fund in accordance with the stated policies of such Fund, subject to the general supervision of the Trust's Board of Trustees.

      Under the terms of the Investment Advisory Agreement with the Trust, FCNIMCO is entitled to a monthly advisory fee at the annual rate of .20% of each Fund's average daily net assets. In addition, FCNIMCO is entitled to 4/10ths of the gross income earned by a Fund on each loan of securities (excluding capital gains and losses, if any). FCNIMCO has informed the Trust's Board of Trustees that since the inception of the Trust neither it nor any of its affiliates has engaged in and received compensation for any transactions involving lending of portfolio securities. Furthermore, neither FCNIMCO nor any of its affiliates will do so unless permitted by the SEC or SEC staff.

      For the period ended December 31, 1997, the aggregate advisory fees payable to FCNIMCO by the Cash Management Fund, Treasury Cash Management Fund, Treasury Prime Cash Management Fund, Municipal Cash Management Fund and U.S. Government Securities Cash Management Fund were $1,921,758, $133,148, $510,037, $148,267 and $1,457,684, respectively, of which amounts $279,533, $33,327,
$105,789, $40,982 and $88,360, respectively, were reduced pursuant to undertakings by FCNIMCO, resulting in a net advisory fee of $1,642,225, $99,821, $404,248, $107,285 and $1,369,324, respectively.

      For the period July 13, 1996 (date of the Reorganization) through December 31, 1996, the aggregate advisory fees payable to FCNIMCO by the Cash Management Fund, Treasury Prime Cash Management Fund and U.S. Government Securities Cash Management Fund were $620,226, $269,337 and $622,156, respectively, of which amounts $222,088, $145,816 and $297,097, respectively, were reduced pursuant to undertakings by FCNIMCO, resulting in a net advisory fee of $398,138, $123,521 and $325,059, respectively.

      For the period January 1, 1996 through July 13, 1996 (date of the Reorganization) the aggregate advisory fees payable to FCNIMCO by the Predecessor Cash Management Fund, Predecessor Treasury Prime Cash Management Fund and Predecessor U.S. Government Securities Cash Management Fund were $487,093, $176,021 and $522,975, respectively, of which amounts $176,053,
$102,644 and $297,097, respectively, were reduced pursuant to undertakings by FCNIMCO, resulting in a net advisory fee of $311,040, $73,377 and $383,484, respectively.

      Prior to January 17, 1995, The First National Bank of Chicago ("FNBC") provided management services to First Prairie Cash Management Fund and First Prairie U.S. Treasury Securities Cash Management Fund (the predecessor funds to the Predecessor Cash Management Fund and Predecessor U.S. Government Securities Cash Management Fund, respectively) pursuant to separate management agreements with each such fund and engaged The Dreyfus Corporation ("Dreyfus") to provide administrative services to the funds. As compensation for FNBC's services, First Prairie Cash Management Fund and First Prairie U.S. Treasury Securities Cash Management Fund each agreed to pay FNBC a monthly management fee at the annual rate of .35 of 1% of the value of the fund's average daily net assets. The fees payable to Dreyfus for its services were paid by FNBC.

      For the fiscal year ended June 30, 1995, the aggregate management/advisory fee payable by the Predecessor Cash Management Fund and its predecessor amounted to $793,104, which amount was reduced by $267,419 pursuant to undertakings by FNBC and FCNIMCO, resulting in a net management/advisory fee paid by the Predecessor Cash Management Fund and its predecessor of $525,685. For the Predecessor Cash Management Fund's fiscal period ended December 31, 1995, the aggregate management/advisory fee payable by the Predecessor Cash Management Fund and its predecessor amounted to $716,956, which amount was reduced by $331,599 pursuant to undertakings by FNBC and FCNIMCO, resulting in a net management/advisory fee paid by the Predecessor Cash Management Fund and its predecessor of $385,357.

      For the period from March 22, 1995 (commencement of operations of the Predecessor Treasury Prime Cash Management Fund) through December 31, 1995, the advisory fee payable by the Predecessor Treasury Prime Cash Management Fund amounted to $50,405, which amount was reduced by $27,592 pursuant to an undertaking by FCNIMCO, resulting in a net advisory fee paid by the Predecessor Treasury Prime Cash Management Fund of $22,813.

      For the fiscal year ended May 31, 1995, the aggregate management/advisory fee payable by the Predecessor U.S. Government Securities Cash Management Fund and its predecessor amounted to $1,388,345, which amount was reduced by $312,740 pursuant to undertakings by FNBC and FCNIMCO, resulting in a net management/advisory fee paid by the Predecessor U.S. Government Securities Cash Management Fund and its predecessor of $1,075,605. For the Predecessor U.S. Government Securities Cash Management Fund's fiscal period ended December 31, 1995, the aggregate management/advisory fee payable by the U.S. Government Securities Cash Management Fund and its predecessor amounted to $968,761, which amount was reduced by $381,198 pursuant to undertakings by FNBC and FCNIMCO, resulting in a net management/advisory fee paid by the Predecessor U.S. Government Securities Cash Management Fund and its predecessor of $587,563.

      ADMINISTRATION AGREEMENT. Pursuant to an Administration Agreement dated as of April 12, 1996 with the Trust, FCNIMCO and BISYS assist in all aspects of the Trust's operations, other than providing investment advice, subject to the overall authority of the Trust's Board in accordance with Massachusetts law. Under the terms of the Administration Agreement, FCNIMCO and BISYS are entitled jointly to a monthly administration fee at the annual rate of .15% of each Fund's average daily net assets.

      For the period ended December 31, 1997, the Cash Management Fund, Treasury Cash Management Fund, Treasury Prime Cash Management Fund, Municipal Cash Management Fund and U.S. Government Securities Cash Management Fund paid FCNIMCO, as agent for the co-administrators, administration fees of $1,441,319, $99,861, $382,527, $111,200 and $1,093,263, respectively.

      For the period July 13, 1996 (date of the Reorganization) through December 31, 1996, the Cash Management Fund, Treasury Prime Cash Management Fund and U.S. Government Securities Cash Management Fund paid FCNIMCO, as agent for the co-administrators, administration fees of $465,170, $202,003 and $466,617, respectively.

      For the period from January 1, 1996 through July 13, 1996 (date of the Reorganization), the Predecessor Cash Management Fund, Predecessor Treasury Prime Cash Management Fund and Predecessor U.S. Government Securities Cash Management Fund paid FCNIMCO administration fees of $365,320, $132,016 and $392,231, respectively.

      As stated above, prior to January 17, 1995, Dreyfus provided administrative services to each Predecessor Fund (and its predecessor) and that the fees payable to Dreyfus for its services were paid by FNBC. From January 17, 1995 through July 13, 1996, FCNIMCO provided administrative services to each Predecessor Fund. For the period January 17, 1995 through December 31, 1995, the Predecessor Cash Management Fund and the Predecessor U.S. Government Securities Cash Management Fund paid FCNIMCO administration fees of $522,730 and $707,131, respectively. For the period March 22, 1995 (commencement of operations of the Predecessor Treasury Prime Cash Management Fund) through December 31, 1995, the administration fee payable by the Predecessor Treasury Prime Cash Management Fund amounted to $37,804, which amount was reduced by $9,695 pursuant to an undertaking by FCNIMCO, resulting in a net administration fee paid by the Predecessor Treasury Prime Cash Management Fund of $28,109.

      The Trust has agreed that neither FCNIMCO nor BISYS will be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the agreement with FCNIMCO or BISYS relates, except for a loss resulting from wilful misfeasance, bad faith or gross negligence on the part of FCNIMCO or BISYS in the performance of their obligations or from reckless disregard by any of them of their obligations and duties under the Administration Agreement.

      In addition, the Administration Agreement provides that if, in any fiscal year, the aggregate expenses of a Fund exceed the expense limitation of any state having jurisdiction over the Fund, FCNIMCO, and BISYS will bear such excess expense to the extent required by state law.

      The aggregate of the fees payable to FCNIMCO and BISYS is not subject to reduction as the value of the Fund's net assets increases.

                         DISTRIBUTION AND SERVICES PLAN
                             (SERVICE SHARES ONLY)

      The following information supplements and should be read in conjunction with the section in the Funds' Prospectus entitled "Distribution and Services Plan."

      Rule 12b-1 (the "Rule") adopted by the Securities and Exchange Commission under the 1940 Act provides, among other things, that an investment company may bear expenses of distributing its shares only pursuant to a plan adopted in accordance with the Rule. The Trust's Board of Trustees has adopted such a plan (the "Plan") with respect to each Fund's Service Shares, pursuant to which each Fund pays BISYS a fee of up to .25% of the average daily net asset value attributable to such Service Shares for advertising, marketing and distributing such Service Shares and for the provision of certain services to the holders of such Service Shares. Under the Plan, BISYS may make payments to certain financial institutions, securities dealers and other financial industry professionals (collectively, "Service Agents") in respect of these services. The Board of Trustees believes that there is a reasonable likelihood that the Plan will benefit each Fund and the holders of Service Shares.

      For the period ended December 31, 1997, the Funds/*/ paid fees pursuant to the Plan as follows:

                                                             Amount
                                                              Paid
                                                 Amount    to FCNIMCO
                                     Total       Paid to    and its
                                      Paid        BISYS    Affiliates
                                   ----------    -------   -----------
Cash Management Fund               $1,277,854     $  --    $1,277,854
Treasury Cash Management Fund*     $  165,217     $  --    $  165,217
Treasury Prime Cash Management
  Fund                             $  556,037     $  --    $  556,037
U.S. Government Securities Cash
  Management Fund                  $  679,593     $  --    $  679,593
Municipal Cash Management Fund*    $   50,555     $  --    $   50,555

___________________________

* The Treasury Cash Management and Municipal Cash Management Funds did not commence operations until September 12, 1997 and August 18, 1997, respectively.

      The Board of Trustees reviews, at least quarterly, a written report of the amounts expended under the Plan and the purposes for which the expenditures were made. In addition, such arrangements are approved annually by a majority of the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act and have no direct or indirect financial interest in such arrangements (the "Disinterested Trustees").

      Any material amendment to the Plan must be approved by a majority of the Board of Trustees (including a majority of the Disinterested Trustees).

                            PURCHASE OF FUND SHARES

      The following information supplements and should be read in conjunction with the section in the Funds' Prospectus entitled "How to Buy Fund Shares."

      THE DISTRIBUTOR. The Distributor serves on a best efforts basis as the Trust's distributor pursuant to an agreement which is renewable annually.

      USING FEDERAL FUNDS. First Data Investor Services Group, Inc., the Trust's transfer and dividend disbursing agent (the "Transfer Agent"), or the Trust may attempt to notify the investor upon receipt of checks drawn on banks that are not members of the Federal Reserve System as to the possible delay in conversion into Federal Funds and may attempt to arrange for a better means of transmitting the money. If the investor is a customer of a securities dealer, bank or other financial institution and his order to purchase Fund shares is paid for other than in Federal Funds, the securities dealer, bank or other financial institution, acting on behalf of its customer, generally will complete the conversion into, or itself advance, Federal Funds on the business day following receipt of the customer order. The order is effective only when so converted and received by the Transfer Agent. An order for the purchase of Fund shares placed by an investor with a sufficient Federal Funds or cash balance in his brokerage account with a securities dealer, bank or other financial institution will become effective on the day that the order in proper form, including Federal Funds, is received by the Transfer Agent. In some states, banks or other institutions effecting transactions in Fund shares may be required to register as dealers pursuant to state law.

                           REDEMPTION OF FUND SHARES

      The following information supplements and should be read in conjunction with the section in the Funds' Prospectus entitled "How to Redeem Fund Shares."

      REDEMPTION COMMITMENT. The Trust normally redeems shares for cash. However, the Trustees can determine that conditions exist making cash payments undesirable. If they should so determine, redemption payments could be made in securities valued at the value used in determining net asset value. There may be brokerage and other costs incurred by the redeeming shareholder in selling such securities. The Trust has elected to be covered by Rule 18f-1 under the 1940 Act, pursuant to which the Trust is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of net asset value during any 90-day period for any one shareholder.

      SUSPENSION OF REDEMPTIONS. The right of redemption may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closing), (b) when trading in the markets the Fund ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Fund's investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Fund's shareholders.

                        DETERMINATION OF NET ASSET VALUE

      The following information supplements and should be read in conjunction with the section in the Funds' Prospectus entitled "How to Buy Fund Shares."

      AMORTIZED COST PRICING. The valuation of each Fund's portfolio securities is based upon their amortized cost which does not take into account unrealized capital gains or losses. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.

      The Board of Trustees has established procedures, as a particular responsibility within the overall duty of care owed to each Fund's investors, reasonably designed to stabilize the Fund's price per share as computed for purposes of purchases and redemptions at $1.00. Such procedures include review of each Fund's portfolio holdings by the Board of Trustees, at such intervals as it deems appropriate, to determine whether the Fund's net asset value calculated by using available market quotations or market equivalents deviates from $1.00 per share based on amortized cost. Investments for which market quotations are readily available will be valued at the most recent bid price or yield equivalent for such securities or for securities of comparable maturity, quality and type, as obtained from one or more of the major market makers for the securities to be valued. Other investments and assets of the Funds will be valued at fair value as determined in good faith by the Board of Trustees.

      The extent of any deviation between a Fund's net asset value based upon available market quotations or market equivalents and $1.00 per share based on amortized cost will be examined by the Board of Trustees. If such deviation exceeds 1/2 of 1%, the Board of Trustees will consider what actions, if any, will be initiated. In the event the Board of Trustees determines that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, it has agreed to take such corrective action as it regards as necessary and appropriate, including: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends or paying distributions from capital or capital gains; redeeming shares in kind; or establishing a net asset value per share by using available market quotations or market equivalents.

      NEW YORK STOCK EXCHANGE CLOSINGS. The holidays (as observed) on which the New York Stock Exchange is closed currently are New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas. In addition to these holidays, the Fund will not compute net asset value on the following bank holidays: Columbus Day and Veterans Day.

                             PORTFOLIO TRANSACTIONS

      Subject to the general supervision of the Trust's Board of Trustees, FCNIMCO is responsible for making decisions with respect to and placing orders for all purchases and sales of portfolio securities for each Fund.

      Purchases of money market instruments by the Funds are made from dealers, underwriters and issuers. The Funds currently do not expect to incur any brokerage commission expense on such transactions because money market instruments are generally traded on a "net" basis by dealers acting as principal for their own accounts without a stated commission. The price of the security, however, usually includes a profit to the dealer. Securities purchased in underwritten offerings include a fixed amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. When securities are purchased directly from or sold directly to an issuer, no commissions or discounts are paid. No brokerage commissions have been paid by any Fund to date.

      The Funds may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. A Fund will engage in this practice, however, only when FCNIMCO, in its sole discretion, believes such practice to be otherwise in the Fund's interests.

      The Advisory Agreement for the Funds provides that, in executing portfolio transactions and selecting brokers or dealers, FCNIMCO will seek to obtain the best overall terms available for each Fund. In assessing the best overall terms available for any transaction, FCNIMCO shall consider factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In addition, the Agreement authorizes FCNIMCO to cause a Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that FCNIMCO determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of FCNIMCO to the Funds. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond and government securities markets and the economy.

      Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by FCNIMCO and does not reduce the advisory fees payable by the Funds. The Trustees will periodically review any commissions paid by the Funds to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Funds. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised by FCNIMCO. Conversely, a Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

      The Trust will not execute portfolio transactions through, acquire portfolio securities issued by, make savings deposits in or enter into repurchase or reverse repurchase agreements with FCNIMCO, the Distributor or an affiliated person of any of them (as such term is defined in the 1940 Act) acting as principal, except to the extent permitted under the 1940 Act. In addition, a Fund will not purchase securities during the existence of any underwriting or selling group relating thereto of which the Distributor or FCNIMCO, or an affiliated person of any of them, is a member, except to the extent permitted under the 1940 Act. Under certain circumstances, the Funds may be at a disadvantage because of these limitations in comparison with other investment companies which have similar investment objectives but are not subject to such limitations.

      Investment decisions for each Fund are made independently from those for the other Funds and for any other investment companies and accounts advised or managed by FCNIMCO. Such other investment companies and accounts may also invest in the same securities as the Funds. To the extent permitted by law, FCNIMCO may aggregate the securities to be sold or purchased for the Funds with those to be sold or purchased for other investment companies or accounts in executing transactions. When a purchase or sale of the same security is made at substantially the same time on behalf of one or more of the Funds and another investment company or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which FCNIMCO believes to be equitable to each Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by the Fund.

                       DIVIDENDS, DISTRIBUTIONS AND TAXES

      The following information supplements and should be read in conjunction with the section in Funds' Prospectus entitled "Dividends, Distributions and Taxes."

      Ordinarily, gains and losses realized from portfolio transactions will be treated as capital gain or loss. However, all or a portion of the gain realized from the disposition of certain market discount bonds will be treated as ordinary income under Section 1276 of the Internal Revenue Code of 1986, as amended.

      As of December 31, 1997, the Funds had capital loss carryforwards with expiration dates as follows:

                                                     2001       2002        2003      Total
                                                   -------    --------    -------    --------
U.S. Government Securities Cash Management Fund    $    --    $453,000    $58,000    $511,000
Cash Management Fund                                19,000     151,000     32,000     202,000



                            PERFORMANCE INFORMATION

      The following information supplements and should be read in conjunction with the section in the Funds' Prospectus entitled "Performance Information."


      Yield is computed in accordance with a standardized method which involves determining the net change in the value of a hypothetical pre-existing Fund account having a balance of one share at the beginning of a seven calendar day period for which yield is to be quoted, dividing the net change by the value of the account at the beginning of the period to obtain the base period return, and annualizing the results (i.e., multiplying the base period return by 365/7). The net change in the value of the account reflects the value of additional shares purchased with dividends declared on the original share and any such additional shares and fees that may be charged to the shareholder's account, in proportion to the length of the base period and the Fund's average account size, but does not include realized gains and losses or unrealized appreciation and depreciation. Effective yield is computed by adding 1 to the base period return (calculated as described above), raising that sum to a power equal to 365 divided by 7, and subtracting 1 from the result. In addition, the Municipal Cash Management Fund may advertise its "tax-equivalent yield" which is computed by:
(a) dividing the portion of the yield (as calculated above) that is exempt from income tax by one minus a stated income tax rate; and (b) adding the figure from
(a) above to that portion, if any, of the yield that is not tax-exempt.

      For the seven-day period ended December 31, 1997, the yield and effective yield (after fee waivers and/or expense reimbursements) of each Fund were as follows:


 Name of Fund
   and Class                        Yield   Effective Yield
 ------------                       -----   ---------------
Cash Management Fund
  Institutional Shares              5.50%   5.65%
  Service Shares                    5.25%   5.39%
Treasury Prime Cash
 Management Fund
  Institutional Shares              4.97%   5.10%
  Service Shares                    4.72%   4.84%
Treasury Cash Management Fund
  Institutional Shares              5.39%   5.53%
  Service Shares                    5.14%   5.27%
U.S. Government Securities
 Cash Management Fund
  Institutional Shares              5.44%   5.59%
  Service Shares                    5.19%   5.33%
Municipal Cash Management Fund
  Institutional Shares              3.64%   3.70%
  Service Shares                    3.39%   3.44%

ADJOURNED


      Yields will fluctuate and are not necessarily representative of future results. Each investor should remember that yield is a function of the type and quality of the instruments in the portfolio, portfolio maturity and operating expenses. An investor's principal in the Fund is not guaranteed. See "Determination of Net Asset Value" for a discussion of the manner in which the Fund's price per share is determined.

      From time to time, advertising materials for the Funds may refer to FCNIMCO's or any of its affiliate's full line of investment products for the corporate cash market, including sweep services, on-line money market mutual fund purchases, customized portfolio management, and OASIS, a same-day sweep product that sweeps funds to an overnight Eurodollar time deposit. In addition, from time to time, references to the Funds may appear in advertisements and sales literature for certain products or services offered by the Trust's Investment Adviser, its affiliates or others, through which it is possible to invest in one or more of the Funds, such as the Pegasus Architect wrap account, the Pathmaker variable annuity, and First Choice, First Choice Provider, First Choice Pegasus and First Choice Select 401(k) products.

                          INFORMATION ABOUT THE TRUST

      The following information supplements and should be read in conjunction with the section in the Funds' Prospectus entitled "General Information."

      Each Fund share has one vote and, when issued and paid for in accordance with the terms of the offering, is fully paid and non-assessable. Fund shares have no preemptive, subscription or conversion rights and are freely transferable.

      As of March 31, 1997, the following persons may have beneficially owned 5% or more of the outstanding shares of the following Funds:


                                                                   Percentage
                                                                       of
                                                    Number of      Outstanding
      Fund            Name and Address               Shares          Shares
      ----            ----------------              ---------      -----------
Cash               Morand & Co.                    68,961,633.440        7.48%
Management Fund -  American National Bank
 Class I           1 N. LaSalle Street
                   Floor 7
                   Chicago, IL 60602-3902

                   First National Bank of          63,442,440.760        6.88%
                   Chicago
                   IF&B Plaza
                   Corporate Trust Administration
                   Suite 0126
                   Chicago, IL 60670-6001

                   First National Bank of          47,811,452.480        5.18%
                   Chicago
                   Cash Management Department
                   Suite 0256, 6th Floor
                   525 W. Monroe St.
                   Chicago, IL 60661-3629


                                                                           Percentage
                                                                               of
                                                         Number of         Outstanding
      Fund               Name and Address                 Shares             Shares
      ----               ----------------                ---------         -----------

Cash Management       NBD Bank NA                     599,028,357.750           55.27%
Fund - Class S        Attn: Mary Ellen Bradley
                      9000 Haggerty Road
                      Belleville, MI 48111

                      First National Bank of          127,407,829.220           11.76%
                      Chicago
                      Commercial Products
                      1 First National Plaza
                      Suite 0649
                      Chicago, IL 60670

                      First National Bank of          384,419,860.580           30.86%
                      Chicago
                      Cash Management Dept.
                      Suite 0256
                      6th Floor
                      525 W. Monroe Street
                      Chicago, IL 60661-3629

Treasury              First National Bank of           11,213,656.410           38.56%
Prime Cash            Chicago
Management Fund -     Cash Management Dept.
Class I               Suite 0256
                      6th Floor
                      525 W. Monroe Street
                      Chicago, IL 60661-3629

                      First National Bank of            4,275,483.760           14.70%
                      Chicago
                      Corporate Trust Administration
                      1 F&B Plaza
                      Suite 0126
                      Chicago, IL 60670-0001


                                                             Percentage
                                                                    of
                                                 Number of      Outstanding
      Fund               Name and Address         Shares          Shares
      ----               ----------------        ---------      -----------
Treasury              First National Bank of   41,832,818.830        15.65%
Prime Cash            Chicago
Management Fund -     Corporate Trust
Class S               Administration
                      1 F&B Plaza
                      Suite 0126
                      Chicago, IL 60670-0001

                      First National Bank of   59,994,325.750        22.45%
                      Chicago
                      Commercial Products
                      1 First National Plaza
                      Suite 0649
                      Chicago, IL 60670

                      First National Bank of   110,120,641.500       41.20%
                      Chicago
                      Cash Management Dept.
                      Suite 0256, 6th Floor
                      525 W. Monroe Street
                      Chicago, IL 60661-3629

                      Morand & Co.              42,796,789.070       16.01%
                      American National Bank
                      1 N. LaSalle St. Fl. 7
                      Chicago, IL 60602-3902

U.S.                  First National Bank of   670,594,011.140       84.63%
Government            Chicago
Securities            Corporate Trust
Cash                  Administration
Management Fund -     1 F&B Plaza
Class I               Suite 0126
                      Chicago, IL 60670-0001

U.S.Government        First National Bank of   274,393,739.000       61.04%
Securities            Chicago
Cash Management       Cash Management Dept.
Fund - Class S        Suite 0256, 6th Floor
                      525 W. Monroe Street
                      Chicago, IL 60661-3629

                      First National Bank of   104,784,884.280        23.31%
                      Chicago
                      Commercial Products
                      1 First National Plaza
                      Suite 0649
                      Chicago, IL 60670

                      Morand & Co.              49,569,825.780        11.03%
                      American National Bank
                      1 N. LaSalle St. FL 7
                      Chicago, IL 60602-3902

Municipal Cash        Morand & Co.              37,780,162.370        11.60%
Management Fund-      American National Bank
Class I               1 N. LaSalle St. Fl. 7
                      Chicago, IL 60602-3902

Municipal Cash        NBD Bank NA               55,067,609.390       100.00%
Management Fund-      Attn: Mary Ellen Bradley
Class S               9000 Haggerty Road
                      Belleville, MI 48111

      The Trust will send annual and semi-annual financial statements for the Funds to their shareholders.

                                    COUNSEL

      Drinker Biddle & Reath LLP, 1345 Chestnut Street, Philadelphia, PA 19107-3496, serves as the Trust's counsel.

                              INDEPENDENT AUDITORS

      Arthur Andersen LLP, 500 Woodward Avenue, Detroit, Michigan 48226-3424, are the independent auditors of the Trust. Ernst & Young LLP served as independent auditors for the First Prairie Funds and the Prairie Institutional Funds. The audited financial statements and notes thereto for each Fund for the fiscal year ended December 31, 1997 are contained in the Funds' Annual Report to Shareholders dated December 31, 1997 and are incorporated by reference into this Statement of Additional Information. The December 31, 1997 financial statements and notes thereto have been audited by Arthur Andersen LLP, whose report thereon also appears in such Annual Report and is also incorporated herein by reference. Information in the audited financial statements for periods or years prior to December 31, 1995 has been audited by Ernst & Young LLP. No other parts of the Annual Report are incorporated by reference herein. Such financial statements have been incorporated herein in reliance on the reports of Arthur Andersen LLP and Ernst & Young LLP, independent auditors, given on the authority of said firms as experts in auditing and accounting.

                                   APPENDIX A
                                   ----------


Commercial Paper Ratings
------------------------

          A Standard & Poor's ("S&P") commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

          "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

          "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations rated "A-1". However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

          "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

          "C" - Obligations are currently vulnerable to nonpayment and are dependent on favorable business, financial, and economic conditions for the obligor to meet its financial obligation.

          "D" - Obligations are in payment default. The "D" rating category is used when payments on the obligation are not made on the date due, even if the applicable grace period has not expired, unless S&P believes such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

          Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually senior debt obligations not having an original maturity in excess of one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

          "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

          "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

          "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

          "Not Prime" - Issuers do not fall within any of the Prime rating categories.


          The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

          "D-1+" - Debt possesses the highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

          "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

          "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

          "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

          "D-3" - Debt possesses satisfactory liquidity and other protection factors qualify issues as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

          "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to insure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

          "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.

          Fitch IBCA short-term ratings apply to debt obligations that have time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities. The following summarizes the rating categories used by Fitch IBCA for short-term obligations:

          "F-1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

          "F-2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of securities rated "F1".

          "F-3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

          "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

          "C" - Securities possess high default risk. This designation indicates that the capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

          "D" - Securities are in actual or imminent payment default.

          Thomson BankWatch short-term ratings assess the likelihood of an untimely payment of principal and interest of debt instruments with original maturities of one year or less. The following summarizes the ratings used by Thomson BankWatch:

          "TBW-1" - This designation represents Thomson BankWatch's highest category and indicates a very high likelihood that principal and interest will be paid on a timely basis.

          "TBW-2" - This designation represents Thomson BankWatch's second-highest category and indicates that while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

          "TBW-3" - This designation represents Thomson BankWatch's lowest investment-grade category and indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

          "TBW-4" - This designation represents Thomson BankWatch's lowest rating category and indicates that the obligation is regarded as non-investment grade and therefore speculative.

Corporate and Municipal Long-Term Debt Ratings

          The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

          "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

          "AA" - An obligation rated "AA" differs from the highest rated obligations only in a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

          "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

          "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          "BB," "B," "CCC," "CC" and "C" - Debt is regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

          "BB" - Debt is less vulnerable to non-payment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

          "B" - Debt is more vulnerable to non-payment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

          "CCC" - Debt is currently vulnerable to non-payment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

          "CC" - An obligation rated "CC" is currently highly vulnerable to non-payment.

          "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action had been taken, but payments on this obligation are being continued.

          "D" - An obligation rated "D" is in payment default. This rating is used when payments on an obligation are not made on the date due, even if the applicable grace period has not expired, unless S & P believes that such payments will be made during such grace period. "D" rating is also used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

          PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

          "r" - This rating is attached to highlight derivative, hybrid, and certain other obligations that S & P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest-only and principal-only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

          The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

          "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

          "A" - Bonds possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

          "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates some speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" are of poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

          Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

          Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols, Aa1, A1, Baa1, Ba1 and B1.

          The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

          "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

          "AA" - Debt is considered of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

          "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

          "BBB" - Debt possesses below-average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

          "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

          To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.

          The following summarizes the ratings used by Fitch IBCA for corporate and municipal bonds:

          "AAA" - Bonds considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of investment risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is very unlikely to be adversely affected by foreseeable events.

          "AA" - Bonds considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of investment risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

          "A" - Bonds considered to be investment grade and of high credit quality. These ratings denote a low expectation of investment risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to adverse changes in circumstances or in economic conditions than bonds with higher ratings.

          "BBB" - Bonds considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of investment risk. The capacity for timely payment of financial commitments is adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this category.

          "BB" - Bonds considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic changes over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

          "B" - Bonds are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

          "CCC", "CC", "C" - Bonds have high default risk. Capacity for meeting financial commitments is reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

          "DDD", "DD" and "D" - Bonds are in default. Securities are not meeting obligations and are extremely speculative. "DDD" designates the highest potential for recovery on these securities, and "D" represents the lowest potential for recovery.



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          To provide more detailed indications of credit quality, the Fitch IBCA ratings from and including "AA" to "B" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.


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          Thomson BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

          "AAA" - This designation represents the highest category assigned by Thomson BankWatch to long-term debt and indicates that the ability to repay principal and interest on a timely basis is extremely high.

          "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk compared to issues rated in the highest category.

          "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BBB" - This designation represents Thomson BankWatch's lowest investment-grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BB," "B," "CCC," and "CC," - These designations are assigned by Thomson BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

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          "D" - This designation indicates that the long-term debt
is in default.

          PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


Municipal Note Ratings

          A Standard and Poor's rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's Ratings Group for municipal notes:

          "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess very strong characteristics are given a plus (+) designation.

          "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

          "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

          Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

          "MIG-1"/"VMIG-1" - This designation denotes best quality, enjoying strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

          "MIG-2"/"VMIG-2" - This designation denotes high quality, with margins of protection ample although not so large as in the preceding group.

          "MIG-3"/"VMIG-3" - This designation denotes favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

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          "MIG-4"/"VMIG-4" - This designation denotes adequate quality, carrying specific risk but having protection commonly regarded as required of an investment security and not distinctly or predominantly speculative.

          "SG" - This designation denotes speculative quality and lack of margins of protection.


          Fitch IBCA and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

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